As filed with the Securities and Exchange Commission on February 6, 2017

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PETRONE WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Nevada	8742	87-0652348
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2200 N. Commerce Parkway, Weston, FL	33326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 297-3876

Victor Petrone

Chief Executive Officer

2200 N. Commerce Parkway

Weston, FL 33326

Telephone: (855) 297-3876

With copies to:

Laura Anthony, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, Florida 33401

Telephone: (800) 341-2684

Telefax: (561) 514-0832

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant top Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price Per Share		Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common stock, $0.001 par value per share, by Selling Stockholder	7,506,942	(2)	$0.26	(3)	$1,951,805	$226.21	(4)

(1) Estimated pursuant to Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”) solely for purposes of calculating the registration fee.

(2) Represents shares of common stock offered for resale by Peak One Opportunity Fund, L.P. (the “Selling Stockholder”), which shares are issuable by the registrant pursuant to the Equity Purchase Agreement, dated October 24, 2016 (“Equity Line”), between the registrant and the Selling Stockholder.  The Company’s calculation of the maximum number of shares that may be registered for resale under the Equity Line pursuant to this Registration Statement is as follows:  non-affiliate float of 6,506,018 shares multiplied by $0.90, which represents the average of the high and low prices for the common stock on October 5, 2016, divided by three, which yields $1,951,805. Based on the average of the high and low prices for the common stock of $0.26 on October 21, 2016, which was the last business day before the date the Equity Purchase Agreement was executed, we can register up to 7,506,942 shares of common stock for resale pursuant to the equity line.

(3) This offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act with respect to the shares of common stock registered hereunder, based upon the price of $0.26, which was the average of the high and low prices for the Company’s common stock on October 21, 2016, as reported on the OTC Market Group, Inc.’s OTCQB tier.

(4) Computed in accordance with Section 6(b) of the Securities Act as in effect on February 6, 2017.

In accordance with Rule 416(a) under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2017

PROSPECTUS

7,506,942 SHARES OF COMMON STOCK

PETRONE WORLDWIDE, INC.

This Prospectus (this “Prospectus”) relates to the offer and sale of up to 7,506,942 shares of common stock, par value $0.001 of Petrone Worldwide, Inc., a Nevada corporation, by Peak One Opportunity Fund, L.P. (the “Selling Stockholder”).  We are registering the resale of up to 7,506,942 shares of common stock issuable under an equity line in the amount of $5,000,000 (the “Equity Line”) established by the Equity Purchase Agreement, dated October 24, 2016 (“Equity Line”), between us and the Selling Stockholder, as more fully described in this Prospectus. The resale of such shares by the Selling Stockholder pursuant to this Prospectus is referred to as the “Offering.”

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholder. We will, however, receive proceeds from our sale of our shares of common stock under the Equity Line to the Selling Stockholder.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder may sell the shares of common stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell the shares of common stock being registered pursuant to this Prospectus.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is currently quoted on the OTC Market Group, Inc.’s OTCQB tier under the symbol “PFWI.” On December 20, 2016, the last reported sale price of our common stock was $0.086.

Our principal executive offices are located at 2200 N. Commerce Parkway, Weston, Florida 33326.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                                   .

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate only as of the date on the front cover regardless of the time of delivery of this Prospectus or of any sale of our securities.

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PROSPECTUS SUMMARY

 This summary highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus and the information incorporated by reference into this prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

In this prospectus, unless the context indicates otherwise, the “Company,” “we,” “our,” “ours” or “us” refer to Petrone Worldwide, Inc., a Nevada corporation, and its subsidiaries.

Business Overview

Petrone Worldwide, Inc. was incorporated as Sheridan Industries, Inc. on December 14, 1998 in the State of Nevada. On December 31, 1998, the Company changed its name to Diabetex International Corp. and effective February 18, 2014, the Company changed its name to Petrone Worldwide, Inc.

On January 29, 2014 and effective March 3, 2014, the Company entered into a purchase agreement (the “Purchase Agreement”) with Petrone Food Works, Inc. (“PFW”) and the shareholder of PFW. Pursuant to the Purchase Agreement, the Company acquired 100% of PFW’s issued and outstanding common stock from the PFW shareholder in exchange for the issuance of 11,760,542 shares of the Company’s common stock, representing 98.4% of the outstanding common stock, (the “Exchange”), after giving effect to a 1-for-500 reverse stock split (the “Reverse Stock Split”) which resulted in 195,607 common shares outstanding prior to the Exchange for liabilities of $30,000. Accordingly, the PFW shareholder became a shareholder of the Company and PFW became a subsidiary of the Company. The Exchange has been accounted for as a reverse-merger and recapitalization since the stockholder of PFW obtained voting and management control of the Company. PFW is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations reflected in the historical financial statements prior to the Exchange are those of PFW and was recorded at the historical cost basis of PFW, and the consolidated financial statements after completion of the Exchange included the assets and liabilities of both the Company and PFW and the Company’s consolidated operations from the closing date of the Exchange. All share and per share data in the accompanying consolidated financial statements have been retroactively restated to reflect the effect of the Reverse Stock Split and recapitalization. PFW was formed under the laws of the State of Nevada in October 2013.

We are an exclusive importer/exporter and distributor in the hospitality industry of commercial grade tableware products, decorative hotel room amenities, lavatory and bathroom fixtures and furniture, food and beverage service items, and trendy accessories for the Asian and the European marketplaces. Thru an exclusive licensing agreement with a leading supplier, our exclusive brands include Front of the House and Room 360 by FOH. Revenues and related costs of revenues expenses attributable to the sales of these products are included in our Product Segment.

Our founder, Victor Petrone, has spent over 20 years building a significant global network of buyers, comprised of hotels, resorts and restaurants, for premium, chic, environmentally conscious products and services. We have sales, marketing, and product development expertise primarily in the hospitality business in Europe and Asia. We currently sell and market products under our own proprietary name and we act as exclusive distributors primarily to companies to the hospitality trade. The brand portfolio consists of vendor-approved items for key foreign accounts, which include large hotel groups, such as Marriott Hotel Brands, The Four Seasons Hotel & Resorts, Hilton Worldwide, Hyatt Hotels & Resorts, Starwood Hotel & Resorts, and Fairmont Hotel & Resorts, and smaller hotel chains and upscale restaurants.

On February 4, 2016 and effective March 15, 2016, we entered into a one-year Warehousing and Logistics Agreement (the “Warehousing Agreement”) with Dewan & Sons to undertake JIT (Just In Time) distribution to all

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Dewan & Sons customers in North America, which includes direct store delivery of Dewan & Sons’ products to retail store, thereby bypassing a retailer’s distribution center to increase inventory and reduce margins. Management believes that in light of increasing port delays, planning for safety stock has become a critical component to reducing fulfillment costs. We expect that our supply chain operational efficiency will bring optimum results with minimum budget expense for Dewan & Sons. We also believe that the further alliance with Dewan & Sons will allow for increased real-time communication with purchasing agents and reduction of minimum order quantities so that smaller, more frequent orders can be placed off-setting long term risks of holding too much inventory. Pursuant to the terms of the Warehousing Agreement, Dewan & Sons agreed to pay us a flat fee for devanning, palletizing, shrink wrapping, labeling and storage. In connection with this Warehousing Agreement, on March 8, 2016, we entered into a contract with Evolution Logistics Corp., a Miami based logistics company (“Evolution Logistics”), pursuant to which Evolution Logistics agreed to manage all of our transportation, warehousing and distribution from origin throughout the United States. Evolution Logistics is a freight forwarder company specializing in distribution to big box retailers, roll outs and expedites cargo. Management believes that it has state of the art operational platform with advanced technology that provides visibility from the purchase order level to the final distribution.

Financing Transaction Related to the Offering

The Equity Line

On October 24, 2016 (the “Closing Date”), the Company entered into an equity purchase agreement (the “Purchase Agreement”) with Peak One Opportunity Fund, L.P. (“Buyer”), whereby, upon the terms and subject to the conditions thereof, the Buyer is committed to purchase shares of the Company’s common stock (the “Purchase Shares”) at an aggregate price of up to $5,000,000 (the “Total Commitment Amount”) over the course of its 24-month term. From time to time over the 24-month term of the Purchase Agreement, commencing on the date on which a registration statement registering the Purchase Shares (the “Registration Statement”) becomes effective, the Company may, in its sole discretion, provide the Buyer with a put notice (each a “Put Notice”) to purchase a specified number of the Purchase Shares (each a “Put Amount Requested”) subject to the limitations discussed below and contained in the Purchase Agreement. Upon delivery of a Put Notice, the Company must deliver the Put Amount Requested as Deposit Withdrawal at Custodian (“DWAC”) shares to Buyer within two trading days.

The actual amount of proceeds the Company receives pursuant to each Put Notice (each, the “Put Amount”) is to be determined by multiplying the Put Amount Requested by the applicable purchase price. The purchase price for each of the Purchase Shares equals 90% of the “Market Price,” which is defined as the lesser of the (i) lowest closing bid price of our common stock for any trading day during the ten (10) trading days immediately preceding the date of the respective Put Notice, or (ii) lowest closing bid price of the common stock for any trading day during the seven trading days immediately following the clearing date associated with the applicable Put Notice (the “Valuation Period”). Within three trading days following the end of the Valuation Period, the Buyer will deliver the Put Amount to the Company via wire transfer.

The Put Amount Requested pursuant to any single Put Notice must have an aggregate value of at least $15,000, and cannot exceed the lesser of (i) 200% of the average daily trading value of the common stock in the ten trading days immediately preceding the Put Notice or (ii) such number of shares of common stock that has an aggregate value of $100,000.

In order to deliver a Put Notice, certain conditions set forth in the Purchase Agreement must be met, as provided therein. In addition, the Company is prohibited from delivering a Put Notice if: (i) the sale of Purchase Shares pursuant to such Put Notice would cause the Company to issue and sell to Buyer, or Buyer to acquire or purchase, a number of shares of the Company’s common stock that, when aggregated with all shares of common stock purchased by Buyer pursuant to all prior Put Notices issued under the Purchase Agreement, would exceed the Total Commitment Amount; or (ii) the sale of the Purchase Shares pursuant to the Put Notice would cause the Company to issue and sell to Buyer, or Buyer to acquire or purchase, an aggregate number of shares of common stock that would result in Buyer beneficially owning more than 4.99% of the issued and outstanding shares of the Company’s common stock.

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Unless earlier terminated, the Purchase Agreement will terminate automatically on the earlier to occur of: (i) 24 months after the initial effectiveness of the Registration Statement, (ii) the date on which the Buyer has purchased or acquired all of the Purchase Shares, or (iii) the date on which certain bankruptcy proceedings are initiated with respect to the Company. In connection with the execution of the Purchase Agreement, the Company agreed to issue 650,000 shares of its common stock (the “Commitment Shares”) to Buyer or Buyer’s designee as a commitment fee.

Registration Rights Agreement

On the Closing Date, and in connection with the Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Buyer whereby the Company is obligated to file the Registration Statement to register the resale of the Commitment Shares and Purchase Shares. Pursuant to the Registration Rights Agreement, the Company must (i) file the Registration Statement within thirty calendar days from the Closing Date, (ii) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day following the Closing Date, and (iii) use its reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Commitment Shares and Purchase Shares have been sold thereunder or pursuant to Rule 144.

Recent Developments

October 2016 Securities Purchase Agreement and Convertible Debentures

On October 24, 2016 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “October 2016 SPA”) with Buyer, whereby Buyer agreed to invest up to $346,500 (the “Convertible Debentures Purchase Price”) in the Company in exchange for the convertible debentures, upon the terms and subject to the conditions thereof. Pursuant to the October 2016 SPA, the Company issued a convertible debenture to Buyer on October 26, 2016, in the original principal amount of $85,000, which bears interest at 0% per annum (the “First Debenture”). The Buyer paid the portion of the Convertible Debentures Purchase Price associated with the First Debenture, consisting of $76,500 (minus the applicable fees under the October 2016 SPA), to the Company in cash on October 26, 2016. Each convertible debenture issued pursuant to the October 2016 SPA, coupled with the accrued and unpaid interest relating to each convertible debenture, is due and payable three years from the issuance date of the respective convertible debenture. Any amount of principal or interest that is due under each convertible debenture, which is not paid by the respective maturity date, will bear interest at the rate of 18% per annum until it is satisfied in full. Additionally, the Buyer has the right at any time to convert amounts owed under each convertible debenture into shares of the Company’s common stock at the closing price of the Common Stock on September 8, 2015. Each debenture shall contain representations, warranties, events of default, beneficial ownership limitations, and other provisions that are customary of similar instruments.

The Buyer is entitled to, at any time or from time to time, convert each convertible debenture issued under the October 2016 SPA into shares of the Company’s common stock, at a conversion price per share (the “Conversion Price”) equal to either: (i) if no event of default has occurred under the respective convertible debenture and the date of conversion is prior to the date that is one hundred eighty days after the issuance date of the respective convertible debenture, $0.25, or (ii) if an event of default has occurred under the respective convertible debenture or the date of conversion is on or after the date that is one hundred eighty days after the issuance date of the respective convertible debenture, the lesser of (a) $0.25 or (b) 65% of the lowest closing bid price of the common stock for the twenty trading days immediately preceding the date of the date of conversion (provided, further, that if either the Company is not DWAC operational at the time of conversion or the common stock is traded on the OTC Pink at the time of conversion, then 65% shall automatically adjust to 60%), subject in each case to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar events.

We may redeem each convertible debenture issued under the October 2016 SPA, upon not more than two days written notice, for an amount (the “Redemption Price”) equal to: (i) if the Redemption Date (as defined below) is ninety days or less from the date of issuance of the respective convertible debenture, 105% of the sum of the Principal Amount so redeemed plus accrued interest, if any; (ii) if the Redemption Date is greater than or equal to ninety one days from the date of issuance of the respective convertible debenture and less than or equal to one

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hundred twenty days from the date of issuance of the respective convertible debenture, 110% of the sum of the Principal Amount so redeemed plus accrued interest, if any; (iii) if the Redemption Date is greater than or equal to one hundred twenty one days from the date of issuance of the respective convertible debenture and less than or equal to one hundred fifty days from the date of issuance of the respective convertible debenture, 120% of the sum of the Principal Amount so redeemed plus accrued interest, if any; (iv) if the Redemption Date is greater than or equal to one hundred fifty one days from the date of issuance of the respective convertible debenture and less than or equal to one hundred eighty days from the date of issuance of the respective convertible debenture, 130% of the sum of the Principal Amount so redeemed plus accrued interest, if any; and (v) if either (1) the respective convertible debenture is in default but the Buyer consents to the redemption notwithstanding such default or (2) the Redemption Date is greater than or equal to one hundred eighty one days from the date of issuance of the respective convertible debenture, 140% of the sum of the Principal Amount so redeemed plus accrued interest, if any. The date upon which the respective convertible debenture is redeemed and paid shall be referred to as the “Redemption Date” (and, in the case of multiple redemptions of less than the entire outstanding Principal Amount, each such date shall be a Redemption Date with respect to the corresponding redemption).

In connection with the issuance of this First Debenture, the Company determined that the terms of the First Debenture contain terms that are not fixed monetary amounts at inception. Accordingly, under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the convertible instruments will be accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date.

November 2016 Securities Purchase Agreement and Convertible Promissory Note

On November 7, 2016, the Company consummated a transaction with Crown Bridge Partners, LLC (“Investor”), whereby, upon the terms and subject to the conditions of that certain securities purchase agreement (the “November 2016 SPA”), Investor agreed to invest up to $340,000.00 (the “Convertible Note Purchase Price”) in our Company in exchange for a convertible promissory note in the principal amount of $400,000.00 (the “Note”). The Note carries a prorated original issue discount of $60,000.00 and bears interest at the rate of 6% per year. On November 18, 2016, the Investor funded the first tranche under the Note, consisting of $34,000.00 in cash. Each tranche funded under the Note (each a “Tranche”), coupled with the accrued and unpaid interest relating to that respective Tranche, is due and payable twelve months from the funding date of the respective Tranche. Any amount of principal or interest that is due under each Tranche, which is not paid by the respective maturity date, will bear interest at the rate of 22% per annum until it is satisfied in full. The Investor is entitled to, at any time or from time to time, convert each Tranche under the Note into shares of our common stock, at a conversion price per share equal to fifty five percent (55%) of the lowest traded price of the common stock for the twenty (20) trading days immediately preceding the date of the date of conversion, upon the terms and subject to the conditions of the Note. In connection with the issuance of the Note and November 2016 SPA, we agreed to issue 450,000 shares of our common stock to Investor. On December 21, 2016, the Investor funded the second Tranche under the Note, pursuant to the terms described above. In connection with the funding of the Second Tranche, we agreed to issue 50,000 shares of our common stock to Investor. The Note contains representations, warranties, events of default, beneficial ownership limitations, prepayment options, and other provisions that are customary of similar instruments.

Use of Proceeds

We intend to use the proceeds from the Equity Line for general corporate purposes and working capital requirements.

We intend to raise additional capital through equity and debt financing as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

Emerging Growth Company and Smaller Reporting Company Status

Emerging Growth Company

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We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

Smaller Reporting Company

We also qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings some of which are similar to those of an emerging growth company, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

Corporate Information

Our principal executive offices are located at 2200 N. Commerce Parkway, Weston, FL 33326. Our telephone number is (855) 297-3876. We maintain a corporate website at www.petroneworldwide.com.

Transfer Agent

The transfer agent for our common stock is OTC Stock Transfer, Inc. at 6364 South Highland Drive, Suite 201, Salt Lake City, UT 84121. The transfer agent’s telephone number is (801) 272-7272.

The Offering

Securities Offered by the Selling Stockholder	7,506,942

Common Stock Outstanding before Offering	28,659,897 shares

Common Stock Outstanding after Offering	36,166,839 shares, assuming all 7,506,942 shares are sold to the Selling Stockholder under the Equity Line. If we sell less shares of common stock to the Selling Stockholder under the Equity Line, we have substantially less common stock outstanding after the Offering.
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Use of Proceeds	We will not receive any of the proceeds from the sale of the common stock registered hereunder. We will receive proceeds from our sales of Purchase Shares to the Selling Stockholder under the Equity Line. We intend to use such proceeds, if any, as set forth under “Use of Proceeds” beginning on page 25.

Risk Factors	An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Further, the issuance to, or sale by, the Selling Stockholder of a significant amount of shares being registered in this Registration Statement at any given time could cause the market price of our common stock to decline and to be highly volatile and we do not have the right to control the timing and amount of any sales by the Selling Stockholder of such shares. Prior to making an investment decision, you should carefully consider all of the information in this Prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 7.

Symbol on the OTCQB	PFWI

SUMMARY HISTORICAL FINANCIAL DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the years ended December 31, 2015 and 2014 and the balance sheet data as of December 31, 2015 and 2014 are derived from the audited financial statements. The summary historical financial data for the nine months ended September 30, 2016 and 2015 and the balance sheet data as of September 30, 2016 and 2015 are derived from our unaudited consolidated financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

Balance Sheet Data	September 30, 2016	December 31, 2015	December 31, 2014
	(unaudited)
Cash	$13,195	$208,064	$77,827
Working capital (deficit) (1)	$(21,282)	$63,936	$133,606
Current assets	$247,984	$350,372	$185,140
Total assets	$247,984	$350,372	$185,140
Current liabilities	$269,266	$286,436	$51,534
Total Liabilities	$269,266	$286,436	$51,534
Stockholders’ equity (deficit)	$(21,282)	$63,936	$133,606
Total liabilities and stockholders’ equity	$247,984	$350,372	$185,140

(1)       Working capital represents total current assets less total current liabilities.

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Statements of Operations Data:	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015 (1)	Year Ended December 31, 2015	Year Ended December 31, 2014
	(unaudited)	(unaudited)
Total Revenues	$257,559	$1,373,547	$1,410,080	$—
Cost of revenues	$195,943	$1,265,838	$1,308,129	$—
Gross profit	$61,616	$107,709	$101,951	$—
Operating expenses	$581,698	$311,757	$605,363	$1,272,911
Other expenses	$(178,864)	$(105)	$(893,683)	$—
Net loss	$(698,946)	$(204,153)	$(1,397,095)	$(1,272,911)
Net loss per share attributable to common stockholders, basic and diluted	$(0.03)	$(0.01)	$(0.09)	$(0.10)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	22,601,478	15,646,684	16,101,743	13,035,839

(1)       As restated.

RISK FACTORS

An investment in our securities is subject to numerous risks, including the risk factors described below. You should carefully consider the risks, uncertainties, and other factors described below, in addition to the other information set forth in this Prospectus, before making an investment decision with regard to our securities. Any of these risks, uncertainties, and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows, or prospects. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. See also “Cautionary Note Regarding Forward-Looking Statements.”

Risks Associated with Market Conditions

Slowdowns in the retail, travel, restaurant and bar or entertainment industries may negatively impact demand for our products.

Our business is dependent on business and personal discretionary spending in the retail, travel, and restaurant and bar or entertainment industries. Business and personal discretionary spending may decline during general economic downturns or during periods of uncertainty about economic conditions. In addition, austerity measures adopted by some governments may cause consumers in some markets that we serve to reduce or postpone spending. Consumers also may reduce or postpone spending in response to tighter credit, negative financial news, higher fuel and energy costs, higher tax rates and health care costs and/or declines in income or asset values. Additionally, expenditures in the travel, restaurant and bar or entertainment industries may decline after incidents of terrorism, during periods of geopolitical conflict in which travelers become concerned about safety issues, during periods of severe weather or during periods when travel or entertainment might involve health-related risks such as severe outbreaks, epidemics or pandemics of contagious disease.

We face intense competition and competitive pressures, which could adversely affect demand for our products and our results of operations and financial condition.

Our business is highly competitive, with the principal competitive factors being customer service, price, product quality, new product development, brand name, delivery time and breadth of product offerings. Advantages or disadvantages in any of these competitive factors may be sufficient to cause the customer to consider changing providers of the kinds of products that we sell.

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Demand for our products may be adversely impacted by increased competitive pressures caused by the provision of subsidies by foreign countries to our competitors based in those countries; national and international boycotts and embargoes of other countries' or U.S. imports and/or exports; the raising of tariff rates on, or increase of non-tariff trade barriers that apply to, imports of our products to foreign countries; the lowering of tariff rates on imports into the U.S. of our foreign competitors' products; and other changes to international agreements that improve access to the U.S. market for our competitors.

In addition, the cost-competitiveness of our products may be adversely affected by inflationary pressures that cause us to increase the prices of our products in order to maintain their profitability. In that connection, some of our competitors have greater financial and capital resources than we do and continue to invest heavily to achieve increased production efficiencies. Competitors may have incorporated more advanced technology in their manufacturing processes, including more advanced automation techniques. Our labor and energy costs also may be higher than those of some foreign producers of glass tableware.

The cost-competitiveness of our products, as compared to foreign competition, also may be reduced as a result of major fluctuations in the value of the euro, the Indian Rupee which we refer to as the “INR” and the Chinese Yuan, which we refer to as the “RMB,” relative to the U.S. dollar and other major currencies. For example, if the U.S. dollar appreciates against the euro, the INR or the RMB, the purchasing power of those currencies effectively would be reduced compared to the U.S. dollar, making our U.S.-manufactured products more expensive in the euro zone, India and China, respectively, compared to the products of local competitors, and making products manufactured by our foreign competitors in those locations more cost-competitive with our products.

In some countries in which our suppliers purchase, including China, our ability to put fixed priced contracts in place is limited.

Risks Related to Our Business

We will require additional funds to expand our operations.

In connection with any expansion projects for our business, we will incur significant capital and operational expenses. We do not presently have any funding commitments other than our present credit arrangements which we do not believe are sufficient to enable us to expand our business. If we are unable to generate cash flow from operations and obtain necessary bank or other financing to pay for significant capital or operational expenses, we may be unable to finance the growth of our existing business, which may impair our ability to operate profitably.  Because of our stock price and the worldwide economic situation, we may not be able to raise any additional funds that we require on favorable terms, if any.  The failure to obtain necessary financing may impair our ability to expanse or business and remain profitable.

If we are unable to increase output or achieve operating efficiencies, the profitability of our business may be materially and adversely affected.

We may not be successful purchasing at our lower-cost manufacturing facilities or gaining operating efficiencies that may be necessary in order to ensure that our products and their prices remain competitive.

We are dependent on major customers. If we are unable to maintain good relationships with our existing customers, our business could suffer.

For the nine months ended September 30, 2016, two customers accounted for approximately 38.7% of total sales (19.0% and 19.7%, respectively).For the nine months ended September 30, 2015, five customers accounted for approximately 87.4% of total sales (22.5%, 14.1%, 22.7%, 13.5% and 14.6%, respectively). We did not have customers in 2014. A reduction in sales from or loss of such customers would have a material adverse effect on our consolidated results of operations and financial condition.

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Unexpected equipment failures may lead to production curtailments or shutdowns.

Our product supplier’s processes are dependent upon critical materials-producing equipment, such as furnaces and forming machines. This equipment may incur downtime as a result of unanticipated failures, accidents, natural disasters or other force majeure events. We may in the future experience facility shutdowns or periods of reduced production as a result of such failures or events. Unexpected interruptions in the production capabilities would adversely affect our productivity and results of operations for the affected period.

The success of our businesses will depend on our ability to effectively develop and implement strategic business initiatives.

In connection with the development and implementation of our growth plans, we will incur additional operating expenses and capital expenditures. The development and implementation of these plans also requires management to divert a portion of its time from day-to-day operations. These expenses and diversions could have a significant impact on our operations and profitability, particularly if our plans for any new initiative prove to be unsuccessful. Moreover, if we are unable to implement any of our plans in a timely manner, or if those plans turn out to be ineffective or are executed improperly, our business and operating results would be adversely affected.

We are highly dependent on Victor Petrone, Jr., our sole officer and director. The loss of Mr. Petrone, whose knowledge, leadership, and technical expertise upon which we rely, would harm our ability to execute our business plan.

We are largely dependent on our sole officer and director, for his knowledge and experience. Our ability to successfully market and distribute our products may be at risk from an unanticipated accident, injury, illness, incapacitation, or death. Upon such occurrence, unforeseen expenses, delays, losses and/or difficulties may be encountered. Our success may also depend on our ability to attract and retain other qualified management and sales and marketing personnel.

We compete for such persons with other companies and other organizations, some of which have substantially greater capital resources than we do. We cannot give you any assurance that we will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable us to conduct our business.

If we are unable to attract, train and retain marketing, technical and financial personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain marketing, technical and financial personnel. Recruiting and retaining capable personnel, particularly those with expertise in our industries and in the industries to which we market, are vital to our success. There is substantial competition for qualified marketing, technical and financial personnel, and there can be no assurance that we will be able to attract or retain our marketing, technical and financial personnel. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

We rely on increasingly complex information systems for management of our manufacturing, distribution, sales and other functions. If our information systems fail to perform these functions adequately, or if we experience an interruption in their operation, our business and results of operations could suffer.

All of our operations, including the operations of our supplier’s, warehouse and logistic partners, and sales and accounting, are dependent upon our complex information systems. Our information systems are vulnerable to damage or interruption from: (i) earthquake, fire, flood, hurricane and other natural disasters; (ii) power loss, computer systems failure, internet and telecommunications or data network failure; and (iii) hackers, computer viruses or software bugs.

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Any damage or significant disruption in the operation of such systems or the failure of our information systems to perform as expected could disrupt our business; result in decreased sales, increased overhead costs, excess inventory, and product shortages; and otherwise adversely affect our operations, financial performance and condition. We take significant steps to mitigate the potential impact of each of these risks, but there can be no assurance that these procedures would be completely successful.

In addition, although we take steps to secure our management information systems, including our computer systems, intranet and internet sites, email and other telecommunications and data networks, the security measures we have implemented may not be effective and our systems may be vulnerable to theft, loss, damage and interruption from a number of potential sources and events, including unauthorized access or security breaches and cyber-attacks. Our reputation, brand, and financial condition could be adversely affected if, as a result of a significant cyber event or otherwise, our operations are disrupted or shutdown; our confidential, proprietary information is stolen or disclosed; data is manipulated or destroyed; we incur costs or are required to pay fines in connection with stolen customer, employee, or other confidential information; we must dedicate significant resources to system repairs or increase cyber security protection; or we otherwise incur significant litigation or other costs.

We may not be able to effectively integrate future businesses we acquire or joint ventures into which we enter.

Any future acquisitions that we might make or joint ventures into which we might enter are subject to various risks and uncertainties, including:

•	the inability to integrate effectively the operations, products, technologies and personnel of the acquired companies (some of which may be spread out in different geographic regions) and to achieve expected synergies;
•	the potential disruption of existing business and diversion of management's attention from day-to-day operations;
•	the inability to maintain uniform standards, controls, procedures and policies or correct deficient standards, controls, procedures and policies, including internal controls and procedures sufficient to satisfy regulatory requirements of a public company in the U.S.;
•	the incurrence of contingent obligations that were not anticipated at the time of the acquisitions;
•	the failure to obtain necessary transition services such as management services, information technology services and others;
•	the need or obligation to divest portions of the acquired companies; and
•	the potential impairment of relationships with customers.

In addition, we cannot provide assurance that the integration and consolidation of newly acquired businesses or joint ventures will achieve any anticipated cost savings and operating synergies. The inability to integrate and consolidate operations and improve operating efficiencies at newly acquired businesses or joint ventures could have a material adverse effect on our business, financial condition and results of operations.

A decrease in supply or increase in cost of the materials used in our products could harm our profitability.

Any restrictions on the supply or the increase in the cost of the materials used by our suppliers in their manufactured products could significantly reduce our profit margins. Efforts to mitigate restrictions on the supply or price increases of materials by entering into long-term purchase agreements or by passing cost increases on to our customers may not be successful. Increased competition may affect our ability to pass on to our customers’ price increases in product.  Our profitability depends largely on the price and continuity of supply of our products, which in many instances are supplied by a limited number of sources.

You may suffer significant dilution if we raise additional capital.

If we need to raise additional capital to expand or continue operations, it may be necessary for us to issue additional equity or convertible debt securities. If we issue equity or convertible debt securities, our net tangible book value per share may decrease, and the percentage ownership of our current stockholders would be diluted, and any equity securities we may issue may have rights, preferences or privileges senior or more advantageous to our common stockholders.

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Our status as an emerging growth company may result in reduced disclosure obligations.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (which we refer to as the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (2) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (3) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. Because of the reduced disclosure and because our business is conducted in the PRC, investors may find investing in our common shares less attractive as a result, which could have an adverse effect on our stock price.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We elected to opt out of such extended transition period and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Our independent registered public accounting firm has expressed a risk that there is substantial doubt about our ability to continue in business.

Our auditors have questioned our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations and generate significant revenues. In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital needs, principally through the additional sales of our securities. However, we cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, substantial doubt exists about our ability to continue as a going concern.

Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited consolidated financial statements, we had a net loss of $698,946 and $204,153 for the nine-months ended September 30, 2016 and 2015 respectively. The net cash used in operations were $561,867 and $78,599 for the nine months ended September 30, 2016 and 2015, respectively. Additionally, we had an accumulated deficit, stockholders’ deficit and working capital deficit of $3,379,052, $ 21,282 and $ 21,282, respectively, at September 30, 2016. As also reflected in the accompanying consolidated financial statements, we had a net loss of $1,397,095 and $1,272,911 for the years ended December 31, 2015 and 2014, respectively. The net cash used in operations were $95,146 and $316,247 for the years ended December 31, 2015 and 2014, respectively. Additionally, we had an accumulated deficit, stockholders’ equity and working capital of $2,680,106, $63,936 and $63,936, respectively, at December 31, 2015. These factors raise substantial doubt about our ability to continue as a going concern. Management cannot provide assurance that we will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. During 2015, management has taken measures to reduce operating expenses. We are seeking to raise capital through additional debt and/or equity

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financings to fund its operations in the future. Although we have historically raised capital from sales of equity and from the issuance of promissory notes, there is no assurance that it will be able to continue to do so. If we are unable to raise additional capital or secure additional lending in the near future, management expects that we will need to curtail its operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Our level of debt may limit our operating and financial flexibility.

As of September 30, 2016 and December 31, 2015, we had $87,834 and $250,000 aggregate principal amount of debt outstanding, respectively.

Our levels of indebtedness could: (i) limit our ability to withstand business and economic downturns and/or place us at a competitive disadvantage compared to our competitors that have less debt, because of the high percentage of our operating cash flow that is dedicated to servicing our debt; (ii) limit our ability to make capital investments in order to expand our business; (iii) limit our ability to invest operating cash flow in our business and future business opportunities, because we use a substantial portion of these funds to service debt; (iv) limit our ability to invest operating cash flow in our business and future business opportunities, because we use a substantial portion of these funds to service debt; (v) limit our ability to obtain additional debt or equity financing for working capital, capital expenditures, product development, debt service requirements, acquisitions or other purposes; (vi) make it more difficult for us to satisfy our financial obligations; (vii) limit our ability to pay dividends; and (viii) limit our ability to attract and retain talent.

If cash generated from operations is insufficient to satisfy our liquidity requirements, if we cannot service our debt, we could have substantial liquidity problems. In those circumstances, we might have to sell assets, delay planned investments, obtain additional equity capital or restructure our debt. Depending on the circumstances at the time, we may not be able to accomplish any of these actions on favorable terms or at all.

In addition, our failure to repay our loans could result in an event of default.

If we are unable to control or pass on to our customers’ increases in key input costs, including the cost of sourced products, utilities, packaging and freight, the profitability of our business may be materially and adversely affected.

We obtain glass tableware, ceramic dinnerware, metal flatware and hollowware from third parties. Increases in the costs of these commodities or products may result from inflationary pressures as well as temporary shortages due to disruptions in supply caused by weather, transportation, production delays or other factors. If we experience shortages in commodities or sourced products, we may be forced to procure them from alternative suppliers, and we may not be able to do so on terms as favorable as our current terms or at all.

Our financial results may be adversely impacted by product liability claims, recalls or other litigation that is determined adversely to us.

We are not involved in various routine legal proceedings arising in the ordinary course of our business. We do not have any pending legal proceeding as material. However, our financial results could be adversely affected by monetary judgments and the cost to defend legal proceedings in the future, including product liability claims related to the products we distribute. We do not maintain product liability insurance coverage.

We are a relatively young company with no operating history.

Since we are a young company, it is difficult to evaluate our business and prospects. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment. Our future operating results will depend on many factors, including the ability to generate sustained and increased

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demand and acceptance of our products, the level of our competition, and our ability to attract and maintain key management and employees. While management believes their estimates of projected occurrences and events are within the timetable of their business plan, there can be no guarantees or assurances that the results anticipated will occur.

We expect to incur net losses in future quarters.

If we do not achieve profitability, our business may not grow or operate. We may not achieve sufficient revenues or profitability in any future period. We will need to generate revenues from the sales of our products or take steps to reduce operating costs to achieve and maintain profitability. Even if we are able to generate revenues, we may experience price competition that will lower our gross margins and our profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis.

We will require additional funds to operate in accordance with our business plan.

We may not be able to obtain additional funds that we may require. We do not presently have adequate cash from operations or financing activities to meet our short or long-term needs. If unanticipated expenses, problems, and unforeseen business difficulties occur, which result in material delays, we will not be able to operate within our budget. If we do not achieve our internally projected sales revenues and earnings, we will not be able to operate within our budget. If we do not operate within our budget, we will require additional funds to continue our business. If we are unsuccessful in obtaining those funds, we cannot assure you of our ability to generate positive returns to the Company. Further, we may not be able to obtain the additional funds that we require on terms acceptable to us, if at all. We do not currently have any established third-party bank credit arrangements. If the additional funds that we may require are not available to us, we may be required to curtail significantly or to eliminate some or all of our development, manufacturing, or sales and marketing programs.

We may seek to obtain them primarily through equity or debt financings. Such additional financing, if available on terms and schedules acceptable to us, if available at all, could result in dilution to our current stockholders and to you. We may also attempt to obtain funds through arrangement with corporate partners or others. Those types of arrangements may require us to relinquish certain rights to our intellectual property or resulting products.

If capital is not available to us to expand our business operations, we will not be able to pursue our business plan.

We will require at some point capital to acquire distribution centers to warehouse and facilitate the shipments of products in a timely and cost effective manner. Cash flows from operations, to the extent available, will be used to fund these expenditures. We intend to seek additional capital from loans from current shareholders and from public and private equity offerings. It will also be dependent upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the development of our business plan could be delayed. In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments.

Our sole officer and director has the ability to exercise significant influence over matters submitted for stockholder approval and his interests may differ from other stockholders.

Our sole executive officer and director may have significant influence in determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, acquisitions, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of this executive officer and director may differ from the interests of the other stockholders.

Our ability to recognize the benefit of deferred tax assets is dependent upon future taxable income and the timing of temporary difference reversals.

We recognize the expected future tax benefit from deferred tax assets when realization of the tax benefit is considered more likely than not. Otherwise, a valuation allowance is applied against deferred tax assets. Assessing the recoverability of deferred tax assets requires management to make significant estimates related to expectations of

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future taxable income and the timing of reversals of temporary differences. To the extent that these factors differ significantly from estimates, our ability to realize the deferred tax assets could be impacted. Additionally, future changes in tax laws could impact our ability to obtain the future tax benefits represented by our deferred tax assets.

International Risks

We plan on operating in foreign countries and are subject to risks associated with operating in foreign countries.

We distribute our products into Europe, Asia and the Middle East. As a result of our international operations, we are subject to risks associated with operating in foreign countries, including: (i) difficulties in staffing and managing multinational operations; (ii) changes in government policies and regulations; (iii) limitations on our ability to enforce legal rights and remedies; (iv) limitations on our ability to enforce legal rights and remedies; (v) political, social and economic instability; (vi) war, civil disturbance or acts of terrorism; (vii) disadvantages of competing against companies from countries that are not subject to U.S. laws and regulations including the U.S. Foreign Corrupt Practices Act (“FCPA”); (viii) potentially adverse tax consequences; (ix) impositions or increase of investment and other restrictions or requirements by foreign governments; and (x) limitations on our ability to achieve the international growth contemplated by our strategy.

Foreign country laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in such foreign country laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of the current or future foreign country laws and regulations, including regulations governing the validity and enforcement of such contractual arrangements. The foreign country governments have broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses, proscribing remittance of profits offshore and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new laws or regulations on our businesses. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

We are subject to the United States Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC, particularly in our industry since it deals with contracts from the Chinese Government, and our executive officers and employees have not been subject to the United States Foreign Corrupt Practices Act prior to the completion of the Share Exchange. If our competitors engage in these practices they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. We can make no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Legal and Regulatory Risks

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We are subject to complex corporate governance, public disclosure and accounting requirements to which most of our competitors are not subject.

We are subject to changing rules and regulations of federal and state governments, as well as the Public Company Accounting Oversight Board (“PCAOB”). The Securities and Exchange Commission (the “SEC”) has issued a significant number of new and increasingly complex requirements and regulations over the course of the last several years and continues to develop additional regulations and requirements in response to laws enacted by the U.S. Congress. For example, in 2010, the Dodd-Frank Wall Street Reform and Protection Act (the “Dodd-Frank Act”) was signed into law. The Dodd-Frank Act includes significant corporate governance and executive compensation-related provisions that require the SEC to adopt additional rules and regulations in these areas. Our efforts to comply with new requirements of law and regulation are likely to result in an increase in expenses and a diversion of management's time from other business activities. Also, those laws, rules and regulations may make it more difficult and expensive for us to attract and retain key employees and directors and to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to maintain coverage.

Our competitors generally are not subject to these rules and regulations because they are not SEC reporting companies. As a result, our competitors generally are not subject to the risks identified above. In addition, the public disclosures that we are required to provide pursuant to these rules and regulations may furnish our competitors with greater competitive information regarding our operations and financial results than we are able to obtain regarding their operations and financial results, thereby placing us at a competitive disadvantage.

Our financial results and operations may be adversely affected by violations of anti-bribery laws.

The FCPA and similar anti-bribery laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. Our policies mandate compliance with these anti-bribery laws. We operate in many parts of the world that have experienced governmental corruption to some degree and, in certain circumstances; strict compliance with anti-bribery laws may conflict with local customs and practices. We cannot assure you that our internal controls and procedures always will protect us from the reckless or criminal acts committed by our employees or agents. If we were found to be liable for FCPA violations (either due to our own acts or our inadvertence or due to the acts or inadvertence of others), we could be liable for criminal or civil penalties or other sanctions, which could have a material adverse effect on our business.

Risks Related to our Common Stock and this Offering

The market for our common stock is illiquid.

The market for our common stock is volatile and illiquid. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. Substantial fluctuations in our stock price could significantly reduce the price of our stock.

The issuance of a large number of shares of our common stock could significantly dilute existing stockholders and negatively impact the market price of our common stock.

On October 24, 2016 (the “Issuance Date”), the Company entered into an equity purchase agreement with Peak One Opportunity Fund, L.P. (“Buyer”) providing that, upon the terms and subject to the conditions thereof, Buyer is committed to purchase, on an unconditional basis, shares of common stock at an aggregate price of up to $5,000,000 over the course of its 24-month term. Pursuant to the terms of the equity purchase agreement, the purchase price for each of the Purchase Shares equals 90% of the “Market Price,” which is defined as the lesser of the (i) lowest

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closing bid price of our common stock for any trading day during the ten (10) trading days immediately preceding the date of the respective Put Notice, or (ii) lowest closing bid price of the common stock for any trading day during the seven trading days immediately following the clearing date associated with the applicable Put Notice (the “Valuation Period”). As a result, if we sell shares of common stock under the equity purchase agreement, we will be issuing common stock at below market prices, which could cause the market price of our common stock to decline, and if such issuances are significant in number, the amount of the decline in our market price could also be significant. In general, we are unlikely to sell shares of common stock under the equity purchase agreement at a time when the additional dilution to stockholders would be substantial unless we are unable to obtain capital to meet our financial obligations from other sources on better terms at such time. However, if we do, the dilution that could result from such issuances could have a material adverse impact on existing stockholders and could cause the price of our common stock to fall rapidly based on the amount of such dilution.

The Selling Stockholder may sell a large number of shares, resulting in substantial diminution to the value of shares held by existing stockholders.

Pursuant to the Equity Purchase Agreement, we are prohibited from delivering a Put Notice to the Selling Stockholder to the extent that the issuance of shares would cause the Selling Stockholder to beneficially own more than 4.99% of our then-outstanding shares of common stock. These restrictions however, do not prevent the Selling Stockholder from selling shares of common stock received in connection with the Equity Line and then receiving additional shares of common stock in connection with a subsequent issuance. In this way, the Selling Stockholder could sell more than 4.99% of the outstanding shares of common stock in a relatively short time frame while never holding more than 4.99% at any one time. As a result, existing stockholders and new investors could experience substantial diminution in the value of their shares of common stock. Additionally, we do not have the right to control the timing and amount of any sales by the Selling Stockholder of the shares issued under the Equity Line.

The penny stock rules cover our stock, which may make it difficult for a broker to sell investors’ shares. This may make our stock less marketable, and liquid, and result in a lower market price.

Our common stock is a penny stock, which means that SEC rules require broker-dealers who make transactions in the stock to comply with additional suitability assessments and disclosures than they would in stock that were not penny stocks, as follows:

•	Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

•	Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

•	Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

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•	The broker or dealer who has affected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for our common stock.

Nevada law and our Articles of Incorporation may protect our directors from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Our amended and restated articles of incorporation and bylaws could discourage acquisition proposals, delay a change in control or prevent other transactions.

Provisions of our amended and restated articles of incorporation and bylaws, as well as provisions of Nevada Corporation Law, may discourage, delay or prevent a change in control of the Company or other transactions that you as a shareholder may consider favorable and may be in your best interest.  The amended and restated articles of incorporation and bylaws contain provisions that: authorize the issuance of shares of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares and discourage a takeover attempt; limit who may call special meetings of shareholders; and require advance notice for business to be conducted at shareholder meetings, among other anti-takeover provisions.

Our directors have the authority to issue common and preferred shares without shareholder approval, and preferred shares can be issued with such rights, preferences, and limitations as may be determined by our board of directors. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock that may be issued in the future. We presently have no commitments or contracts to issue any shares of preferred stock.  Authorized and unissued preferred stock could delay, discourage, hinder or preclude an unsolicited acquisition of our company, could make it less likely that shareholders receive a premium for their shares as a result of any such attempt, and could adversely affect the market prices of and the voting and other rights, of the holders of outstanding shares of our common stock.

Broker-deal requirements may affect trading and liquidity.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stocks." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

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We have identified material weaknesses in our internal control over financial reporting, and our business and stock price may be adversely affected if we do not adequately address those weaknesses or if we have other material weaknesses or significant deficiencies in our internal control over financial reporting.

Although we intend to take steps to correct our identified material weaknesses in our internal controls, the existence of these or possibly other material weaknesses or significant deficiencies raises concerns that the prevention of future errors could require the allocation of scarce financial resources at times when such resources may not be available to us. As of the date of this Prospectus, we are working to correct any material weaknesses in our internal controls. If we cannot produce reliable financial reports, investors could lose confidence in our reported financial information; the market price of our stock could decline significantly; we may be unable to obtain additional financing to operate and expand our business, and our business and financial condition could be harmed.

We intend to address material weaknesses by reviewing our accounting and finance processes to identify any improvements thereto that might enhance our disclosure controls and procedures and our internal control over financial reporting and determine the feasibility of implementing such improvements and by seeking qualified employees and/or outside consultants who possess the knowledge needed to eliminate this weakness. Our ability to remediate this weakness may, however, be delayed or limited by resource constraints, a lack of qualified persons in our market area and/or competition from other employers.

There is no significant active trading market for our shares, and if an active trading market does not develop, purchasers of our shares may be unable to sell them publicly.

There is no significant active trading market for our shares, and we do not know if an active trading market will develop. An active market will not develop unless broker-dealers develop interest in trading our shares, and we may be unable to generate interest in our shares among broker-dealers until we generate meaningful revenues and profits from operations. Until that time occurs, if it does at all, purchasers of our shares may be unable to sell them publicly. In the absence of an active trading market:

•	Investors may have difficulty buying and selling our shares or obtaining market quotations;

•	Market visibility for our common stock may be limited; and

•	A lack of visibility for our common stock may depress the market price for our shares.

Moreover, the market price for our shares is likely to be highly volatile and subject to wide fluctuations in response to various factors, including the following: (i) actual or anticipated fluctuations in our quarterly operating results and revisions to our expected results; (ii) changes in financial estimates by securities research analysts; (iii) conditions in the market for our products; (iv) changes in the economic performance or market valuations of companies specializing in the defense industries; (v) announcements by us or our competitors of new services, strategic relationships, joint ventures or capital commitments; (vi) addition or departure of key personnel; (vii) litigation related to any intellectual property; and (viii) sales or perceived potential sales of our shares.

In addition, the securities market has from time to time, and to an even greater degree since the last quarter of 2014 experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of our ordinary shares. Furthermore, in the past, following periods of volatility in the market price of a public company’s securities, shareholders have frequently instituted securities class action litigation against that company. Litigation of this kind could result in substantial costs and a diversion of our management’s attention and resources.

We have not paid, and do not intend to pay, cash dividends in the foreseeable future.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any future determination to pay cash dividends will be at the discretion of

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our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

Sales of our common stock relying upon Rule 144 may depress prices in the market for our common stock by a material amount when a market is established.

As of the date of this prospectus, certain of our common stock held by non-affiliates was issued before December 31, 2014 and will have been issued and outstanding beyond applicable holding periods imposed by Rule 144 under the Securities Act of 1933, as amended. Thus, with certain of our shares of common stock issued prior to December 31, 2014 to non-affiliates being freely tradeable, there is a significant risk that sales under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of our common stock in the over-the-counter market, especially in situations where a large volume of shares is offered for sale at the same time.

Securities saleable pursuant to the Rule 144 exemption from registration may only be resold, however, if all of the requirements of Rule 144 have been met, including, but not limited to, the requirement that the issuer of the securities have made available all required public information. However, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of at least six months and the other requirements of Rule 144 have been satisfied. Presently shares of restricted common stock held by our non-affiliates may be sold, subject to compliance with Rule 144, six months after issuance, provided that our Exchange Act registration remains in effect and we are current in our disclosure reporting obligations.

We have not retained independent professionals for investors.

We have not retained any independent professionals to comment on or otherwise protect the interests of potential investors.  Although we have retained our own counsel, neither such counsel nor any other independent professionals have made any examination of any factual matters herein, and potential investors should not rely on our counsel regarding any matters herein described.

Other Risks

There are other unidentified risks.

The risks set forth above are not a complete list of the risks facing our potential investors.  We acknowledge that there may exist significant risks yet to be recognized or encountered to which we may not be able to effectively respond.  There can be no assurance that we will succeed in addressing these risks or future potential risks, and any failure to do so could have a material adverse effect on our business, financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical facts, this Prospectus contains forward-looking statements involving risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions or variations thereof are intended to identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of this Prospectus entitled “Risk Factors”) relating to our industries, operations, and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected,

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intended, or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with our financial statements and the related notes included in this Prospectus.

DESCRIPTION OF BUSINESS

Overview

Petrone Worldwide, Inc. (the “Company”) was incorporated as Sheridan Industries, Inc. on December 14, 1998 in the State of Nevada. On December 31, 1998, the Company changed its name to Diabetex International Corp. and effective February 18, 2014, the Company changed its name to Petrone Worldwide, Inc.

During the year ended December 31, 2014, we did not generate revenues and our operations consisted of business development activities and activities related to being a public company. We did not have sufficient capital to become a buyer and seller of product directly.

In 2015, we transitioned into an exclusive importer/exporter and distributor in the hospitality industry of commercial grade tableware products, decorative hotel guest room amenities, lavatory and bathroom fixtures and furniture, food and beverage service items, and trendy accessories for the Asian and the European marketplaces. Thru an exclusive licensing agreement with a leading supplier, our exclusive brands include Front of the House and Room 360 by FOH.

Our founder, Victor Petrone, has spent over 20 years building a significant global network of buyers, comprised of distributors, hotels, resorts, cruise lines, and restaurants, for premium, chic, environmentally-conscious products and services. We have sales and marketing and product development expertise primarily in the hospitality business in Europe and Asia. We currently sell and market our product line we act as an exclusive distributor primarily to companies in the hospitality trade. Our product lines consist of vendor approved items for key accounts, which include large hotel groups, such as Marriott Hotel Brands, The Four Seasons Hotel& Resorts, Hilton Worldwide, Hyatt Hotels & Resorts, Starwood Hotel & Resorts, and Fairmont Hotel & Resorts, and smaller hotel chains and upscale restaurants.

In the short term, management plans to raise funds through sales of our common stock for fulfillment (manufacturing, packaging and shipment), which will set the stage for future orders becoming self-funding. Then the next phase of our business plan will be to raise additional funds through common stock offerings to provide working capital to finance several acquisitions. We also intend to continue to strengthen our balance sheet by paying off debt either through exchange of equity for cancellation of debt obligations or the payment of debt obligations with cash.

Organization

On January 29, 2014 and effective March 3, 2014, we entered into a purchase agreement (the “Purchase Agreement”) with Petrone Food Works, Inc. (“PFW”) and the shareholder of PFW. Pursuant to the Purchase Agreement, we acquired 100% of PFW’s issued and outstanding common stock from the PFW shareholder in exchange for the issuance of 11,760,542 shares of our common stock, representing 98.4% of the outstanding common stock, (the “Exchange”), after giving effect to a 1-for-500 reverse stock split (the “Reverse Stock Split”) which resulted in 195,607 common shares outstanding prior to the Exchange for liabilities of $30,000. Accordingly, the PFW shareholder became a shareholder of the Company and PFW became a subsidiary of the Company. The Exchange has been accounted for as a reverse-merger and recapitalization since the stockholder of PFW obtained voting and management control of our Company. PFW is the acquirer for financial reporting purposes and we are

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the acquired company. Consequently, the assets and liabilities and the operations reflected in the historical financial statements prior to the Exchange are those of PFW and was recorded at the historical cost basis of PFW, and the consolidated financial statements after completion of the Exchange included the assets and liabilities of both the Company and PFW and our consolidated operations from the closing date of the Exchange. All share and per share data in the accompanying consolidated financial statements have been retroactively restated to reflect the effect of the Reverse Stock Split and recapitalization. PFW was formed under the laws of the State of Nevada in October 2013.

Strategy, Sales, Marketing and Distribution

We continuously seek to extend our network of customers for the sale and distribution of the products. Our business strategy is to contract exclusively with successful manufacturers and develop their brand recognition and global sales through our established channels. As an exclusive importer/exporter and distributor, we believe we will generate increased gross profit margins resulting from fewer trade tariffs and logistics costs by bypassing the United States and delivering directly to buyers in foreign countries. This effectively eliminates U.S. trade duties and warehousing costs.

We believe that the overseas hospitality supply industry is highly diverse but fragmented in terms of manufacturers and distributors. In the markets we serve, there is an extensive assortment of products offered. However, suppliers and distributors are often out-of-stock and cannot fulfill orders on a timely basis. We believe that the he most attractive and immediate opportunities exist in the addressable segments of porcelain/tableware, lavatory fixtures, and utensils and other small equipment. These segments represent a multi-million dollar business in terms of annual revenues. For the companies that we represent and intend to represent, competition arises from large multi-national manufacturers and smaller manufacturers in specific countries or regions and in specific product niches. We cater to the mid to high star hospitality services industry and we believe our value proposition is superior to other competitors when considering depth of product offerings, quality and reliability, on-demand inventory, pricing and customer service support.

We serve as an exclusive importer/exporter and distributor and we seek to appoint sub-distributors (the “Sub-distributors”) in each country where we have distribution agreements with our suppliers. Under our policy and procedure guidelines, our Sub-distributors will act as agents for brands that we represent as they place lines into their established networks and we can provide the Sub-distributors with the right product mix at the right price and the right time, rather than relying on their inferior previous offerings.

To date, dealer/distributors have frequently conducted business by selling common, locally-manufactured products that cannot compete with our product offerings. These sub-distributors have existing warehouses and personnel (sales and marketing, operational, customer service and administrative) that conduct regional with procurement agents at hotels and restaurants. Traditionally, international hotel chains and restaurants have primarily purchased premium products from the United States, which is costly due to higher product costs and freight charges. Through us, hotel chains will be able to purchase at the local level, at lower prices and with a shorter delivery cycle. By outsourcing important functions to our sub-distributors, we expect to contain fixed overhead and to reduce costs and management time.

We also have seasoned in-house marketing skill sets that enable us to attract new customers at low costs. These skill sets include developing and launching new product brands. We will promote the brand or product with a communication strategy that is tailored strictly towards the customer's goals.

Additionally, on October 21, 2015, we entered into a memorandum of undertaking with Dewan & Sons (the “Memorandum of Undertaking”). In accordance with the terms and provisions of the Memorandum of Undertaking, we agreed to: (i) undertake warehousing and logistics on behalf of Dewan & Sons in the United States, which include customer service, warehousing, and logistics inclusive of drop shipments and corporate office branch presence; and (ii) stock and sell Dewan & Sons’ products to Mexico and South and Central America markets. On February 4, 2016 and effective March 15, 2016, in connection with formalizing the Memorandum of Undertaking, we entered into a Warehousing and Logistics Agreement (the “Warehousing Agreement”) with Dewan & Sons to undertake JIT (Just In Time) distribution to all Dewan & Sons customers in North America, which includes direct

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store delivery of Dewan& Sons’ products to retail store, thereby bypassing a retailer’s distribution center to increase inventory and reduce margins. Management believes that in light of increasing port delays, planning for safety stock has become a critical component to reducing fulfillment costs. We expect that our supply chain operational efficiency will bring optimum results with minimum budget expense for Dewan & Sons. We also believe that the further alliance with Dewan & Sons will allow for increased real-time communication with purchasing agents and reduction of minimum order quantities so that smaller, more frequent orders can be placed off-setting long term risks of holding too much inventory. Pursuant to the terms of the Warehousing Agreement, Dewan& Sons agreed to pay us a flat fee for devanning, palletizing, shrink wrapping, labeling and storage.

For the year ended December 31, 2015, five customers accounted for approximately 85.3% of total sales (21.9%, 13.7%, 22.1%, 13.3% and 14.3%, respectively). We did not have customers in 2014. A reduction in sales from or loss of such customers would have a material adverse effect on our consolidated results of operations and financial condition.

Competition

Our business is highly competitive, with the principal competitive factors being customer service, price, product quality, new product development, brand name, delivery time and breadth of product offerings. Advantages or disadvantages in any of these competitive factors may be sufficient to cause the customer to consider changing providers of the kinds of products that we sell. Our competitors include large and small domestic and international manufacturers and distributors.

Sources and availability of products

For the year ended December 31, 2015, we purchased all of our product from one supplier FOH, Inc., a company located in Miami, Florida (“FOH”). We did not purchase any products during 2014. The loss of this supplier may have a material adverse effect on our consolidated results of operations and financial condition. We sell the following FOH product lines.

Front of the House Collection – FOH’s “front of the house” product offering is comprised of all-encompassing dinnerware, buffet ware and serve wise collections. Specific items offered are high-quality porcelain dinnerware, kitchen accessories and utensils, cookware, serve ware, bar ware, display ware, glassware and tumblers, and table mats. All collections are designed to be mixed and matched as FOH explores the intersection of unique materials, colors, textures and bold shapes with an array of sizes.

The most actively sold line is FOH Porcelain, which transforms the ordinary into modern elegance. It consists of 11 trendy, complete collections and incorporates over 200 matching accessories. All collections feature a proprietary super white glaze and are manufactured for high volume commercial use. In the U.S., FOH is recognized for personalized and unrivaled customer service, high stock levels, same-day order processing and unparalleled 3-5 day ship time. We intend to replicate this for the international hospitality and restaurant communities.

room360° by FOH Collection - The room360° “back of the house” collection includes in-room accessory and amenity products, including waste baskets, ice buckets, in-room trays, glassware, personal care and coffee service accessories, tissue box covers and risers, amenity trays and soap dishes. The various collections are easy to clean and maintain, and they offer an array of features including faux leather, resin, stone, porcelain and all-natural porous materials (rubber wood, sugar cane, coconut wood and bamboo.) Add-on products consist of turn down trays, toilet paper holders, mugs, glassware, coffee accessory pieces and non-woven material bags.

Since 2013, Mr. Petrone has been representing the FOH product lines in international markets. FOH has been successful in designing and manufacturing smart, savvy and affordable commercial solutions. In the United States, the Front of the House and room360° by FOH collections customer base includes major U.S. hotel brands (national and independent), restaurant chains and food and beverage management companies. FOH is an allied member of the Green Hotels Association, which is committed to encouraging, promoting and supporting ecological consciousness in the hospitality industry.

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We hold the exclusive import/export, distribution and licensing rights for Front of House and room360° by FOH collections in all of the sovereign states of Europe and India. Like FOH, room360° is also an allied member of the Green Hotels Association.

Distributorship Agreements

FOH, Inc.

On February 28, 2014, we entered into an international distributor agreement (the "FOH Distributor Agreement") with FOH. In accordance with the terms and provisions of the FOH Distributor Agreement: (i) FOH granted to us exclusive distribution rights to sell, market and distribute FOH's products (the "FOH Products") in the 50 internationally recognized sovereign states of Europe, including those that are not part of the European continent, as well as all of Asia, except for Israel (the "Territories"); (ii) FOH further granted to us a non-exclusive and non-transferable right and license to use the trademarks, tradenames and/or service marks identified or associated with the FOH Products or used by FOH in connection with the sale and promotion of the FOH Products; (iii) we are responsible to purchase the FOH Products directly from FOH for resale marketing and distribution by us to our customers in the Territories; (iv) the purchase price for the FOH Products we purchase shall be a price equal to a 35% of the then published catalog price for such FOH Product (the "Purchase Price"); (v) we shall purchase FOH Products in such quantifies as to fill a standard-sized 40 foot shipping container, but in no event shall the Purchase Price for any single order be less than $25,000; (v) we shall use our best efforts to promote, sell, service, support and otherwise market the FOH Products in the Territories, (vi) we shall pay the Purchase Price and shall incur further substantial time soliciting customers, advertising the FOH Products, sending direct mailings of FOH Product literature, demonstrating the FOH Products and participating in trade show representations; and (vii) based on FOH's reputation and goodwill and our requirement to observe clear standards of conduct, FOH shall have the right to terminate the FOH Distributor Agreement if: (a) we failure to place and pay for the requisite Minimum Order (defined below), (b) we fail to achieve the level of market penetration for the Products in the Territories as expected by FOH, (c) our breach of any provision of the FOH Distributor Agreement, (d) our dissolution, insolvency or bankruptcy, (e) engagement in immoral or misrepresentation by us.

Minimum Order means (i) during the first calendar year, purchases by us from FOH with an aggregate Purchase Price of $500,000; (ii) during the second calendar year, purchases by us from FOH with an aggregate Purchase Price of $750,000; (iii) during third calendar year, purchases by us from FOH with an aggregate Purchase Price of $1,000,000; (iv) during the fourth calendar year, purchases by us from FOH with an aggregate Purchase Price of $1,500,000; and (v) during the fifth calendar year, purchases by us from FOH with an aggregate Purchase Price of $2,500,000. Through December 31, 2015, we have complied with our minimum purchase commitments.

Dewan& Sons

On April 23, 2015, we entered into a one-year exclusive distributorship agreement (the "Dewan Distributorship Agreement") with Dewan & Sons. Dewan & Sons is engaged in the business of manufacturing and selling stainless steel, copper, brass and aluminum small ware, buffet ware and tabletop goods under several distinctive trademarks, copyrights and other related intellectual property rights (the "Goods"). Pursuant to the terms of the Dewan Distributorship Agreement, Dewan & Sons granted us an exclusive distributorship effective from April 1, 2015 to March 31, 2016 to market, sell and distribute the Goods in the European Union, and we agreed to purchase the Goods from Dewan & Sons. Under the terms of the Dewan Distributorship Agreement, all customized and special orders require 100% prepayment and all products will be shipped FOB Moradabad. We are entitled to an incentive rebate, which shall be calculated and payable on incremental sales volume achieved above $500,000 as follows: (a) a 2% rebate up to $500,000, and (b) a 2.5% for $500,000 and above. Under the Dewan Distributorship Agreement, we agreed not to promote or offer for sales any third party's competitive products or services that are in direct or indirect competition to the Goods without prior written authorization from Dewan & Sons. The Dewan Distributorship Agreement can be terminated by either party by giving two months’ notice to the other party. Otherwise, the Dewan Distributorship Agreement renews automatically for a one-year periods. As of the date of this annual report, we did not generate any revenues from the Dewan Distributorship Agreement.

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 Star Distributors

On April 20, 2015, we entered into a two-year exclusive distributorship agreement (the "Star Distributorship Agreement") with Star Distributors Inc. ("Star Distributors"). Star Distributors is engaged in the business of manufacturing and selling power banks, blue tooth headphones, ear phones and selfie sticks under several distinctive trademarks, copyrights and other related intellectual property rights (the "Star Goods").

In accordance with the terms and provisions of the Star Distributorship Agreement: (i) Star Distributors agreed to grant to us an exclusive distributorship effective from April 20, 2015 to April 19, 2017 to market, sell and distribute the Star Goods in Europe, the Middle East, South and Central America and Canada; (ii) we agreed to purchase the Star Goods from Star Distributors pursuant to written purchase orders; (iii) all customized and special orders require 100% prepayment and all other orders shall require 50% advance pre-payment along with order and balance payment of 50% before shipment; and (iv) we are entitled to an incentive rebate which shall be calculated and payable on incremental sales volume achieved above $1,000,000 as follows: (a) a 2% rebate $1,000,000 through $1,250,000; and (b) a 3% rebate for $1,250,000 and above. In addition, we agreed not to promote or offer for sales any third party's competitive products or services that are in direct or indirect competition to the Star Goods without prior written authorization from Star Distributors. As of the date of this annual report, we did not generate any revenues from the Star Distributorship Agreement.

DecoLav, Inc.

During 2015 and part of 2016, we were an exclusive importer and distributor of DecoLav products within Europe and Asia. As of May 2016, we no longer act as an importer or distributor of DecoLav products and we did not generate any revenues from this agreement.

Business Plan

Within the next 12 months, we plan to continue our marketing and sales efforts throughout Europe, Asia and the Middle East, to expand our operations into Central and South America, Mexico and the Caribbean, and to expand into the consumer electronics distribution business.

We have entered into distributorship agreements with certain prominent hospitality manufacturers to provide premium hotels and resorts with guest room amenities, lavatory and bathroom furniture, food and beverage service items, and decorative accessories on an international basis. See “Distributorship Agreements above.”

By the third quarter of 2017, we also plan to offer our services to manufacturers who have a desire to sell and market their products abroad. We expect to facilitate the entire process from manufacturing plant to end-user in North America, Central America, South America, Europe and Asia by utilizing a process designed to quickly break through the barriers of entry into countries. We believe that our expertise of industry trends, combined with a deep knowledge of customer preference and trending ingredients, will be invaluable to our clients who are beginning to develop their proprietary concept and product.

In 2017, we also plan to provide packaging solutions to our clients in the future. We believe that we can offer our understanding of the complexities of food and beverage designs to assist clients in the development of successful package design, from simple packaging designs to the most intricate designs, and from counter displays, design of the package, design of the cap, lid or top, or even a master carton package.

On May 18, 2015 and as amended in October 2015 and January 2016, we executed a letter of intent (the "Letter of Intent") with Transpower Components (India) Pvt. Ltd., a company located in New Delhi, India ("Transpower Components") for the acquisition of Transpower Components who is engaged in the business of manufacturing aluminum foil containers consisting of steam table pans, rounds, squares, oblongs, ovals with coordinating aluminum board lids.

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Pursuant to the amended Letter of Intent, we agreed to purchase, and Transpower Components agreed to sell, substantially all of its assets used in or necessary for the conduct of its aluminum foil container manufacturing business, including all related intellectual property, the fixed assets, customer lists and the goodwill associated therewith (the "Assets"). We agreed to pay an aggregate purchase price of $1,600,000 for the acquisition of Transpower Components to be paid in the form of 2 million shares of Company common stock (valued at $0.40 per share) and the balance in 24 equal installments of $33,333.33 commencing six months from the date on which the definitive sale agreement is executed. Pursuant to the terms of the October MOU, the parties agreed to enter into a definitive sale agreement by January 5, 2016. On January 5, 2016, the Company and Transpower amended the October MOU (the “January Amendment”). Pursuant to the terms of the January Amendment, the parties agreed to extend the date by which a definitive agreement must be executed by April 30, 2016. Pursuant to the terms of the Acquisition Agreement, substantially all of the employees of Transpower Distributors would continue their respective employment with Transpower Distributors.

As of the date of this registration statement on Form S-1, we cannot reasonably determine if we can obtain the necessary funding to close on the Acquisition Agreement and the timing of such closing cannot be determined. Upon completion, we expect that Transpower Distributors acquisition will expand our overall capability for disposables through Transpower Components’ low cost Indian location and allow us to significantly advance out disposable strategy throughout Europe, the United States, South and Central American, and further consolidate the already established market in India.

Warehousing and Logistics Agreement

On February 4, 2016, we entered into an agreement (the “Warehousing Agreement”), effective March 15, 2016, with Dewan & Sons (“Dewan & Sons”), a supply company located in the Moradabad District in the Indian State of Uttar Prodesh in India. In accordance with the terms of the Warehousing Agreement, we agreed to provide warehousing and logistics services for Dewan & Sons, which designated us as a warehouseman under Article 7 of the Uniform Commercial Code, as follows: (i) coordinate floor loaded import containers and their arrival at the facility, unload the merchandise and place on wooden pallets for storage; (ii) prepare each order for ships per Dewan & Sons instructions and ship nationally to their clients through preferred carriers; and (iii) act as a local liaison office of Dewan & Sons with direct interface with the logistics team of respective buyers. Pursuant to the terms of the Warehousing Agreement, Dewan & Sons agreed to pay us a flat fee for devanning, palletizing, shrink wrapping, labeling and storage.

In connection with this Warehousing Agreement, on March 8, 2016, we entered into a contract with Evolution Logistics Corp., a Miami based logistics company (“Evolution Logistics”), pursuant to which Evolution Logistics agreed to manage all of our transportation, warehousing and distribution from origin throughout the United States. Evolution Logistics is a freight forwarder company specializing in distribution to big box retailers, roll outs and expedites cargo. Management believes that it has state of the art operational platform with advanced technology that provides visibility from the purchase order level to the final distribution.

In August 2016, we began to generate revenues pursuant to the Warehousing Agreement and have begun to utilize the services of Evolution Logistics.

Trademark, Licenses and Intellectual Property

In accordance with the terms of our distributor agreements, we have been granted non-exclusive and non-transferable rights and licenses to use the trademarks, tradenames and/or service marks identified or associated with the products that we sell or promote.

Employees

Other than Victor Petrone, our chief executive officer, we do not have any employees. We have established a network of service providers and consultants in an effort to minimize administrative overhead and maximize efficiency.

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DESCRIPTION OF PROPERTIES

We lease office space at 2200 N. Commerce Parkway, Weston, Florida 33326. In May 2015, we entered into an 18-month lease for the office space at a monthly rental of $1,269, which expired in November 2016. In December 2016, we entered into a 12-month lease for the office space at a monthly rental of $253.

We also lease office space in London, England to establish a presence in the European marketplace in order to service our international distribution areas. During 2015 and until February 29, 2016, we paid $3,400 per month for this space. Beginning March 1, 2016, we entered into a new lease for this space, pursuant to which we pay approximately $575 per month. The lease expires on February 28, 2017.

LEGAL PROCEEDINGS

As of the date of this prospectus, management is not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties. As of the date of this prospectus, no director, officer or affiliate is (i) a party adverse to us in any legal proceeding, or (ii) has an adverse interest to us in any legal proceedings. Management is not aware of any other legal proceedings pending or that have been threatened against us or our properties.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholder.  We will receive no proceeds from the sale of shares of common stock by the Selling Stockholder in this Offering.  The proceeds from the sales will belong to the Selling Stockholder.  However, we will receive proceeds from the sale of the Purchase Shares to the Selling Stockholder pursuant to the Equity Purchase Agreement.

We intend to use the proceeds that we may receive from the sale of Purchase Shares for general corporate purposes and working capital requirements. There can be no assurance that we will sell any of the Purchase Shares.

We cannot provide any assurance that we will be able to draw down any or all of the Total Commitment Amount, such that the proceeds received would be a source of financing for us.

We intend to raise additional capital through equity and debt financing, as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not have any borrowings and, consequently, we are not affected by changes in market interest rates. We do not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, we are not effected by foreign currency fluctuations or exchange rate changes. Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

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The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Note Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

OVERVIEW AND OUTLOOK

Petrone Worldwide, Inc. (the “Company”) was incorporated as Sheridan Industries, Inc. on December 14, 1998 in the State of Nevada. On December 31, 1998, the Company changed its name to Diabetex International Corp. and effective February 18, 2014, the Company changed its name to Petrone Worldwide, Inc.

On January 29, 2014 and effective March 3, 2014, the Company entered into a purchase agreement (the “Purchase Agreement”) with Petrone Food Works, Inc. (“PFW”) and the shareholder of PFW. Pursuant to the Purchase Agreement, the Company acquired 100% of PFW’s issued and outstanding common stock from the PFW shareholder in exchange for the issuance of 11,760,542 shares of the Company’s common stock, representing 98.4% of the outstanding common stock, (the “Exchange”), after giving effect to a 1-for-500 reverse stock split (the “Reverse Stock Split”) which resulted in 195,607 common shares outstanding prior to the Exchange for liabilities of $30,000. Accordingly, the PFW shareholder became a shareholder of the Company and PFW became a subsidiary of the Company. The Exchange has been accounted for as a reverse-merger and recapitalization since the stockholder of PFW obtained voting and management control of the Company. PFW is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations reflected in the historical financial statements prior to the Exchange are those of PFW and was recorded at the historical cost basis of PFW, and the consolidated financial statements after completion of the Exchange included the assets and liabilities of both the Company and PFW and the Company’s consolidated operations from the closing date of the Exchange. All share and per share data in the accompanying consolidated financial statements have been retroactively restated to reflect the effect of the Reverse Stock Split and recapitalization. PFW was formed under the laws of the State of Nevada in October 2013.

We are an exclusive importer/exporter and distributor in the hospitality industry of commercial grade tableware products, decorative hotel room amenities, lavatory and bathroom fixtures and furniture, food and beverage service items, and trendy accessories for the Asian and the European marketplaces. Thru an exclusive licensing agreement with a leading supplier, our exclusive brands include Front of the House and Room 360 by FOH. Revenues and related costs of revenues expenses attributable to the sales of these products are included in our Product Segment.

Our founder, Victor Petrone, has spent over 20 years building a significant global network of buyers, comprised of hotels, resorts and restaurants, for premium, chic, environmentally conscious products and services. We have sales, marketing, and product development expertise primarily in the hospitality business in Europe and Asia. We currently sell and market products under our own proprietary name and we act as exclusive distributors primarily to companies to the hospitality trade. The brand portfolio consists of vendor-approved items for key foreign accounts, which include large hotel groups, such as Marriott Hotel Brands, The Four Seasons Hotel & Resorts, Hilton Worldwide, Hyatt Hotels & Resorts, Starwood Hotel & Resorts, and Fairmont Hotel & Resorts, and smaller hotel chains and upscale restaurants.

On February 4, 2016 and effective March 15, 2016, we entered into a one-year Warehousing and Logistics Agreement (the “Warehousing Agreement”) with Dewan & Sons to undertake JIT (Just In Time) distribution to all Dewan & Sons customers in North America, which includes direct store delivery of Dewan & Sons’ products to retail store, thereby bypassing a retailer’s distribution center to increase inventory and reduce margins. Management believes that in light of increasing port delays, planning for safety stock has become a critical component to reducing

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fulfillment costs. We expect that our supply chain operational efficiency will bring optimum results with minimum budget expense for Dewan & Sons. We also believe that the further alliance with Dewan & Sons will allow for increased real-time communication with purchasing agents and reduction of minimum order quantities so that smaller, more frequent orders can be placed off-setting long term risks of holding too much inventory. Pursuant to the terms of the Warehousing Agreement, Dewan & Sons agreed to pay us a flat fee for devanning, palletizing, shrink wrapping, labeling and storage. In connection with this Warehousing Agreement, on March 8, 2016, we entered into a contract with Evolution Logistics Corp., a Miami based logistics company (“Evolution Logistics”), pursuant to which Evolution Logistics agreed to manage all of our transportation, warehousing and distribution from origin throughout the United States. Evolution Logistics is a freight forwarder company specializing in distribution to big box retailers, roll outs and expedites cargo. Management believes that it has state of the art operational platform with advanced technology that provides visibility from the purchase order level to the final distribution.

In August 2016, we began to generate revenues pursuant to the Warehousing Agreement and have begun to utilize the services of Evolution Logistics. Revenues and related costs of revenues expenses attributable to these logistic services are included in our Logistics Services Segment.

In the short term, management plans to raise funds through sales of our common stock for fulfillment (manufacturing, packaging and shipment), which will set the stage for future orders becoming self-funding. Then the next phase of our business plan will be to raise additional funds through common stock offerings to provide working capital to finance several acquisitions. We also intend to continue to strengthen our balance sheet by paying off debt through either exchange of equity for cancellation of debt obligations or the payment of debt obligations with cash.

When possible we have conserved our cash by paying employees, consultants, and independent contractors with our common stock.

We had a net loss of $698,946 for the nine months ended September 30, 2016, resulting in an accumulated deficit as of September 30, 2016 of $3,379,052. We had a net loss of $1,397,095 for the year ended December 31, 2015, resulting in an accumulated deficit as of December 31, 2015 of $2,680,106. These conditions raise substantial doubt about our ability to continue as a going concern.

RESULTS OF OPERATIONS

The following comparative analysis of results of operations are based primarily on the comparative financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this prospectus.

Comparison of Results of Operations for the Three and Nine months ended September 30, 2016 and 2015

Revenues.

For the three months ended September 30, 2016, total revenues amounted to $86,130 as compared to $24,457 for the three months ended September 30, 2015, an increase of $61,673 or 252.2%. For the nine months ended September 30, 2016, total revenues amounted to $257,559 as compared to $1,373,547 for the nine months ended September 30, 2015, a decrease of $1,115,988 or 81.2%. Revenues in our product segment consists of the sale of products including tableware products, decorative hotel room amenities, lavatory and bathroom fixtures and furniture, food and beverage service items, and trendy accessories. In August 2016, we began providing logistics services to one customer. For the three and nine months ended September 30, 2016 and 2015, total revenues consisted of the following:

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	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Revenues - product segment:
Products	$28,931	$21,143	$179,000	$1,269,559
Shipping	6,491	3,314	27,851	103,988
Total revenues - product segment	35,422	24,457	206,851	1,373,547

Revenues – logistics services segment	50,708	—	50,708	—

Total consolidated revenues	$86,130	$24,457	$257,559	$1,373,547

During the nine months ended September 30, 2015, we generated significant revenues from five customers in our product segment that accounted for approximately 87.4% of total revenues (22.5%, 14.1%, 22.7%, 13.5% and 14.6%, respectively). During the nine months ended September 30, 2015, we did operate in our logistic services segment. During the nine months ended September 30, 2016, two customers accounted for approximately 38.7% of total revenues (19.0% from a customer in the product segment and 19.7%, from our only customer in the logistics services segment). The decrease in revenues in the product segment of $1,166,696 was attributable to a significant decline in larger orders that we had received in the 2015 period. We did not generate such large orders during the nine months ended September 30, 2016. The decrease in product segment revenue was offset by an increase in revenues from our logistics services segment that began operating in August 2016.

The increase in revenues during the three months ended September 30, 2016 as compared the same period in 2015 was primarily attributable to an increase in revenues generated from our logistics services segment.

Cost of revenues.

Cost of revenues in our product segment includes cost of products and shipping and handling costs. Cost of revenues in our logistics services segment includes cost of outsourced logistic services provided. For the three months ended September 30, 2016, cost of revenues amounted to $62,047 as compared to $22,934 for the three months ended September 30, 2015, an increase of $39,113 or 170.6%. For the nine months ended September 30, 2016, cost of revenues amounted to $195,943 as compared to $1,265,838 for the nine months ended September 30, 2015, a decrease of $1,069,895 or 84.5%. For the three and nine months ended September 30, 2016 and 2015, total cost of revenues consisted of the following:

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Cost of revenues - product segment:
Products	$22,398	$21,167	$128,544	$1,138,053
Shipping	5,819	1,767	33,569	127,785
Total cost of revenues - product segment	28,217	22,934	162,113	1,265,838

Cost of revenues – logistics services segment	33,830	—	33,830	—

Total consolidated cost of revenues	$62,047	$22,934	$195,943	$1,265,838

Gross profit and gross margin.

For the three months ended September 30, 2016, gross profit amounted to $24,083 or 28.0% as compared to $1,523 or 6.2% for the three months ended September 30, 2015. For the nine months ended September 30, 2016, gross profit amounted to $61,616 or 23.9% as compared to $107,709 or 7.8% for the nine months ended September 30, 2015. For the three and nine months ended September 30, 2016 and 2015, gross profit by segment consisted of the following:

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	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Gross profit - product segment:	$7,205	$1,523	$44,738	$107,709
Gross profit - logistics services segment	16,878	—	16,878	—

Total consolidated gross profit	$24,083	$1,523	$61,616	$107,709

For the three months ended September 30, 2016, the increase in gross profits was attributable to gross profits earned in our logistics services segment of $16,878 as compared to zero for the same period in 2015, and an increase in gross profits from our product segment attributable to an increase in sales of products and a decrease in shipping costs due to an increase in operational and pricing efficiencies.

For the nine months ended September 30, 2016, the decrease in gross profit was attributable to the decrease in revenues in our product segment as discussed above offset by an increase in gross profits from our logistics services segment.

Gross margin percentages can fluctuate from period to periods depending on the mix of product sold. We expect gross profits to increase in future periods as revenues increase as we develop our logistics services segment and implement operational and pricing efficiencies.

Operating expenses.

For the three months ended September 30, 2016, operating expenses amounted to $125,722 as compared to $116,393 for the three months ended September 30, 2015, an increase of $9,329 or 8.0%. For the nine months ended September 30, 2016, operating expenses amounted to $581,698 as compared to $311,757 for the nine months ended September 30, 2015, an increase of $269,941 or 154.9%.

For the three and nine months ended September 30, 2016 and 2015, operating expenses consisted of the following:

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Compensation and related benefits	$15,000	$—	$48,000	$12,600
Consulting fees	23,298	66,393	167,638	102,641
Professional fees	47,821	10,973	146,625	40,682
Rent expense	7,753	14,295	42,969	62,918
General and administrative expenses	31,850	24,732	176,466	92,916
Total operating expenses	$125,722	$116,393	$581,698	$311,757

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•	For the three and nine months ended September 30, 2016, compensation and related benefit expensed increased by $15,000, and $35,400 or 281.0% as compared to the three and nine months ended September 30, 2015. The increase was attributable to an increase in compensation paid to our chief executive officer. We expect compensation and related benefit expense to increase in the future as we increase our operations.
•	For the three and nine months ended September 30, 2016, consulting fees (decreased) increased by $(43,095) or 64.9%, and $64,997 or 63.3%, as compared to the three and nine months ended September 30, 2015, respectively. Consulting fees consists of stock-based consulting fees for business development services. The (decrease) increases were attributable to the changes in the amortization of prepaid consulting fees during the 2016 period as compared to the 2015 period.
•	For the three and nine months ended September 30, 2016, professional fees increased by $36,848 or 335.8%, and $105,943 or 260.4% as compared to the three and nine months ended September 30, 2015, respectively. These increases were attributable to an increase in accounting fees of $18,500 and $73,525 related to the re-audit of our 2015 and 2014 financial statements and to the hiring of additional accounting assistance, an increase in legal fees of $16,293 and $28,083, and an increase in other professional fees $2,055 and $4,335, respectively.
•	For the three and nine months ended September 30, 2016, rent expense fees decreased by $6,542 or 45.8%, and $19,949 or 31.7%, as compared to the three and nine months ended September 30, 2015, respectively. These decreases was attributable to a decrease in rent incurred for warehouse expenses of $0 and $25,800, offset by an (decrease) increase in rent expense for office space located in the United Kingdom and United States of $(6,542) and $5,851, respectively.
•	For the three and nine months ended September 30, 2016, general and administrative expenses increased by $7,118 or 28.8%, and $83,550 or 89.9% as compared to the three and nine months ended September 30, 2015, respectively. These increases were primarily attributable to an increase in computer and internet expense of $0 and $46,012 incurred for the upgrade of the our website and logistics capabilities, an increase in travel expenses of $2,042 and $30,202, and a (decrease) increase in other general and administrative expenses of $5,076 and $7,336, respectively.

 Loss from operations.

Because of the factors described above, for the three months ended September 30, 2016, loss from operations amounted to $101,639 as compared to a loss from operations of $114,870 for the three months ended September 30, 2015, a decrease of $13,231 or 11.5% and for the nine months ended September 30, 2016, loss from operations amounted to $520,082 as compared to a loss from operations of $204,048 for the nine months ended September 30, 2015, an increase of $316,034 or 154.9%.

Other expenses.

Other expenses includes interest expense and a gain on derivative liability. For the three months ended September 30, 2016, total other expense amounted to $88,731 as compared to $58 for the three months ended September 30, 2015, an increase of $88,673. For the nine months ended September 30, 2016, total other expense amounted to $178,864 as compared to $105 for the nine months ended September 30, 2015, an increase of $178,759. For the three and nine months ended September 30, 2016, we incurred interest expense of $90,646 and $236,279, respectively, which includes $62,804 and $115,466, respectively, related to interest bearing debt and stock-based interest expense incurred due to issuance of common shares for debt modifications, and amortization of debt issuance costs of $27,842 and $120,813, respectively. Additionally, the three and nine months ended September 30, 2016, we recorded a gain on the change of fair value of derivative liability of $1,915 and $57,415, respectively.

 Net loss.

As a result of the foregoing, for the three months ended September 30, 2016, net loss amounted to $190,370 or $(0.01) per common share (basic and diluted) as compared to a net loss of $114,928 or $(0.01) per common share (basic and diluted) for the three months ended September 30, 2015, an increase of $75,442, and for the nine months ended September 30, 2016, net loss amounted to $698,946 or $(0.03) per common share (basic and diluted) as compared to a net loss of $204,153 or $(0.01) per common share (basic and diluted) for the nine months ended September 30, 2015, an increase of $494,793.

Comparison of Results of Operations for the Year Ended December 31, 2015 and 2014

Revenues:

For the year ended December 31, 2015, total revenues amounted to $1,410,080 as compared to zero for the year ended December 31, 2014. We began selling products consisting of tableware products, decorative hotel guest room amenities, lavatory and bathroom fixtures and furniture, food and beverage service items, and trendy accessories in January 2015. For the years ended December 31, 2015 and 2014, total revenues consisted of the following:

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	Year Ended December 31,
	2015	2014
Revenues:
Products	$1,302,679	$—
Shipping	107,401	—
Total revenues	$1,410,080	$—

Cost of revenues.

Cost of revenues includes cost of product and shipping and handling costs. For the year ended December 31, 2015, cost of revenues amounted to $1,308,129 as compared to zero for the year ended December 31, 2014. For the years ended December 31, 2015 and 2014, total cost of revenues consisted of the following:

	Year Ended December 31,
	2015	2014
Cost of revenues:
Products	$1,170,266	$—
Shipping	137,863	—
Total cost of revenues	$1,308,129	$—

Gross profit and gross margin.

For the year ended December 31, 2015, gross profit amounted to $101,951 or 7.2% as compared to zero for the year ended December 31, 2014. We expect gross profit to increase in future periods as revenues increase and as we develop operational and pricing efficiencies.

Operating expenses:

For the year ended December 31, 2015, operating expenses amounted to $605,363 as compared to $1,272,911 for the year ended December 31, 2014, a decrease of $667,548 or 52.4%. For the years ended December 31, 2015 and 2014, operating expenses consisted of the following:

	Year Ended December 31,
	2015	2014
Compensation and related benefits	$12,600	$46,900
Consulting fees	314,705	1,030,004
Professional fees	52,943	53,546
Rent expense	77,435	41,600
General and administrative expenses	147,680	100,861
Total	$605,363	$1,272,911

•	For the year ended December 31, 2015, compensation and related benefit expensed decreased by $34,300 or 73.1% as compared to the year ended December 31, 2014. The decrease was attributable to a decrease in compensation paid to our chief executive officer. We expect compensation and related benefit expense to increase in the future as we increase our operations.

•	For the year ended December 31, 2015, consulting fees decreased by $715,299 or 69.5%, as compared to the year ended December 31, 2014. Consulting fees consists of stock-based consulting fees for business development services. The decreases were attributable to a decrease in the use of consultants.

•	For the year ended December 31, 2015, professional fees decreased by a nominal amount of $603 or 1.1% as compared to the year ended December 31, 2014.
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•	For the year ended December 31, 2015, rent expense fees increased by $35,835 or 86.1%, as compared to the year ended December 31, 2014. This increase was attributable to the rental of office space in 2015 in the United States and the U.K. of $51,635 offset by a decrease of warehouse expenses of $15,800.

•	For the year ended December 31, 2015, general and administrative expenses increased by $46,819 or 46.4% as compared to the year ended December 31, 2014. This increase was primarily attributable to an increase in travel expenses of $5,088, an increase in trade show expense of $26,653 related to the attendance at a trade show during 2015, and an increase in other general and administrative expenses of $15,078 due to increased activity.

Loss from operations.

As a result of the factors described above, for the year ended December 31, 2015, loss from operations amounted to $503,412 as compared to a loss from operations of $1,272,911 for the year ended December 31, 2014, a decrease of $769,499 or 60.4%.

Other expenses.

Other expenses includes interest expense and debt conversion inducement expense. For the year ended December 31, 2015, total other expense amounted to $893,683 as compared to zero for the year ended December 31, 2014. For the year ended December 31, 21015, we incurred interest expense of $3,683 which includes $535 related to interest bearing debt and debt issuance costs of $3,148, and we incurred debt conversion inducement expense of $890,000 related to the conversion of debt into common shares.

Net loss.

As a result of the foregoing, for the year ended December 31, 2015, net loss amounted to $1,397,095 as compared to a net loss of $1,272,911 for the year ended December 31, 2014, an increase of $124,184 or 9.8%.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had a working capital deficit of $21,282 and $13,195 of cash as of September 30, 2016 and working capital of $63,936 and $208,064 of cash as of December 31, 2015.

The following table sets forth a summary of changes in our working capital from December 31, 2015 to September 30, 2016:

			December 31, 2015 to September 30, 2016
	September 30, 2016	December 31, 2015	Change	Percentage Change
Working capital (deficit):
Total current assets	$247,984	$350,372	$(102,388)	(29.2)%
Total current liabilities	269,266	286,436	17,170	(6.0)%
Working capital (deficit):	$(21,282)	$63,936	$(85,218)	(133.3)%

The decrease in working capital was primarily attributable to:

•	a decrease in cash of $194,869 as discussed below,

•	a decrease in prepaid expenses of $100,448 related to the amortization of prepaid consulting fees,

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•	an increase in loans payable of $53,544,

•	an increase in accounts payable of $29,785,

•	an increase in accrued expenses of $6,838, and,

•	an increase in advances from customers of $9,539,

Offset by:

•	an increase in accounts receivable of $66,826 related to amounts due from our logistics services customer,

•	an increase in advances to supplier of $126,103 to secure product for future orders,

•	a decrease in convertible notes of $41,353 due to repayments made,

•	a decrease in due to related party of $4,380, and,

•	a decrease in derivative liability of $71,143 due to a change in fair value and the reclassification of derivative liability to paid in capital upon repayment

Cash Flows

Nine Months Ended September 30, 2016 Compared to Nine Months Ended September 30, 2015

Changes in our cash balance are summarized as follows:

	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Cash used in operating activities	$(561,867)	$(78,599)
Cash provided by (used in) investing activities	—	—
Cash provided by financing activities	366,998	4,017
Net decrease in cash	$(194,869)	$(74,582)

Cash Used in Operating Activities

Net cash flow used in operating activities was $561,867 for the nine months ended September 30, 2016 as compared to net cash used in operating activities of $78,599 for the nine months ended September 30, 2015, an increase of $483,268.

•	Net cash flow used in operating activities for the nine months ended September 30, 2016 primarily reflected a net loss of $698,946 adjusted for the add-back of non-cash items consisting of amortization of debt discount to interest expense of $120,813, stock-based compensation expense of $140,448, stock-based interest expense for debt addendum of $80,000, and a gain on derivative liability of $57,415, and changes in operating assets and liabilities primarily consisting of an increase in accounts receivable of $66,826, an increase in advances to supplier of $126,102, offset by an increase in accounts payable of $29,785

•	Net cash flow used in operating activities for the nine months ended September 30, 2015 primarily reflected a net loss of $204,153 adjusted for the add-back of non-cash items consisting of stock-based compensation expense of $105,179, and net changes in operating assets and liabilities of $20,375

Cash Provided by Financing Activities

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Net cash provided by financing activities was $366,998 for the nine months ended September 30, 2016 as compared to net cash provided by financing activities $4,017 for the nine months ended September 30, 2015. During the nine months ended September 30, 2016, we received net proceeds from the sale of common stock of $480,000, we repaid net related party advances of $4,380 and repaid convertible debt of $162,166. During the nine months ended September 30, 2015, we received net proceeds from the sale of common stock of $5,000 and we paid related party advances of $983.

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

Changes in our cash balance are summarized as follows:

	Year Ended December 31, 2015	Year Ended December 31, 2014
Cash used in operating activities	$(95,146)	$(316,247)
Cash provided by (used in) investing activities	—	—
Cash provided by financing activities	225,383	394,074
Net increase in cash	$130,237	$77,827

Cash Used in Operating Activities

Net cash flow used in operating activities was $95,146 for the year ended December 31, 2015 as compared to net cash used in operating activities of $316,247 for the year ended December 31, 2014, a decrease of $221,101.

•	Net cash flow used in operating activities for the year ended December 31, 2015 primarily reflected a net loss of $1,397,095 and the add-back of non-cash items consisting of debt conversion inducement expense of $890,000, stock-based compensation expense of $314,705, and other non-cash items of $11,936, and changes in operating assets and liabilities primarily consisting of a decrease in prepaid expenses and other current assets of $8,262, a decrease in advances to supplier of $53,738, and an increase in accounts payable of $41,727, offset by an increase in accounts receivable of $8,788 and a decrease in accrued expenses of $9,631.

•	Net cash flow used in operating activities for the year ended December 31, 2014 primarily reflected a net loss of $1,272,911 and the add-back of non-cash items consisting of stock-based compensation expense of $1,030,004, and changes in operating assets and liabilities primarily consisting of an increase in prepaid expenses and other current assets of $10,800 related to prepaid consulting fees and an increase in advances to supplier of $65,000.

Cash Provided by Financing Activities

Net cash provided by financing activities was $225,383 for the year ended December 31, 2015 as compared to net cash provided by financing activities $394,074 for the year ended December 31, 2014. During the year ended December 31, 2015, we received net proceeds from convertible debt of $190,000, net proceeds from related party advances of $30,383, and received net proceeds from the sale of common stock of $5,000. During the year ended December 31, 2014, we received net proceeds from convertible debt of $280,000 net proceeds from related party advances of $9,074, and received net proceeds from the sale of common stock of $105,000.

Future Liquidity and Capital Needs.

Our principal future uses of cash are for working capital requirements, including marketing and travel expenses, legal and other professional fees incurred in connection with our SEC filing requirements, and reduction of accrued liabilities and debt. These uses will depend on numerous factors including our revenues, and our ability to control costs. We have historically financed our working capital needs primarily through internally generated funds, from the sale of common stock and from debt financings. We collect cash from our customers based on our sales to them and their respective payment terms. We expect to require additional funds through public or private debt or equity

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financings to be able to increase marketing for our products and to fully execute our business plan. If we are unable to raise the capital we need, we may need to reduce the scope of our business in order to continue our operations.

Recent Financings

On December 28, 2015, we entered into a secured convertible promissory note (the “Convertible Note”) with Firstfire Global Opportunities Fund LLC (the “Lender”), with a principal amount of $230,000, which amount is the $200,000 purchase price plus a 15% original issue discount equal to $30,000. Additionally, the lender deducted legal fees of $10,000 and the Company received net proceeds of $190,000. The unpaid principal and interest is secured by our common stock, bears interest computed at a rate of interest, which is equal to 7.0% per annum, and is payable in monthly installments of $50,555 commencing April 28, 2016 through August 28, 2016. Any amount of principal or interest on this Convertible Note, which is not paid by the due dates, shall bear interest at the rate of 15% per annum from the due date until paid. During the nine months ended September 30, 2016, we repaid Convertible Note principal of $162,166 and on October 31, 2016, we repaid the remaining balance of this Convertible Note.

On February 3, 2016, the Company sold 1,200,000 shares of its common stock at $0.40 per common share for cash of $200,000 and a subscription receivable of $280,000. The subscription receivable of $280,000 was collected in April 2016.

On September 21, 2016, we entered into a business loan and security agreement with EBF Partners, LLC (the “EBF Loan”). Pursuant to the EBF Loan, we borrowed $20,000 and received net proceeds of $20,000. We are required to repay the EBF Loan by making daily payments of $204 on each business day until the purchased amount of $28,200 is paid in full. Each payment is deducted directly from our bank accounts. The EBF Loan has an effective interest rate of approximately 116%, is secured by our assets and is personally guaranteed by our chief executive officer. At September 30, 2016, amounts due under the EBF Loan amounted to $19,054.

On September 23, 2016, we entered into a business loan and security agreement with On Deck Capital, Inc. (the “On Deck Loan”). Pursuant to the On Deck Loan, we borrowed $35,000 and received net proceeds of $34,125 after paying a loan origination fee of $825. We are required to repay the On Deck Loan by making 252 daily payments of $190.28 on each business day until the purchased amount of $47,951 is paid in full. Each payment is deducted directly from our bank accounts. The On Deck Loan has an effective interest rate of approximately 66%, is secured by the Company’s assets and is personally guaranteed by our chief executive officer. At September 30, 2016, amounts due under the On Deck Loan amounted to $34,490.

Equity Purchase Agreement and Registration Rights Agreement

On October 24, 2016 (the “Closing Date”), the Company entered into an equity purchase agreement (the “Purchase Agreement”) with Peak One Opportunity Fund, L.P. (“Buyer”), whereby, upon the terms and subject to the conditions thereof, the Buyer is committed to purchase shares of the Company’s common stock (the “Purchase Shares”) at an aggregate price of up to $5,000,000 (the “Total Commitment Amount”) over the course of its 24-month term. From time to time over the 24-month term of the Purchase Agreement, commencing on the date on which a registration statement registering the Purchase Shares (the “Registration Statement”) becomes effective, the Company may, in its sole discretion, provide the Buyer with a put notice (each a “Put Notice”) to purchase a specified number of the Purchase Shares (each a “Put Amount Requested”) subject to the limitations discussed below and contained in the Purchase Agreement. Upon delivery of a Put Notice, the Company must deliver the Put Amount Requested as Deposit Withdrawal at Custodian (“DWAC”) shares to Buyer within two trading days.

The actual amount of proceeds the Company receives pursuant to each Put Notice (each, the “Put Amount”) is to be determined by multiplying the Put Amount Requested by the applicable purchase price. The purchase price for each of the Purchase Shares equals 90% of the “Market Price,” which is defined as the lesser of the (i) lowest closing bid price of our common stock for any trading day during the ten (10) trading days immediately preceding the date of the respective Put Notice, or (ii) lowest closing bid price of the common stock for any trading day during the seven trading days immediately following the clearing date associated with the applicable Put Notice (the “Valuation Period”). Within three trading days following the end of the Valuation Period, the Buyer will deliver the Put Amount to the Company via wire transfer.

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The Put Amount Requested pursuant to any single Put Notice must have an aggregate value of at least $15,000, and cannot exceed the lesser of (i) 200% of the average daily trading value of the common stock in the ten trading days immediately preceding the Put Notice or (ii) such number of shares of common stock that has an aggregate value of $100,000.

In order to deliver a Put Notice, certain conditions set forth in the Purchase Agreement must be met, as provided therein. In addition, the Company is prohibited from delivering a Put Notice if: (i) the sale of Purchase Shares pursuant to such Put Notice would cause the Company to issue and sell to Buyer, or Buyer to acquire or purchase, a number of shares of the Company’s common stock that, when aggregated with all shares of common stock purchased by Buyer pursuant to all prior Put Notices issued under the Purchase Agreement, would exceed the Total Commitment Amount; or (ii) the sale of the Purchase Shares pursuant to the Put Notice would cause the Company to issue and sell to Buyer, or Buyer to acquire or purchase, an aggregate number of shares of common stock that would result in Buyer beneficially owning more than 4.99% of the issued and outstanding shares of the Company’s common stock.

Unless earlier terminated, the Purchase Agreement will terminate automatically on the earlier to occur of: (i) 24 months after the initial effectiveness of the Registration Statement, (ii) the date on which the Buyer has purchased or acquired all of the Purchase Shares, or (iii) the date on which certain bankruptcy proceedings are initiated with respect to the Company. In connection with the execution of the Purchase Agreement, the Company agreed to issue 650,000 shares of its common stock (the “Commitment Shares”) to Buyer or Buyer’s designee as a commitment fee.

On the Closing Date, and in connection with the Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Buyer whereby the Company is obligated to file the Registration Statement to register the resale of the Commitment Shares and Purchase Shares. Pursuant to the Registration Rights Agreement, the Company must (i) file the Registration Statement within thirty calendar days from the Closing Date, (ii) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day following the Closing Date, and (iii) use its reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Commitment Shares and Purchase Shares have been sold thereunder or pursuant to Rule 144.

October 2016 Securities Purchase Agreement and Convertible Debentures

On October 24, 2016 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “October 2016 SPA”) with Buyer, whereby Buyer agreed to invest up to $346,500 (the “Convertible Debentures Purchase Price”) in the Company in exchange for the convertible debentures, upon the terms and subject to the conditions thereof. Pursuant to the October 2016 SPA, the Company issued a convertible debenture to Buyer on October 26, 2016, in the original principal amount of $85,000, which bears interest at 0% per annum (the “First Debenture”). The Buyer paid the portion of the Convertible Debentures Purchase Price associated with the First Debenture, consisting of $76,500 (minus the applicable fees under the October 2016 SPA), to the Company in cash on October 26, 2016. Each convertible debenture issued pursuant to the October 2016 SPA, coupled with the accrued and unpaid interest relating to each convertible debenture, is due and payable three years from the issuance date of the respective convertible debenture. Any amount of principal or interest that is due under each convertible debenture, which is not paid by the respective maturity date, will bear interest at the rate of 18% per annum until it is satisfied in full. Additionally, the Buyer has the right at any time to convert amounts owed under each convertible debenture into shares of the Company’s common stock at the closing price of the Common Stock on September 8, 2015. Each debenture shall contain representations, warranties, events of default, beneficial ownership limitations, and other provisions that are customary of similar instruments.

The Buyer is entitled to, at any time or from time to time, convert each convertible debenture issued under the October 2016 SPA into shares of the Company’s common stock, at a conversion price per share (the “Conversion Price”) equal to either: (i) if no event of default has occurred under the respective convertible debenture and the date of conversion is prior to the date that is one hundred eighty days after the issuance date of the respective convertible debenture, $0.25, or (ii) if an event of default has occurred under the respective convertible debenture or the date of conversion is on or after the date that is one hundred eighty days after the issuance date of the respective convertible

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debenture, the lesser of (a) $0.25 or (b) 65% of the lowest closing bid price of the common stock for the twenty trading days immediately preceding the date of the date of conversion (provided, further, that if either the Company is not DWAC operational at the time of conversion or the common stock is traded on the OTC Pink at the time of conversion, then 65% shall automatically adjust to 60%), subject in each case to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar events.

We may redeem each convertible debenture issued under the October 2016 SPA, upon not more than two days written notice, for an amount (the “Redemption Price”) equal to: (i) if the Redemption Date (as defined below) is ninety days or less from the date of issuance of the respective convertible debenture, 105% of the sum of the Principal Amount so redeemed plus accrued interest, if any; (ii) if the Redemption Date is greater than or equal to ninety one days from the date of issuance of the respective convertible debenture and less than or equal to one hundred twenty days from the date of issuance of the respective convertible debenture, 110% of the sum of the Principal Amount so redeemed plus accrued interest, if any; (iii) if the Redemption Date is greater than or equal to one hundred twenty one days from the date of issuance of the respective convertible debenture and less than or equal to one hundred fifty days from the date of issuance of the respective convertible debenture, 120% of the sum of the Principal Amount so redeemed plus accrued interest, if any; (iv) if the Redemption Date is greater than or equal to one hundred fifty one days from the date of issuance of the respective convertible debenture and less than or equal to one hundred eighty days from the date of issuance of the respective convertible debenture, 130% of the sum of the Principal Amount so redeemed plus accrued interest, if any; and (v) if either (1) the respective convertible debenture is in default but the Buyer consents to the redemption notwithstanding such default or (2) the Redemption Date is greater than or equal to one hundred eighty one days from the date of issuance of the respective convertible debenture, 140% of the sum of the Principal Amount so redeemed plus accrued interest, if any. The date upon which the respective convertible debenture is redeemed and paid shall be referred to as the “Redemption Date” (and, in the case of multiple redemptions of less than the entire outstanding Principal Amount, each such date shall be a Redemption Date with respect to the corresponding redemption).

In connection with the issuance of this First Debenture, the Company determined that the terms of the First Debenture contain terms that are not fixed monetary amounts at inception. Accordingly, under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the convertible instruments will be accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date.

November 2016 Securities Purchase Agreement and Convertible Promissory Note

On November 7, 2016, the Company consummated a transaction with an Investor, whereby, upon the terms and subject to the conditions of that certain securities purchase agreement (the “November 2016 SPA”), Investor agreed to invest up to $340,000.00 (the “Convertible Note Purchase Price”) in our Company in exchange for a convertible promissory note in the principal amount of $400,000.00 (the “Note”). The Note carries a prorated original issue discount of $60,000.00 and bears interest at the rate of 6% per year. On November 18, 2016, the Investor funded the first tranche under the Note, consisting of $34,000.00 in cash. Each tranche funded under the Note (each a “Tranche”), coupled with the accrued and unpaid interest relating to that respective Tranche, is due and payable twelve months from the funding date of the respective Tranche. Any amount of principal or interest that is due under each Tranche, which is not paid by the respective maturity date, will bear interest at the rate of 22% per annum until it is satisfied in full. The Investor is entitled to, at any time or from time to time, convert each Tranche under the Note into shares of our common stock, at a conversion price per share equal to fifty five percent (55%) of the lowest traded price of the common stock for the twenty (20) trading days immediately preceding the date of the date of conversion, upon the terms and subject to the conditions of the Note. In connection with the issuance of the Note and November 2016 SPA, we agreed to issue 450,000 shares of our common stock to Investor. On December 21, 2016, the Investor funded the second Tranche under the Note, pursuant to the terms described above. In connection with the funding of the Second Tranche, we agreed to issue 50,000 shares of our common stock to Investor. The Note contains representations, warranties, events of default, beneficial ownership limitations, prepayment options, and other provisions that are customary of similar instruments.

CRITICAL ACCOUNTING POLICIES

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Our discussion and analysis of our financial condition and results of operations are based upon our unaudited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these unaudited consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the consolidated financial statements.

Derivative liabilities

We have certain financial instruments that are embedded derivatives associated with capital raises. We evaluate all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with FASB ASC 810-10-05-4 and 815-40.  This accounting treatment requires that the carrying amount of any embedded derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date.  In the event that the fair value is recorded as a liability, as is the case with us, the change in the fair value during the period is recorded as either income or expense. Upon conversion or exercise, the derivative liability is marked to fair value at the conversion date and then the related fair value is reclassified to equity.

Revenue recognition

Pursuant to the guidance of ASC Topic 605, we recognize revenues when persuasive evidence of an arrangement exists, delivery has occurred or services have been provided, the purchase price is fixed or determinable and collectability is reasonably assured. For product sale, the Company’s standard terms are “ex works”, with title transferring to its customer at the Company suppliers’ loading docks or upon embarkation with risk of loss being assumed by the customer at the shipping point. The Company has a small percentage of sales with other terms, and revenue is recognized in accordance with the terms of the related customer purchase order. Shipping and handling costs billed to customers are recognized in revenue. For logistics services performed, we recognize revenues upon performance and completion of services rendered.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Common stock awards issued to consultants represent common stock granted to non-employees in exchange for services at fair value. The measurement dates for such awards are set at the dates that the contracts are entered into, as the awards are non-forfeitable and vest immediately. The measurement date fair value is then recognized over the service period as if we had paid cash for such service.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued an update ("ASU 2014-09") Revenue from Contracts with Customers.  ASU 2014-09 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with

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customers and supersedes most of the existing revenue recognition guidance.  ASU 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures.  ASU 2014-09 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2016.  We are currently evaluating the impact of the adoption of ASU 2014-09 on our consolidated financial statements.

In June 2014, the FASB issued an update (“ASU 2014-12”) to ASC Topic 718, Compensation – Stock Compensation.  ASU 2014-12 requires an entity to treat performance targets that can be met after the requisite service period of a share based award has ended, as a performance condition that affects vesting.  ASU 2014-12 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2015.  The adoption of ASU 2014-12 is not expected to have a material effect on our financial position, results of operations and cash flows.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern, that will require management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosures in certain circumstances. In connection with each annual and interim period, management will assess if there is substantial doubt about an entity’s ability to continue as a going concern within one year after the issuance date. Substantial doubt exists if it is probable that the entity will be unable to meet its obligations within one year after the issuance date. The new standard defines substantial doubt and provides example indicators. Disclosures will be required if conditions give rise to substantial doubt. However, management will need to assess if its plans will alleviate substantial doubt to determine the specific disclosures. This standard is effective for public entities for annual periods ending after December 15, 2016. Earlier application of this standard is permitted. This standard is not expected to have a material effect on our financial position, results of operations and cash flows.

In February 2015, the FASB issued ASU 2015-02, Consolidation (Topic 810) (“ASU 2015-02”), to address financial reporting considerations for the evaluation as to the requirement to consolidate certain legal entities. ASU 2015-02 is effective for fiscal years and for interim periods within those fiscal years beginning after December 15, 2015. This standard is not expected to have a material effect on our financial position, results of operations and cash flows.

In April 2015, the FASB issued ASU 2015-03, Interest—Imputation of Interest (Subtopic 835-30) (“ASU 2015-03”), as part of the initiative to reduce complexity in accounting standards. The update requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. ASU 2015-03 is effective for annual periods beginning after December 15, 2015 and for interim periods within those fiscal years.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”), which requires entities to present deferred tax assets and deferred tax liabilities as noncurrent in a classified balance sheet. The ASU simplifies the current guidance in ASC Topic 740, Income Taxes, which requires entities to separately present deferred tax assets and liabilities as current and noncurrent in a classified balance sheet. ASU 2015-17 is effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period. We do not expect the impact of ASU 2015-17 to be material to our consolidated financial statements.

There are no other recently issued accounting standards that apply to us or that are expected to have a material impact on our results of operations, financial condition, or cash flows.

CONTRACTUAL OBLIGATIONS AND OFF-BALANCE SHEET ARRANGEMENTS

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have

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presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following tables summarize our contractual obligations as of September 30, 2016, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
Contractual obligations:	Total	Less than 1 year	1-3 years	3-5 years	5 + years
Convertible notes payable	$87,834	$87,834	$—	$—	$—
Loans payable	53,544	53,544
Operating lease	5,470	5,470	—	—	—
Total	$146,848	$146,848	$—	$—	$—

 Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this prospectus.

NAME	AGE	POSITION	DIRECTOR SINCE
Victor Petrone	46	President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and Director	2014

Victor Petrone. Mr. Petrone has more than 20 years of experience in the hospitality business sector. From 2009 to 2010, Mr. Petrone was an independent hospitality consultant in Europe. During 2010, Mr. Petrone was appointed the chief operating officer of Diamond Ranch Foods, a publicly traded U.S. corporation. Mr. Petrone held this position until 2011 when he returned to being a consultant in the hospitality industry. This subsequently let to Mr. Petrone being appointed as the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer of Petrone Worldwide, Inc. on March 3, 2014. Mr. Petrone is a graduate of the Wharton School of Business, University of Pennsylvania.

During his career, Mr. Petrone was general manager and vice president of Performance Food Group/ Roma Foods, now a publicly traded company, then director of Specialty Markets and International Markets Sysco Foodservice, also a publicly traded company. Subsequently, Mr. Petrone became president of Nascent Wine Company, Inc. and chief operating officer of Diamond Ranch Foods, Ltd. all of which are publicly traded companies.

Involvement in Certain Legal Proceedings

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To our knowledge, none of our directors and executive officers have been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance Matters

Committees

Our Board of Directors does not currently have any committees, including an audit committee, a compensation committee or nominating and corporate governance committee. The functions of those committees are being undertaken by our sole director. Because we only have one director, we believe that the establishment of these committees would be more form over substance.

Audit Committee and Financial Expert

Presently, the Board of Directors acts as the audit committee. The Board of Directors does not have an audit committee financial expert. The Board of Directors has not yet recruited an audit committee financial expert to join the Board of Directors because we have only recently commenced a significant level of financial operations.

Code of Ethics

We have not yet adopted a Code of Ethics and Business Conduct.

Board Leadership Structure and Role in Risk Oversight

Mr. Victor Petrone serves as Chairman and sole member of our Board of Directors. Our Board of Directors is primarily responsible for overseeing our risk management processes. The Board of Directors receives and reviews

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periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our assessment of risks. The Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the Board of Directors oversees our risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing us and that our board leadership structure supports this approach.

EXECUTIVE COMPENSATION

As a smaller reporting company, we are required to disclose the executive compensation of our named executive officers, which consist of the following individuals, for the fiscal years ended December 31, 2014 and December 31, 2015, respectively: (i) any individual serving as our principal executive officer or acting in a similar capacity during such fiscal years; (ii) the two other most highly compensated executive officers of the Company serving as executive officers at the end of the most recently completed fiscal year; and (iii) any additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the most recently completed fiscal year.

Summary Compensation Table

The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our named executive officers during the fiscal years ended December 31, 2015 and December 31, 2014.

2015 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Victor Petrone,	2015	—	—	—	—	—	—	12,600 (1)	12,600
sole director, President/CEO, Secretary, Treasurer/CFO	2014	—	—	—	—	—	—	46,900 (2)	46,900

1	Represents amounts paid to Mr. Petrone not reflected as salary on Form W-2.

2	Represents amounts paid to Mr. Petrone not reflected as salary on Form W-2. This amounts differs from amounts previously reported due to errors.

Employment Agreement

Currently, we have no employment agreements with any officer or director.

Outstanding Equity Awards at December 31, 2015

The following table provides information with respect to outstanding stock options and restricted stock held by our named executive officers at December 31, 2015:

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Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Victor Petrone, sole director, President/CEO, Secretary, Treasurer/CFO)	--	--	--	--	N/A	--	--	--	--

Director Compensation

No director received compensation for services rendered to us in his capacity as a director during the fiscal years ended December 31, 2015 and December 31, 2014.

Indemnification of Directors and Officers

Our Articles of Incorporation, as amended and restated, and our Bylaws provide for mandatory indemnification of our officers and directors, except where such person has been adjudicated liable by reason of his negligence or willful misconduct toward us or such other corporation in the performance of his duties as such officer or director. Our Bylaws also authorize the purchase of director and officer liability insurance to insure them against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have the power to indemnify such person under the applicable law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of February 6, 2017 regarding the beneficial ownership of our common shares by:

•	each stockholder who is known by us to own beneficially in excess of 5% of our outstanding common stock;

•	each director;

•	each executive officer; and

•	the executive officers and directors as a group.

Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock. The percentage of beneficial ownership of common stock is based upon 28,659,897 shares of common stock outstanding as of February 6, 2017.

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		NUMBER OF SHARES	PERCENT OF SHARES
NAME AND ADDRESS OF	TITLE	BENEFICIALLY	BENEFICIALLY
BENEFICIAL OWNER	OF CLASS	OWNED	OWNED
Victor Petrone	Common	14,260,542 (1)	49.75%
2200 N. Commerce Parkway Weston, Florida 33326
All Directors and officers as a group (1 member)	Common	14,260,542	49.75%

____________

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.

Series A Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Victor Petrone	1,000,000	100.0%

(1) Calculated on the basis of 1,000,000 issued and outstanding shares of Series A preferred stock as of February 6, 2017. Holders of our Series A preferred stock are entitled to 50 votes per share; provided, however, that in the event that the votes by the holders of the Series A preferred stock do not total at least 51% of the votes of all classes of the Company’s authorized capital stock entitled to vote, then in any such case, the votes cast by a majority of the holders of the Series A preferred stock shall be deemed to equal 51% of all votes cast at any meeting of stockholders, or any issue put to the stockholders for voting.

Changes in Control

Our management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

We do not have a specific policy or procedure for the review, approval, or ratification of any transaction involving related persons. We historically have sought and obtained funding from officers, directors, and family members as these categories of persons are familiar with our management and often provide better terms and conditions than we can obtain from unassociated sources. Also, we are so small that having specific policies or procedures of this type would be unworkable.

From time to time, we receive advances from our chief executive officer for working capital purposes. The advances are non-interest bearing and are payable on demand. For the years ended December 31, 2016 and 2015, due to related party activity consisted of the following:

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	For the Year ended December 31, 2016	For the Year ended December 31, 2015
Balance due to related party at beginning of year	$38,434	$8,051
Working capital advances received	38,000	800
Repayments and conversion made	(42,380)	(983)
Balance due to related party at end of year	$34,054	$7,868

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Director Independence

At this time we do not have a policy that our directors or a majority be independent of management as we have at this time only one director. It is our intention to implement a policy that a majority of the Board member be independent of our management as the members of the board of director’s increases. A Director is considered independent if the Board affirmatively determines that the Director (or an immediate family member) does not have any direct or indirect material relationship with us or our affiliates or any member of our senior management or his or her affiliates. The term “affiliate” means any corporation or other entity that controls, is controlled by, or under common control with us, evidenced by the power to elect a majority of the Board of Directors or comparable governing body of such entity. The term “immediate family member” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in law, brothers- and sisters-in-laws and anyone (other than domestic employees) sharing the Director’s home.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

From March 2014 until December 7, 2016, our common stock had been quoted on the OTC Market Pink Sheets under the symbol "PFWI". On December 7, 2016, our common stock opened for trading on the OTCQB Market under the symbol “PFWI”. The following table sets forth the high and low price information of our common stock for the periods indicated. Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Quarter Ended	High	Low
September 30, 2016	$0.3161	$0.2800
June 30, 2016	$0.8999	$0.25
March 31, 2016	$9.39	$0.3000

December 31, 2015	$6.35	$0.13
September 30, 2015	$0.99	$0.111
June 30, 2015	$1.00	$0.111
March 31, 2015	$1.00	$1.00

December 31, 2014	$2.25	$1.00
September 30, 2014	$2.25	$0.129
June 30, 2014	$2.55	$0.865
March 31, 2014	$1.30	$0.90

SHAREHOLDERS OF RECORD

As of February 6, 2017, we had 28,659,897 outstanding shares of common stock and there were approximately 420 holders of record of our common stock, not including holders who hold their shares in street name.

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DIVIDENDS

We have never declared or paid a cash dividend. At this time, we do not anticipate paying dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business and to fund future growth. You should not purchase our Shares on the expectation of future dividends.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	-0-	N/A	N/A
Equity compensation plans not approved by security holders	-0-	N/A	N/A
Total	-0-

As of the date of this prospectus, we do not have a stock option plan.

DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our articles of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

As of the date of this prospectus, our authorized capital stock consists of (i) 900,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). At February 6, 2017, we had 28,659,897 shares of Common Stock issued and outstanding and 1,000,000 shares of Series A Preferred Stock which were designated from the Preferred Stock and were issued and outstanding. The following summarized the important provisions of the Company’s capital stock.

Common Stock

As of February 6, 2017, there were 28,659,897 shares of our common stock issued and outstanding. We have reserved an aggregate of 5,000,000 shares of common stock pertaining to that certain convertible promissory note

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dated December 29, 2015. No other shares for issuance upon exercise of common stock purchase warrants or stock options.

Of our total issued and outstanding common shares, 14,260,542 shares are owned by our sole officer and director, Mr. Petrone. All of our shares of common stock issued and outstanding were issued in private placement offerings or otherwise have been held a period in excess of six months and are eligible to be resold pursuant to Rule 144 promulgated under the Securities Act.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

The resale of our shares of common stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our affiliate shareholders who have beneficially-owned restricted shares of common stock for at least six months to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock. Furthermore, if such shares are held for at least six months by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal shareholders during the three month period prior to resale), such restricted shares can be sold without any volume limitation, provided all of the other requirements for resale under Rule 144 are applicable.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

On February 19, 2016, the Board of Directors of the Company authorized and approved to create a new class of voting preferred stock called “Series A Preferred Stock”, consisting of 1,000,000 shares authorized, $.001 par value. The preferred stock is not convertible into any other class or series of stock. On all matters to come before the shareholders of the Company, the holders of Series A Preferred shall have that number of votes per share (rounded to the nearest whole share) equal to the product of (x) the number of shares of Series A Preferred held on the record date for the determination of the holders of the shares entitled to vote (the “Record Date”), or, if no record date is established, at the date such vote is taken or any written consent of shareholders is first solicited, and (y) 50. In the event that the votes by the holders of the Series A Preferred Stock do not total at least 51% of the votes of all classes of the Company’s authorized capital stock entitled to vote, then regardless of the provisions of this paragraph, in any such case, the votes cast by a majority of the holders of the Series A Preferred Stock shall be deemed to equal 51% of all votes cast at any meeting of stockholders, or any issue put to the stockholders for voting and the Company may state that any such action approved by at least a majority of the holders of the Series A Preferred Stock was had by majority vote of the holders of all classes of the Company’s capital stock. On February 19, 2016, we issued 1,000,000 shares of Series A Preferred Stock to our chief executive officer.

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The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

Registration Rights

In accordance with that certain Registration Rights Agreement, dated October 24, 2016, between the Company and Peak One Opportunity Fund, L.P. (the “Selling Stockholder”), the Selling Stockholder is entitled to certain rights with respect to the registration of the shares of common stock issued in connection with the Equity Purchase Agreement (the “Selling Stockholder Registrable Securities”).

Pursuant to the Registration Rights Agreement, the Company must (i) file the Registration Statement within thirty calendar days from the Closing Date, (ii) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day following the Closing Date, and (iii) use its reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Commitment Shares and Purchase Shares have been sold thereunder or pursuant to Rule 144. We must also take such action as is necessary to register and/or qualify the Selling Stockholder Registrable Securities under such other securities or blue sky laws of all applicable jurisdictions in the United States.

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for any broker or similar concessions or any legal fees or other costs of the Selling Stockholder.

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

SELLING STOCKHOLDER

This Prospectus relates to the possible resale from time to time by the Selling Stockholder named in the table below of any or all of the shares of common stock that has been or may be issued by us to the Selling Stockholder under the Equity Purchase Agreement. For additional information regarding the transaction relating to the issuance of common stock covered by this Prospectus, see “Management’s Discussion and Analysis of Results of Operation and Financial Condition – Liquidity and Capital Resources – Equity Purchase Agreement and Registration Rights Agreement” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement in order to permit the Selling Stockholder to offer the shares for resale from time to time.

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The table below presents information regarding the Selling Stockholder and the shares of common stock that it may offer from time to time under the Equity Purchase Plan under this Prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of February 6, 2017. As used in this Prospectus, the term “Selling Stockholder” includes the Selling Stockholder, and any donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this Prospectus from the Selling Stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholder may offer under this Prospectus. The Selling Stockholder may sell some, all or none of its shares offered by this Prospectus. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the Selling Stockholder has voting and investment power. With respect to the Equity Line with the Selling Stockholder, because the purchase price of the shares of common stock issuable under the Equity Purchase Agreement is determined on each settlement date, the number of shares that may actually be sold by us under the Equity Purchase Agreement may be fewer than the number of shares being offered by this Prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this Prospectus.

	Number of Shares of Common Stock Owned Prior to Offering			Maximum Number of Shares of Common Stock to be Offered	Number of Shares of Common Stock Owned after Offering
Name of Selling Stockholder	Number		Percent	Pursuant to this Prospectus	Number (1)		Percent
Peak One Opportunity Fund, L.P. (2)	990,000	(3)	3.45%	7,506,942	990,000	(3)(4)	2.74%

(1) Assumes the sale of all shares being offered pursuant to this Prospectus.

(2) The Selling Stockholder’s principal business is that of a private investment firm. We have been advised that the Selling Stockholder is not a member of FINRA, or an independent broker-dealer, and that neither the Selling Stockholder nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Jason Goldstein of Peak One Investments LLC, the general partner of the Selling Stockholder, has sole voting and dispositive powers with respect to the shares of common stock being registered for sale by the Selling Stockholder.

(3)  Represents 650,000 shares of common stock (“Commitment Shares”) issued to Selling Stockholder as a commitment fee in connection with the Equity Purchase Agreement and 340,000 shares of common stock issuable upon conversion of the convertible debentures (“Convertible Debentures”) held by the Selling Stockholder issued under the Securities Purchase Agreement (assuming no event of default has occurred under the convertible debentures). In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the Offering all of the shares that the Selling Stockholder may be required to purchase under the Equity Purchase Agreement (“Purchase Shares”) because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of the Selling Stockholder’s control, including, but not limited to, the Registration Statement of which this Prospectus is a part becoming and remaining effective. Furthermore, the maximum dollar value of each Put of common stock to the Selling Stockholder under the Equity Purchase Agreement is subject to certain agreed upon threshold limitations set forth therein. Also, under the terms of the Equity Purchase Agreement, as amended, we may not issue shares of our

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common stock to the Selling Stockholder to the extent that the Selling Stockholder or any of its affiliates would, at any time, beneficially own more than 4.99% of our outstanding common stock.

(4)  Assumes shares owned directly (Commitment Shares as well as shares underlying Convertible Debentures) after conversion of the Convertible Debentures or reflects shares underlying unconverted Convertible Debentures, or both.

PLAN OF DISTRIBUTION

The Selling Stockholder, including any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby which were acquired under the Equity Purchase Agreement on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at market prices prevailing at the time of sale, prices related to prevailing market prices, fixed prices or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	exchange distributions in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlements of short sales;
•	transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	writings or settlements of options or other hedging transactions, whether through an options exchange or otherwise;
•	combinations of any such methods of sale; or
•	any other methods permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.   The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by

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them may be deemed to be underwriting commissions or discounts under the Securities Act.  The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. The Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We have agreed to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the sale of all of the securities pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholder or any other person.  We will make copies of this Prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our common stock acquired through the exercise of outstanding warrants could materially adversely affect the market price of our common stock. In addition, sales of our common stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Sale of Restricted Shares

As of February 6, 2017, there were 28,659,897 shares of common stock outstanding. The 7,506,942 shares of common stock being offered by this Prospectus will be freely tradable, other than by any of our “affiliates,” as defined in Rule 144(a) under the Securities Act, without restriction or registration under the Securities Act. In addition, 28,659,897 outstanding shares were issued and sold by us in private transactions and those shares, as well as shares issuable on exercise of currently outstanding convertible notes are, or will be, eligible for public sale if

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registered under the Securities Act or sold in accordance with Rule 144 under the Securities Act. These remaining shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of common stock, or (2) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our company. A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

Transfer Agent

The transfer agent for our common stock is OTC Stock Transfer, Inc. at 6364 South Highland Drive, Suite 201, Salt Lake City, UT 84121.   OTC Stock Transfer, Inc.’s telephone number is (801) 272-7272.

LEGAL MATTERS

The law firm of Legal & Compliance, LLC has provided opinions regarding the validity of the shares of our common stock offered pursuant to this Prospectus.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries as of December 31, 2015 and December 31, 2014 and for the year and period then ended, respectively, have been audited by MaloneBailey, LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF THE SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. Our Articles of Incorporation, as amended, provide that that the Company may indemnify its officers, directors, agents and other persons to the fullest extent permitted by the laws of the State of Nevada as the Board of Directors may from time to time provide in the Bylaws or by resolution.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed the Registration Statement, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of the Registration Statement, does not contain all information included in the Registration Statement. Certain information is omitted and you should refer to the Registration Statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contracts or documents. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the Registration Statement, of which this Prospectus is a part, can also be reviewed by accessing the SEC’s website at www.sec.gov.

We file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.clsholdingsinc.com. You may access our annual reports on Form 10-K and quarterly reports on Form 10-Q free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information and other content contained on any of our websites are not part of this Prospectus.

Notwithstanding anything herein to the contrary, all documents subsequently filed by Petrone Worldwide, Inc. pursuant to Section 13(a), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus.

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 INDEX TO FINANCIAL STATEMENTS

As of September 30, 2016 and December 31, 2015 and for the Three and Nine Months Ended

September 30, 2016 and September 30, 2015 (Unaudited)

As of December 31, 2015 and 2014 and for the Year Ended December 31, 2015 and 2014 (Audited)

F-1

PETRONE WORLDWIDE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2016	2015

ASSETS
CURRENT ASSETS:
Cash	$13,195	$208,064
Accounts receivable	66,826	—
Prepaid expenses and other current assets	30,598	131,046
Advances to supplier	137,365	11,262

Total Current Assets	247,984	350,372

TOTAL ASSETS	$247,984	$350,372

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Convertible notes payable, net	$87,834	$129,187
Loans payable	53,544	—
Accounts payable	74,959	45,174
Accrued expenses	7,243	405
Advances from customers	9,539	—
Due to related party	34,054	38,434
Derivative liability	2,093	73,236

Total Current Liabilities	269,266	286,436

Total Liabilities	269,266	286,436

Commitments (See Note 7)

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $.001 par value, 10,000,000 shares authorized;
Series A preferred stock: $.001 par value; 1,000,000 shares authorized; 1,000,000 and
0 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	1,000	—
Common stock: $.001 par value, 100,000,000 shares authorized; 22,959,897 and 21,483,230 issued and outstanding at September 30, 2016 and December 31, 2015, respectively	22,960	21,483
Additional paid-in capital	3,333,810	2,722,559
Accumulated deficit	(3,379,052)	(2,680,106)

Total Stockholders' Equity (Deficit)	(21,282)	63,936

Total Liabilities and Stockholders' Equity (Deficit)	$247,984	$350,372

See accompanying notes to unaudited consolidated financial statements.
F-2

 PETRONE WORLDWIDE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
		(As Restated)		(As Restated)
REVENUES:
Product segment	$35,422	$24,457	$206,851	$1,373,547
Logistic services segment	50,708	—	50,708	—

Total Revenues	86,130	24,457	257,559	1,373,547

COST OF REVENUES:
Product segment	28,217	22,934	162,113	1,265,838
Logistic services segment	33,830	—	33,830	—

Total Cost of Revenues	62,047	22,934	195,943	1,265,838

GROSS PROFIT	24,083	1,523	61,616	107,709

OPERATING EXPENSES:
Compensation and related benefits	15,000	—	48,000	12,600
Consulting fees	23,298	66,393	167,638	102,641
Professional fees	47,821	10,973	146,625	40,682
Rent expense	7,753	14,295	42,969	62,918
General and administrative expenses	31,850	24,732	176,466	92,916

Total Operating Expenses	125,722	116,393	581,698	311,757

LOSS FROM OPERATIONS	(101,639)	(114,870)	(520,082)	(204,048)

OTHER EXPENSES:
Interest expenses	(90,646)	(58)	(236,279)	(105)
Gain on derivative liability	1,915	—	57,415	—

Total Other Expense	(88,731)	(58)	(178,864)	(105)

NET LOSS	$(190,370)	$(114,928)	$(698,946)	$(204,153)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.01)	$(0.01)	$(0.03)	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	22,830,441	16,014,085	22,601,478	15,646,684

 See accompanying notes to unaudited consolidated financial statements.

F-3

PETRONE WORLDWIDE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	September 30,
	2016	2015
		(As Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(698,946)	$(204,153)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount to interest expense	120,813	—
Stock-based compensation	140,448	105,179
Gain on derivative liability	(57,415)	—
Stock-based interest expense for debt modification	80,000	—
Change in operating assets and liabilities:
Accounts receivable	(66,826)	(812)
Prepaid expenses and other current assets	—	5,724
Advances to supplier	(126,103)	12,782
Accounts payable	29,785	(685)
Accrued expenses	6,838	(6,288)
Advances from customers	9,539	9,654

NET CASH USED IN OPERATING ACTIVITIES	(561,867)	(78,599)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party advances	38,000	—
Repayment of related party advances	(42,380)	(983)
Repayment of convertible debt	(162,166)	—
Proceeds from loans payable	55,000	—
Repayment of loans payable	(1,456)	—
Proceeds from sale of common stock	480,000	5,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	366,998	4,017

NET DECREASE IN CASH	(194,869)	(74,582)

CASH, beginning of period	208,064	77,827

CASH, end of period	$13,195	$3,245

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$35,466	$105
Income taxes	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Reclassification of derivative liability to equity	$13,728	$—

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Common stock issued for future services and reflected in prepaid expenses	$24,000	$164,250
Exchange of related party advances for accounts payable	$—	$800

See accompanying notes to unaudited consolidated financial statements.

F-5

PETRONE WORLDWIDE, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2016

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

Petrone Worldwide, Inc. (the “Company”) was incorporated as Sheridan Industries, Inc. on December 14, 1998 in the State of Nevada. On December 31, 1998, the Company changed its name to Diabetex International Corp. and effective February 18, 2014, the Company changed its name to Petrone Worldwide, Inc.

On January 29, 2014 and effective March 3, 2014, the Company entered into a purchase agreement (the “Purchase Agreement”) with Petrone Food Works, Inc. (“PFW”) and the shareholder of PFW. Pursuant to the Purchase Agreement, the Company acquired 100% of PFW’s issued and outstanding common stock from the PFW shareholder in exchange for the issuance of 11,760,542 shares of the Company’s common stock, representing 98.4% of the outstanding common stock, (the “Exchange”), after giving effect to a 1-for-500 reverse stock split (the “Reverse Stock Split”) which resulted in 195,607 common shares outstanding prior to the Exchange for liabilities of $30,000. Accordingly, the PFW shareholder became a shareholder of the Company and PFW became a subsidiary of the Company. The Exchange has been accounted for as a reverse-merger and recapitalization since the stockholder of PFW obtained voting and management control of the Company. PFW is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations reflected in the historical financial statements prior to the Exchange are those of PFW and was recorded at the historical cost basis of PFW, and the consolidated financial statements after completion of the Exchange included the assets and liabilities of both the Company and PFW and the Company’s consolidated operations from the closing date of the Exchange. All share and per share data in the accompanying consolidated financial statements have been retroactively restated to reflect the effect of the Reverse Stock Split and recapitalization. PFW was formed under the laws of the State of Nevada in October 2013.

The Company is in the hospitality industry and is a supplier of tabletop kitchenware and hotel room products thru an exclusive licensing agreement with a leading supplier. Additionally, in August 2016, the Company began providing logistic services to one customer.

Basis of Presentation and Principles of Consolidation

The Company’s unaudited consolidated financial statements include the financial statements of its wholly-owned subsidiary, Petrone Food Works, Inc. (inactive). All significant intercompany accounts and transactions have been eliminated in consolidation.

The consolidated financial statements for the three and nine months ended September 30, 2016 and 2015 have been prepared by us without audit pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments necessary to present fairly our financial position, results of operations, and cash flows as of September 30, 2016 and 2015, and for the periods then ended, have been made. Those adjustments consist of normal and recurring adjustments. Certain information and note disclosures normally included in our annual financial statements prepared in accordance with generally accepted accounting principles have been or omitted. The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of and for the year ended December 31, 2015 and footnotes thereto included in the Company’s Annual Report on Form 10-K filed with the SEC on September 9, 2016. The results of operations for the nine months ended September 30, 2016 are not necessarily indicative of the results to be expected for the full year.

Going concern

These unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As

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reflected in the accompanying unaudited consolidated financial statements, for the nine months ended September 30, 2016, the Company had a net loss of $698,946 and net cash used in operations of $561,867. Additionally, the Company had an accumulated deficit, stockholders’ deficit and a working capital deficit of $3,379,052, $21,282 and $21,282, respectively, at September 30, 2016. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. Although the Company has historically raised capital from sales of equity and from the issuance of promissory notes, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates for the nine months ended September 30, 2016 and 2015 include estimates of current and deferred income taxes and deferred tax valuation allowances, the fair value of derivative liabilities, and the fair value of non-cash equity transactions.

Fair value of financial instruments and fair value measurements

FASB ASC 820 — Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on September 30, 2016. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1- Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2- Inputs are quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3- Inputs are unobservable inputs that reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, loans, accounts payable, accrued expenses, and other payables approximate their fair market value based on the short-term maturity of these instruments.

F-7

The Company analyzes all financial and non-financial instruments with features of both liabilities and equity under the FASB’s accounting standard for such instruments. Under this standard, financial and non-financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company accounts for one instrument at fair value using level 3 valuation.

	At September 30, 2016			At December 31, 2015
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative liability	—	—	$2,093	—	—	$73,236

A roll forward of the level 3 valuation financial instruments is as follows:

Derivative Liability
Balance at December 31, 2015	$73,236
Reclassification of derivative liability to equity	(13,728)
Change in fair value included in net loss	(57,415)
Balance at September 30, 2016	$2,093

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

Accounts receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Advances to Supplier

Advances to supplier represent the advance payments for the purchase of product from supplier.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Derivative liabilities

The Company has certain financial instruments that are embedded derivatives associated with capital raises. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with FASB ASC 810-10-05-4 and 815-40.  This accounting treatment requires that the carrying amount of any embedded derivatives

F-8

be recorded at fair value at issuance and marked-to-market at each balance sheet date.  In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either income or expense. Upon conversion or exercise, the derivative liability is marked to fair value at the conversion date and then the related fair value is reclassified to equity.

Revenue recognition

Pursuant to the guidance of ASC Topic 605, the Company recognizes sales when persuasive evidence of an arrangement exists, delivery has occurred or services have been provided, the purchase price is fixed or determinable and collectability is reasonably assured. For product sale, the Company’s standard terms are “ex works”, with title transferring to its customer at the Company suppliers’ loading docks or upon embarkation with risk of loss being assumed by the customer at the shipping point. The Company has a small percentage of sales with other terms, and revenue is recognized in accordance with the terms of the related customer purchase order. Shipping and handling costs billed to customers are recognized in revenue. For logistics services performed, the Company recognizes revenue upon performance and completion of services rendered.

Cost of sales

Cost of sales includes inventory costs, materials and supplies costs, and shipping and handling costs incurred.

Shipping and handling costs

For the nine months ended September 30, 2016 and 2015, shipping and handling costs incurred for product shipped to customers are included in cost of sales and amounted to $33,569 and $127,785, respectively. Shipping and handling costs charged to customers are included in sales.

Advertising costs

All costs related to advertising of the Company’s products are expensed in the period incurred.

Income taxes

The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of Accounting Standards Codification (ASC) 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of September 30, 2016 and December 31, 2015, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company recognizes interest and penalties related to uncertain income tax positions in other expense. The Company did not record such interest or penalties for the nine months ended September 30, 2016 and 2015.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

F-9

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Common stock awards issued to consultants represent common stock granted to non-employees in exchange for services at fair value. The measurement dates for such awards are set at the dates that the contracts are entered into as the awards are non-forfeitable and vest immediately. The measurement date fair value is then recognized over the service period as if the Company has paid cash for such service.

Loss per share of common stock

ASC 260 “Earnings Per Share”, requires dual presentation of basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Basic net loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Additionally, potentially dilutive common shares consist of common stock issuable upon conversion of convertible debt. These common stock equivalents may be dilutive in the future. Potentially dilutive common shares were excluded from the computation of diluted shares outstanding as they would have an anti-dilutive impact on the Company’s net losses and consisted of the following:

	September 30, 2016	September 30, 2015
Convertible notes	207,097	230,769

Segment reporting

The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the Chairman and chief executive officer (“CEO”) of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. The Company classified the reportable operating segments into (i) the sale and distribution of products to the hospitality industry segment, and (ii) logistics services segment.

Recent accounting pronouncements

In May 2014, the FASB issued an update ("ASU 2014-09") Revenue from Contracts with Customers.  ASU 2014-09 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance.  ASU 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and requires certain additional disclosures.  ASU 2014-09 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2016.  The Company is currently evaluating the impact of the adoption of ASU 2014-09 on its consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern, that will require management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosures in certain circumstances. In connection with each annual and interim period, management will assess if there is substantial doubt about an entity’s ability to continue as a going concern within one year after the issuance date. Substantial doubt exists if it is probable that the entity will be unable to meet its obligations within one year after the issuance date. The new standard defines substantial doubt and provides

F-10

example indicators. Disclosures will be required if conditions give rise to substantial doubt. However, management will need to assess if its plans will alleviate substantial doubt to determine the specific disclosures. This standard is effective for public entities for annual periods ending after December 15, 2016. Earlier application of this standard is permitted. This standard is not expected to have a material effect on our financial position, results of operations and cash flows.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”), which requires entities to present deferred tax assets and deferred tax liabilities as noncurrent in a classified balance sheet. The ASU simplifies the current guidance in ASC Topic 740, Income Taxes, which requires entities to separately present deferred tax assets and liabilities as current and noncurrent in a classified balance sheet. ASU 2015-17 is effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period. The Company does not expect the impact of ASU 2015-17 to be material to our consolidated financial statements.

In February 2016, the FASB issued its new lease accounting guidance in ASU No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize for all leases (with the exception of short-term leases) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new standard is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the impact of the adoption of this ASU to the Company’s consolidated financial statements and related disclosures.

In March 2016, the FASB issued its new stock compensation guidance in ASU No. 2016-09 (Topic 718). First, under the new guidance, companies will be required to recognize the income tax effects of share-based awards in the income statement when the awards vest or are settled (i.e., additional paid-in capital (“APIC”) or APIC pools will be eliminated). In addition, the new guidance allows a withholding amount of awarded shares with a fair value up to the amount of tax owed using the maximum, instead of the minimum, statutory tax rate without triggering liability classification for the award. Lastly, the new guidance allows companies to elect whether to account for forfeitures of share-based payments by (1) recognizing forfeitures of awards as they occur or (2) estimating the number of awards expected to be forfeited and adjusting the estimate when it is likely to change, as is currently required. The new standard is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted. The result of adopting this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

There are no other recently issued accounting standards that apply to us or that are expected to have a material impact on our results of operations, financial condition, or cash flows

NOTE 3 – CONVERTIBLE NOTES

In 2013 and on July 1, 2014, the Company entered into two convertible promissory note agreements with individuals in the amount of $20,000 and $10,000, respectively. The notes were non-interest bearing, unsecured and were due on demand. The notes are convertible into shares of stock of the Company at the market price on the date of conversion. Pursuant to ASC Topic 470-20 (Debt with conversion and other options), since these convertible notes had fixed conversion price at market, the Company determined it had a fixed monetary amounts that can be settled for the debt. Accordingly, no derivative liability was calculated. On December 22, 2015, the Company entered into a debt purchase and assignment agreement with one of the debt holders whereby a convertible note in the principal amount of $10,000 became convertible at $.0025 per common share and the note was converted into 4,000,000 shares of the Company’s common stock. At September 30, 2016, one note remains due in the principal amount of $20,000.

On December 28, 2015, the Company entered into a secured convertible promissory note (the “Convertible Note”) with Firstfire Global Opportunities Fund LLC (the “Lender”), with a principal amount of $230,000, which amount is the $200,000 purchase price plus a 15% original issue discount equal to $30,000. Additionally, the lender deducted legal fees of $10,000 and the Company received net proceeds of $190,000. The unpaid principal and interest is secured by the Company’s common stock, bears interest computed at a rate of interest that is equal to 7.0% per annum, and is payable in monthly installments of $50,555 commencing April 28, 2016 through August 28, 2016.

F-11

Any amount of principal or interest on this Convertible Note, which is not paid by the due dates, shall bear interest at the rate of 15% per annum from the due date until paid. During the nine months ended September 30, 2016, the Company repaid Convertible Note principal of $162,166.

The Lender is entitled, at their option, at any time after the eighth month anniversary of this Convertible Note, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into the Company’s common stock. The conversion price shall equal $0.50 per share (the "Fixed Conversion Price") provided, however that from and after the occurrence of any event of default, as defined, the conversion price shall be the lower of: (i) the Fixed Conversion Price or (ii) 50% multiplied by the lowest sales price of the common stock in a public market during the ten consecutive Trading Day period immediately preceding the Trading Day that the Company receives a notice of conversion. In connection with the issuance of this Convertible Note, the Company determined that the terms of the Convertible Note include a down-round provision under which the conversion price and exercise price could be affected by future equity offerings undertaken by the Company or contain terms that are not fixed monetary amounts at inception. Accordingly, under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the convertible instruments were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Black- Scholes Option Pricing Model. On the initial measurement date, the fair values of the embedded conversion option derivative of $73,236 was recorded as a derivative liability and was allocated as a debt discount to the Convertible Note of $73,236. At December 28, 2015, the Company valued the embedded conversion option derivative liabilities resulting in no gain or loss from change in fair value of derivative liabilities. Additionally, in connection with this Convertible Note, in December 2015, the Company paid Lender debt issuance costs of $10,000 and issued 50,000 shares of its common stock. These common shares were valued at $0.225 per share based on recent sales of the Company’s stock and in December 2015, the Company recorded a debt discount of $10,725, which is the relative fair value of such shares.

During the nine months ended September 30, 2016, the Company entered into agreements for the addendum of the Convertible Note which waived all rights to enforce any event of default, which may have been triggered by the Company’s failure to file it reports with the SEC. In connection with these agreements, the Company issued an aggregate of 200,000 shares of common stock that were valued on the date of grant at $0.40 per share or $80,000 based on recent sales of the Company’s common stock and paid cash penalties of $10,000. The value of these shares and the cash penalties paid have been included in interest expense on the accompanying consolidated statement of operations.

For the nine months ended September 30, 2016 and 2015, amortization of debt discounts related to this convertible note amounted to $120,813 and $0, which has been included in interest expenses on the accompanying unaudited consolidated statements of operations, respectively.

At September 30, 2016, and December 31, 2015, the fair value of the derivative liabilities was estimated using the Black-scholes option-pricing model with the following assumptions:

	September 30, 2016	December 31, 2015
Dividend rate	0	0
Term (in years)	0.41 to 0.08 years	0.67 years
Volatility	100.0%	100.0%
Risk-free interest rate	0.20% to 0.39%	0.66%

F-12

At September 30, 2016 and December 31, 2015, convertible promissory notes consisted of the following:

	September 30, 2016	December 31, 2015
Principal amount	$87,834	$250,000
Less: unamortized debt discount	—	(120,813)
Convertible notes payable, net	$87,834	$129,187

NOTE 4 – LOANS PAYABLE

On September 23, 2016, the Company entered into a business loan and security agreement with EBF Partners, LLC (the “EBF Loan”). Pursuant to the EBF Loan, the Company borrowed $20,000. The Company is required to repay the EBF Loan by making daily payments of $204 on each business day until the purchased amount of $28,200 is paid in full. Each payment is deducted directly from the Company’s bank accounts. The EBF Loan has an effective interest rate of approximately 116%, is secured by the Company’s assets and is personally guaranteed by the Company’s chief executive officer. At September 30, 2016, amounts due under the EBF Loan amounted to $19,054.

On September 26, 2016, the Company entered into a business loan and security agreement with On Deck Capital, Inc. (the “On Deck Loan”). Pursuant to the On Deck Loan, the Company borrowed $35,000 and received net proceeds of $34,125 after paying a loan origination fee of $825. The Company is required to repay the On Deck Loan by making 252 daily payments of $190 on each business day until the purchased amount of $47,951 is paid in full. Each payment is deducted directly from the Company’s bank accounts. The On Deck Loan has an effective interest rate of approximately 66%, is secured by the Company’s assets and is personally guaranteed by the Company’s chief executive officer. At September 30, 2016, amounts due under the On Deck Loan amounted to $34,490.

NOTE 5 – RELATED PARTY TRANSACTIONS

From time to time, the Company receives advances from the Company’s chief executive officer for working capital purposes.  The advances are non-interest bearing and are payable on demand. For the nine months ended September 30, 2016 and 2015, due to related party activity consisted of the following:

	Nine Months ended September 30, 2016	Nine Months ended September 30, 2015
Balance due to related party at beginning of period	$38,434	$8,051
Working capital advances received	38,000	800
Repayments made and conversions	(42,380)	(983)
Balance due to related party at end of period	$34,054	$7,868

NOTE 6 - STOCKHOLDERS’ EQUITY

Preferred stock

The preferred stock may be issued in one or more series. The Company’s board of directors are authorized to issue the shares of preferred stock in such series and to fix from time to time before issuance thereof the number of shares to be included in any such series and the designation, powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of such series.

On February 19, 2016, the Board of Directors of the Company authorized and approved to create a new class of voting preferred stock called “Series A Preferred Stock”, consisting of 1,000,000 shares authorized, $.001 par value. The preferred stock is not convertible into any other class or series of stock and has no liquidation preference value. The Series A Preferred Stock was issued to ensure perpetual control of at least 51% is provided to the holder of the Series A Preferred Stock. On all matters to come before the shareholders of the Company, the holders of Series A Preferred shall have that number of votes per share (rounded to the nearest whole share) equal to the product of (x)

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the number of shares of Series A Preferred held on the record date for the determination of the holders of the shares entitled to vote (the “Record Date”), or, if no record date is established, at the date such vote is taken or any written consent of shareholders is first solicited, and (y) 50.

In the event that the votes by the holders of the Series A Preferred Stock do not total at least 51% of the votes of all classes of the Company’s authorized capital stock entitled to vote, then regardless of the provisions of this paragraph, in any such case, the votes cast by a majority of the holders of the Series A Preferred Stock shall be deemed to equal 51% of all votes cast at any meeting of stockholders, or any issue put to the stockholders for voting and the Company may state that any such action approved by at least a majority of the holders of the Series A Preferred Stock was had by majority vote of the holders of all classes of the Company’s capital stock.

On February 19, 2016, the Company issued 1,000,000 shares of Series A Preferred Stock to its chief executive officer. In connection with the issuance of Series A preferred shares, the Company recorded a nominal amount of stock-based compensation of $1,000 since the shares had no economic value, on the date of the issuance of such shares, the Company’s chief executive officer was the majority owner of the Company’s common shares, and the value of such voting rights were not readily and objectively measurable.

Common stock issued for services

On March 16, 2016, pursuant to a consulting agreement, the Company issued 16,667 shares of common stock to a consultant for investor relations services rendered. These shares were valued on the date of grant at $0.90 per share or $15,000 based on the fair value of services performed. In March 2016, in connection with the issuance of these shares, the Company recorded stock-based consulting expense of $15,000.

On September 13, 2016, pursuant to a one-year consulting agreement, the Company issued 60,000 shares of common stock to a consultant for business development services rendered and to be rendered. These shares were valued on the date of grant at $0.40 per share or $24,000 based on recent sales of the Company’s common stock. In connection with this agreement, the Company recorded stock-based consulting fees, of $1,043 and a prepaid expense of $22,957 that will be amortized over the remaining one-year service period.,

Additionally, for the nine months ended September 30, 2016 and 2015, amortization of other prepaid stock-based consulting fees amounted to $123,405 and $105,179, respectively.

Common shares issued in connection with debt addendum

On April 20, 2016, June 6, 2016 and August 26, 2016, the Company entered into agreements for the addendum of the Convertible Note (see Note 3) which waived all rights to enforce any event of default, which may have been triggered by the Company’s failure to file it reports with the SEC. In connection with these agreements, the Company issued of 30,000, 40,000 and 130,000 shares of common stock, respectively, for an aggregate of 200,000 shares of common stock. These shares were valued on the date of grant at $0.40 per share or $80,000 based on recent sales of the Company’s common stock.

Common stock issued for cash

On February 3, 2016, the Company sold 1,200,000 shares of its common stock at $0.40 per common share for cash of $200,000 and a subscription receivable of $280,000. The subscription receivable of $280,000 was collected in April 2016.

NOTE 7 – COMMITMENTS

International distribution agreement

On February 28, 2014, the Company entered into an International Distribution Agreement (the “International Distribution Agreement”) with its major supplier. Through September 30, 2016, the Company has complied with its

F-14

minimum purchase commitments. Future minimum purchase amounts under the International Distribution Agreement at December 31, 2015 are as follows:

Years ending December 31,	Amount
2016	$1,000,000
2017	1,500,000
2018	2,500,000
Total minimum purchase amounts	$5,000,000

NOTE 8 – CONCENTRATIONS

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of and cash deposits. The Company places its cash in banks at levels that, at times, may exceed federally insured limits. There were no balances in excess of FDIC insured levels as of September 30, 2016 and December 31, 2015. The Company has not experienced any losses in such accounts through September 30, 2016.

Geographic concentrations of sales

For the nine months ended September 30, 2016 and 2015, substantially all of the Company’s revenues was to customers located outside the United States. No other geographical area accounted for more than 10% of total sales during the nine months ended September 30, 2016 and 2015.

Customer concentrations

For the nine months ended September 30, 2016, two customers accounted for approximately 38.7% of total sales (19.0% and 19.7%, respectively). These two customers consist of one customer from the Company’s product segment and its only customer in the logistics services segment, respectively. For the nine months ended September 30, 2015, five customers accounted for approximately 87.4% of total sales (22.5%, 14.1%, 22.7%, 13.5% and 14.6%, respectively). A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s consolidated results of operations and financial condition.

Vendor concentrations

For the nine months ended September 30, 2016 and 2015, the Company purchased all of its products from one supplier. The loss of this supplier may have a material adverse effect on the Company’s consolidated results of operations and financial condition.

NOTE 9 – RESTATEMENT OF 2015 PERIODS

The Company’s unaudited consolidated financial statements have been restated for the three and nine months ended September 30, 2015 to properly reflect certain transactions for revenues, costs of revenues and operating expenses in the proper period.

The effect of correcting these errors in the Company’s unaudited consolidated financial statements for the three and nine months ended September 30, 2015 are shown in the table as follows:

F-15

Consolidated Statement of operations	For the Nine Months Ended September 30, 2015 (Unaudited)
	As previously reported	Adjustments to Restate	As Restated
Revenues	$1,437,117	$(63,570)	$1,373,547
Cost of revenues	1,224,575	41,263	1,265,838
Gross profit	212,542	(104,833)	107,709
Operating expenses	360,308	(48,551)	311,757
Loss from operations	(147,766)	(56,282)	(204,048)
Other expenses	—	(105)	(105)
Net loss	$(147,766)	$(56,387)	$(204,153)
Net loss per common share	$(0.01)	$(0.00)	$(0.01)

Consolidated Statement of operations	For the Three Months Ended September 30, 2015 (Unaudited)
	As previously reported	Adjustments to Restate	As Restated
Revenues	$95,227	$(70,770)	$24,457
Cost of revenues	39,235	(16,301)	22,934
Gross profit	55,992	(54,469)	1,523
Operating expenses	142,597	(26,204)	116,393
Loss from operations	(86,605)	(28,265)	(114,870)
Other expenses	—	(58)	(58)
Net loss	$(86,605)	$(28,323)	$(114,928)
Net loss per common share	$(0.01)	$(0.00)	$(0.01)

NOTE 10 – SEGMENT REPORTING

The Company’s principal operating segments coincide with the types of products or services to be sold. The Company’s two reportable segments for the three and nine months ended September 30, 2016 were (i) the Product Segment and (ii) the Logistics Services Segment. For the three and nine months ended September 30, 2015, the Company only operated in the Product Segment. The Company’s chief operating decision-maker has been identified as the Chairman and CEO, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Segment information is presented based upon the Company’s management organization structure as of September 30, 2016 and the distinctive nature of each segment. Future changes to this internal financial structure may result in changes to the reportable segments disclosed. There are no inter-segment revenue transactions and, therefore, revenues are only to external customers.

Segment operating profits or loss is determined based upon internal performance measures used by the chief operating decision-maker. The Company derives the segment results from its internal management reporting system. The accounting policies the Company uses to derive reportable segment results are the same as those used for external reporting purposes. Management measures the performance of each reportable segment based upon several metrics, including net revenues, gross profit and operating income (loss). Management uses these results to evaluate the performance of, and to assign resources to, each of the reportable segments. The Company manages certain operating expenses separately at the corporate level and does not allocate such expenses to the segments. Segment income (loss) from operations excludes interest income/expense and other income or expenses and income taxes according to how a particular reportable segment’s management is measured. Management does not consider impairment charges, and unallocated costs in measuring the performance of the reportable segments.

Segment information available with respect to these reportable business segments for the three and nine months ended September 30, 2016 and 2015 was as follows:

F-16

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016		2015
Revenues:
Product segment	$35,422	$24,457	$206,851		$1,373,547
Logistics services segment	50,708	-	50,708		-
Total segment and consolidated revenues	86,130	24,457	257,559		1,373,547

Gross profit:
Product segment	7,205	1,523	44,738		107,709
Logistics services segment	16,878	-	16,878		-
Total segment and consolidated gross profit	24,083	1,523	61,616		107,709

Loss from operations
Product segment	$(70,696)	$(103,897)	$(390,335	) $	(163,366)
Logistics services segment	16,878	-	16,878		-
Total segment income (loss)	(53,818)	(103,897)	(373,457)		(163,366)
Unallocated costs	(47,821)	(10,973)	(146,625)		(40,682)
Total consolidated loss from operations	$(101,639)	$(114,870)	$(520,082	) $	(204,048)

	September 30, 2016	December 31, 2015
Total assets:
Product segment	$184,081	$350,372
Logistics services segment	50,708	—
Total segment and consolidated assets	$247,984	$350,372

NOTE 11 - SUBSEQUENT EVENTS

Equity Purchase Agreement and Registration Rights Agreement

On October 24, 2016 (the “Closing Date”), the Company entered into an equity purchase agreement (the “Purchase Agreement”) with Peak One Opportunity Fund, L.P. (“Buyer”), whereby, upon the terms and subject to the conditions thereof, the Buyer is committed to purchase shares of the Company’s common stock (the “Purchase Shares”) at an aggregate price of up to $5,000,000 (the “Total Commitment Amount”) over the course of its 24-month term. From time to time over the 24-month term of the Purchase Agreement, commencing on the date on which a registration statement registering the Purchase Shares (the “Registration Statement”) becomes effective, the Company may, in its sole discretion, provide the Buyer with a put notice (each a “Put Notice”) to purchase a specified number of the Purchase Shares (each a “Put Amount Requested”) subject to the limitations discussed below and contained in the Purchase Agreement. Upon delivery of a Put Notice, the Company must deliver the Put Amount Requested as Deposit Withdrawal at Custodian (“DWAC”) shares to Buyer within two trading days.

The actual amount of proceeds the Company receives pursuant to each Put Notice (each, the “Put Amount”) is to be determined by multiplying the Put Amount Requested by the applicable purchase price. The purchase price for each of the Purchase Shares equals 90% of the “Market Price,” which is defined as the lesser of the (i) lowest closing bid price of our common stock for any trading day during the ten (10) trading days immediately preceding the date of the respective Put Notice, or (ii) lowest closing bid price of the common stock for any trading day during the seven trading days immediately following the clearing date associated with the applicable Put Notice (the “Valuation Period”). Within three trading days following the end of the Valuation Period, the Buyer will deliver the Put Amount to the Company via wire transfer.

F-17

The Put Amount Requested pursuant to any single Put Notice must have an aggregate value of at least $15,000, and cannot exceed the lesser of (i) 200% of the average daily trading value of the common stock in the ten trading days immediately preceding the Put Notice or (ii) such number of shares of common stock that has an aggregate value of $100,000.

In order to deliver a Put Notice, certain conditions set forth in the Purchase Agreement must be met, as provided therein. In addition, the Company is prohibited from delivering a Put Notice if: (i) the sale of Purchase Shares pursuant to such Put Notice would cause the Company to issue and sell to Buyer, or Buyer to acquire or purchase,  a number of shares of the Company’s common stock that, when aggregated with all shares of common stock purchased by Buyer pursuant to all prior Put Notices issued under the Purchase Agreement, would exceed the Total Commitment Amount; or (ii) the sale of the Commitment Shares pursuant to the Put Notice would cause the Company to issue and sell to Buyer, or Buyer to acquire or purchase, an aggregate number of shares of common stock that would result in Buyer beneficially owning more than 4.99% of the issued and outstanding shares of the Company’s common stock.

Unless earlier terminated, the Purchase Agreement will terminate automatically on the earlier to occur of: (i) 24 months after the initial effectiveness of the Registration Statement, (ii) the date on which the Buyer has purchased or acquired all of the Purchase Shares, or (iii) the date on which certain bankruptcy proceedings are initiated with respect to the Company. In connection with the execution of the Purchase Agreement, the Company agreed to issue 650,000 shares of its common stock (the “Commitment Shares”) to Buyer or Buyer’s designee as a commitment fee.

On the Closing Date, and in connection with the Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Buyer whereby the Company is obligated to file the Registration Statement to register the resale of the Commitment Shares and Purchase Shares. Pursuant to the Registration Rights Agreement, the Company must (i) file the Registration Statement within thirty calendar days from the Closing Date, (ii) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day following the Closing Date, and (iii) use its reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Commitment Shares and Purchase Shares have been sold thereunder or pursuant to Rule 144.

Securities Purchase Agreement and Debenture

On October 24, 2016 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “SPA”) with Buyer, whereby Buyer agreed to invest up to $346,500 (the “Purchase Price”) in the Company in exchange for the convertible debentures, upon the terms and subject to the conditions thereof. Pursuant to the SPA, the Company issued a convertible debenture to Buyer on October 26, 2016, in the original principal amount of $85,000, which bears interest at 0% per annum (the “First Debenture”). The Buyer paid the portion of the Purchase Price associated with the First Debenture, consisting of $76,500 (minus the applicable fees under the SPA), to the Company in cash on October 26, 2016. Each convertible debenture issued pursuant to the SPA, coupled with the accrued and unpaid interest relating to each convertible debenture, is due and payable three years from the issuance date of the respective convertible debenture. Any amount of principal or interest that is due under each convertible debenture, which is not paid by the respective maturity date, will bear interest at the rate of 18% per annum until it is satisfied in full. Additionally, the Buyer has the right at any time to convert amounts owed under each convertible debenture into shares of the Company’s common stock at the closing price of the Common Stock on September 8, 2015. Each debenture shall contain representations, warranties, events of default, beneficial ownership limitations, and other provisions that are customary of similar instruments.

The Buyer is entitled to, at any time or from time to time, convert each convertible debenture issued under the SPA into shares of the Company’s common stock, at a conversion price per share (the “Conversion Price”) equal to either: (i) if no event of default has occurred under the respective convertible debenture and the date of conversion is prior to the date that is one hundred eighty days after the issuance date of the respective convertible debenture,

F-18

$0.25, or (ii) if an event of default has occurred under the respective convertible debenture or the date of conversion is on or after the date that is one hundred eighty days after the issuance date of the respective convertible debenture, the lesser of (a) $0.25 or (b) 65% of the lowest closing bid price of the common stock for the twenty trading days immediately preceding the date of the date of conversion (provided, further, that if either the Company is not DWAC operational at the time of conversion or the common stock is traded on the OTC Pink at the time of conversion, then 65% shall automatically adjust to 60%), subject in each case to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar events.

We may redeem each convertible debenture issued under the SPA, upon not more than two days written notice, for an amount (the “Redemption Price”) equal to: (i) if the Redemption Date (as defined below) is ninety days or less from the date of issuance of the respective convertible debenture, 105% of the sum of the Principal Amount so redeemed plus accrued interest, if any; (ii) if the Redemption Date is greater than or equal to ninety one days from the date of issuance of the respective convertible debenture and less than or equal to one hundred twenty days from the date of issuance of the respective convertible debenture, 110% of the sum of the Principal Amount so redeemed plus accrued interest, if any; (iii) if the Redemption Date is greater than or equal to one hundred twenty one days from the date of issuance of the respective convertible debenture and less than or equal to one hundred fifty days from the date of issuance of the respective convertible debenture, 120% of the sum of the Principal Amount so redeemed plus accrued interest, if any; (iv) if the Redemption Date is greater than or equal to one hundred fifty one days from the date of issuance of the respective convertible debenture and less than or equal to one hundred eighty days from the date of issuance of the respective convertible debenture, 130% of the sum of the Principal Amount so redeemed plus accrued interest, if any; and (v) if either (1) the respective convertible debenture is in default but the Buyer consents to the redemption notwithstanding such default or (2) the Redemption Date is greater than or equal to one hundred eighty one days from the date of issuance of the respective convertible debenture, 140% of the sum of the Principal Amount so redeemed plus accrued interest, if any. The date upon which the respective convertible debenture is redeemed and paid shall be referred to as the “Redemption Date” (and, in the case of multiple redemptions of less than the entire outstanding Principal Amount, each such date shall be a Redemption Date with respect to the corresponding redemption).

In connection with the issuance of this First Debenture, the Company determined that the terms of the First Debenture contain terms that are not fixed monetary amounts at inception. Accordingly, under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the convertible instruments will be accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date.

Other

On October 31, 2016, we repaid all remaining principal and interest of the Convertible Note with Firstfire Global Opportunities Fund LLC.

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Petrone Worldwide, Inc.

Weston, Florida

We have audited the accompanying consolidated balance sheets of Petrone Worldwide, Inc. and Subsidiary (collectively, “the Company”) as of December 31, 2015 and 2014 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Petrone Worldwide, Inc. and Subsidiary as of December 31, 2015 and 2014 and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has an accumulated deficit at December 31, 2015 and 2014 and net losses and negative cash flows for the years then ended. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

Houston, Texas

September 9, 2016

F-20

PETRONE WORDWIDE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2015	2014

ASSETS
CURRENT ASSETS:
Cash	$208,064	$77,827
Subscription receivable	—	5,000
Prepaid expenses and other current assets	131,046	37,313
Advances to supplier	11,262	65,000

Total Current Assets	350,372	185,140

TOTAL ASSETS	$350,372	$185,140

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Convertible notes payable, net	$129,187	$30,000
Accounts payable	45,174	3,447
Accrued expenses	405	10,036
Due to related party	38,434	8,051
Derivative liability	73,236	—

Total Current Liabilities	286,436	51,534

Total Liabilities	286,436	51,534

Commitments (See Note 7)

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, 10,000,000 shares authorized; No shares issued and outstanding	—	—
Common stock: $.001 par value, 100,000,000 shares authorized; 21,483,230 and
15,274,303 issued and outstanding at December 31, 2015 and 2014, respectively	21,483	15,274
Additional paid-in capital	2,722,559	1,401,343
Accumulated deficit	(2,680,106)	(1,283,011)

Total Stockholders' Equity	63,936	133,606

Total Liabilities and Stockholders' Equity	$350,372	$185,140

See accompanying notes to consolidated financial statements.

F-21

PETRONE WOLDWIDE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2015	2014

REVENUES	$1,410,080	$—

COST OF REVENUES	1,308,129	—

GROSS PROFIT	101,951	—

OPERATING EXPENSES:
Compensation and related benefits	12,600	46,900
Consulting fees	314,705	1,030,004
Professional fees	52,943	53,546
Rent expense	77,435	41,600
General and administrative expenses	147,680	100,861

Total Operating Expenses	605,363	1,272,911

LOSS FROM OPERATIONS	(503,412)	(1,272,911)

OTHER EXPENSES:
Interest expenses	(3,683)	—
Debt conversion inducement expense	(890,000)	—

Total Other Expense	(893,683)	—

LOSS BEFORE INCOME TAXES	(1,397,095)	(1,272,911)

Income tax expense	—	—

NET LOSS	$(1,397,095)	$(1,272,911)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.09)	$(0.10)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	16,101,743	13,035,839

See accompanying notes to consolidated financial statements.
F-22

PETRONE WORLDWIDE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

							Total
	Preferred Stock		Common Stock		Additional	Accumulated	Stockholders'
	# of Shares	Amount	# of Shares	Amount	Paid-in Capital	Deficit	Equity (Deficit)

Balance, December 31, 2013	—	$—	11,760,542	$11,760	$(31,660)	$(10,100)	$(30,000)

Shares deemed issued in recapitalization	—	—	195,607	196	(196)	—	—

Common stock issued for services	—	—	2,380,936	2,381	1,054,136	—	1,056,517

Common stock issued for conversion of convertible debt	—	—	675,000	675	269,325	—	270,000

Common stock issued for cash and subscription receivable	—	—	262,218	262	109,738	—	110,000

Net loss	—	—	—		—	(1,272,911)	(1,272,911)

Balance, December 31, 2014	—	—	15,274,303	15,274	1,401,343	(1,283,011)	133,606

Common stock issued for services	—	—	2,158,927	2,159	414,541	—	416,700

Common stock issued for conversion of convertible debt	—	—	4,000,000	4,000	6,000	—	10,000

Common stock issued for convertible debt issuance costs	—	—	50,000	50	10,675	—	10,725

Debt conversion inducement expense	—	—	—	—	890,000	—	890,000

Net loss	—	—	—		—	(1,397,095)	(1,397,095)

Balance, December 31, 2015	—	$—	21,483,230	$21,483	$2,722,559	$(2,680,106)	$63,936

See accompanying notes to consolidated financial statements.
F-23

PETRONE WORLDWIDE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,397,095)	$(1,272,911)
Adjustments to reconcile net loss to net cash used in operating activities:
Debt conversion inducement expense	890,000	—
Amortization of debt discount to interest expense	3,148	—
Stock-based compensation	314,705	1,030,004
Bad debt	8,788	—
Change in operating assets and liabilities:
Accounts receivable	(8,788)	—
Prepaid expenses and other current assets	8,262	(10,800)
Advances to supplier	53,738	(65,000)
Accounts payable	41,727	3,447
Accrued expenses	(9,631)	(987)

NET CASH USED IN OPERATING ACTIVITIES	(95,146)	(316,247)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party advances	31,366	128,561
Repayment of related party advances	(983)	(119,487)
Proceeds from convertible debt	190,000	280,000
Proceeds from sale of common stock and subscription receivable	5,000	105,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	225,383	394,074

NET INCREASE IN CASH	130,237	77,827

CASH, beginning of year	77,827	—

CASH, end of year	$208,064	$77,827

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$175	$—
Income taxes	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Shares deemed issued in recapitalization	$—	$195
Exchange of related party advances for accrued expenses	$—	$1,023
Common stock issued for subscription receivable	$—	$5,000
Common stock issued for convertible notes	$10,000	$270,000
F-24

Unearned common stock issued for services	$101,995	$26,513
Common stock issued for debt issuance costs	$10,725	$—
Increase in derivative liability and debt discount	$73,236	$—

See accompanying notes to consolidated financial statements.

F-25

PETRONE WORLDWIDE, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

Petrone Worldwide, Inc. (the “Company”) was incorporated as Sheridan Industries, Inc. on December 14, 1998 in the State of Nevada. On December 31, 1998, the Company changed its name to Diabetex International Corp. and effective February 18, 2014, the Company changed its name to Petrone Worldwide, Inc.

On January 29, 2014 and effective March 3, 2014, the Company entered into a purchase agreement (the “Purchase Agreement”) with Petrone Food Works, Inc. (“PFW”) and the shareholder of PFW. Pursuant to the Purchase Agreement, the Company acquired 100% of PFW’s issued and outstanding common stock from the PFW shareholder in exchange for the issuance of 11,760,542 shares of the Company’s common stock, representing 98.4% of the outstanding common stock, (the “Exchange”), after giving effect to a 1-for-500 reverse stock split (the “Reverse Stock Split”) which resulted in 195,607 common shares outstanding prior to the Exchange for liabilities of $30,000. Accordingly, the PFW shareholder became a shareholder of the Company and PFW became a subsidiary of the Company. The Exchange has been accounted for as a reverse-merger and recapitalization since the stockholder of PFW obtained voting and management control of the Company. PFW is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations reflected in the historical financial statements prior to the Exchange are those of PFW and was recorded at the historical cost basis of PFW, and the consolidated financial statements after completion of the Exchange included the assets and liabilities of both the Company and PFW and the Company’s consolidated operations from the closing date of the Exchange. All share and per share data in the accompanying consolidated financial statements have been retroactively restated to reflect the effect of the Reverse Stock Split and recapitalization. PFW was formed under the laws of the State of Nevada in October 2013.

The Company is in the hospitality industry and is a supplier of table top kitchenware and hotel room products thru an exclusive licensing agreement with a leading supplier.

Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements include the financial statements of its wholly-owned subsidiary, Petrone Food Works, Inc. (inactive). All significant intercompany accounts and transactions have been eliminated in consolidation.

In February 2014, the Company effectuated a 1 to 500 reverse stock split. All share and per share data in the accompanying consolidated financial statements have been retroactively restated to reflect the effect of the reverse stock split

Going concern

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company had a net loss of $1,397,095 and $1,272,911 for the years ended December 31, 2015 and 2014, respectively. The net cash used in operations were $95,146 and $316,247 for the years ended December 31, 2015 and 2014, respectively. Additionally, the Company had an accumulated deficit, stockholders’ equity and working capital of $2,680,106, $63,936 and $63,936, respectively, at December 31, 2015. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. During 2015, management has taken

F-26

measures to reduce operating expenses. The Company is seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. Although the Company has historically raised capital from sales of equity and from the issuance of promissory notes, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates for the years ended December 31, 2015 and 2014 include estimates of current and deferred income taxes and deferred tax valuation allowances, the fair value of derivative liabilities, and the fair value of non-cash equity transactions.

Fair value of financial instruments and fair value measurements

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1- Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2- Inputs are quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3- Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, loans, accounts payable, accrued expenses, and other payables approximate their fair market value based on the short-term maturity of these instruments.

The Company analyzes all financial and non-financial instruments with features of both liabilities and equity under the FASB’s accounting standard for such instruments. Under this standard, financial and non-financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company accounts for one instrument at fair value using level 3 valuation.

	At December 31, 2015			At December 31, 2014
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative liability	—	—	$73,236	—	—	$—

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A roll forward of the level 3 valuation financial instruments is as follows:

Derivative Liability
Balance at December 31, 2013	$—
Change in fair value included in net loss	—
Balance at December 31, 2014	—
Initial valuation of derivative liability	73,236
Change in fair value included in net loss	—
Balance at December 31, 2015	$73,236

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

Accounts receivable

The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized as general and administrative expense.

Advances to Supplier

Advances to supplier represent the advance payments for the purchase of product from supplier.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Derivative liabilities

The Company has certain financial instruments that are embedded derivatives associated with capital raises. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with FASB ASC 810-10-05-4 and 815-40.  This accounting treatment requires that the carrying amount of any embedded derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date.  In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either income or expense. Upon conversion or exercise, the derivative liability is marked to fair value at the conversion date and then the related fair value is reclassified to equity.

Revenue recognition

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Pursuant to the guidance of ASC Topic 605, the Company recognizes sales when persuasive evidence of an arrangement exists, delivery has occurred or services have been provided, the purchase price is fixed or determinable and collectability is reasonably assured. The Company’s standard terms are “ex works”, with title transferring to its customer at the Company suppliers’ loading docks or upon embarkation with risk of loss being assumed by the customer at the shipping point. The Company has a small percentage of sales with other terms, and revenue is recognized in accordance with the terms of the related customer purchase order. Shipping and handling costs billed to customers are recognized in revenue.

Cost of sales

Cost of sales includes inventory costs, materials and supplies costs, and shipping and handling costs incurred.

Shipping and handling costs

For the years ended December 31, 2015 and 2014, shipping and handling costs incurred for product shipped to customers are included in cost of sales and amounted to $137,863 and $0, respectively. Shipping and handling costs charged to customers are included in sales.

Advertising costs

All costs related to advertising of the Company’s products are expensed in the period incurred. For the years ended December 31, 2015 and 2014, advertising costs charged to operations were $2,153 and $0, respectively, and are included in general and administrative expenses on the accompanying consolidated statements of operations.

Income taxes

The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of Accounting Standards Codification (ASC) 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2015 and 2014, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company recognizes interest and penalties related to uncertain income tax positions in other expense. However, no such interest and penalties were recorded for the years ended December 31, 2015 and 2014.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Common stock awards issued to consultants represent common stock granted to non-employees in exchange for

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services at fair value. The measurement dates for such awards are set at the dates that the contracts are entered into as the awards are non-forfeitable and vest immediately. The measurement date fair value is then recognized over the service period as if the Company has paid cash for such service.

Loss per share of common stock

ASC 260 “Earnings Per Share”, requires dual presentation of basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Basic net loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Additionally, potentially dilutive common shares consist of common stock issuable upon conversion of convertible debt. These common stock equivalents may be dilutive in the future. Potentially dilutive common shares were excluded from the computation of diluted shares outstanding as they would have an anti-dilutive impact on the Company’s net losses and consisted of the following:

	December 31, 2015	December 31, 2014
Convertible notes	463,200	120,000

Recent accounting pronouncements

In May 2014, the FASB issued an update ("ASU 2014-09") Revenue from Contracts with Customers.  ASU 2014-09 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance.  ASU 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures.  ASU 2014-09 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2016.  The Company is currently evaluating the impact of the adoption of ASU 2014-09 on its consolidated financial statements.

In June 2014, the FASB issued an update (“ASU 2014-12”) to ASC Topic 718, Compensation – Stock Compensation.  ASU 2014-12 requires an entity to treat performance targets that can be met after the requisite service period of a share based award has ended, as a performance condition that affects vesting.  ASU 2014-12 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2015.  The adoption of ASU 2014-12 is not expected to have a material effect on the Company’s financial position, results of operations and cash flows.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern, that will require management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosures in certain circumstances. In connection with each annual and interim period, management will assess if there is substantial doubt about an entity’s ability to continue as a going concern within one year after the issuance date. Substantial doubt exists if it is probable that the entity will be unable to meet its obligations within one year after the issuance date. The new standard defines substantial doubt and provides example indicators. Disclosures will be required if conditions give rise to substantial doubt. However, management will need to assess if its plans will alleviate substantial doubt to determine the specific disclosures. This standard is effective for public entities for annual periods ending after December 15, 2016. Earlier application of this standard is permitted. This standard is not expected to have a material effect on our financial position, results of operations and cash flows.

In February 2015, the FASB issued ASU 2015-02, Consolidation (Topic 810) (“ASU 2015-02”), to address financial reporting considerations for the evaluation as to the requirement to consolidate certain legal entities. ASU

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2015-02 is effective for fiscal years and for interim periods within those fiscal years beginning after December 15, 2015. This standard is not expected to have a material effect on our financial position, results of operations and cash flows.

In April 2015, the FASB issued ASU 2015-03, Interest—Imputation of Interest (Subtopic 835-30) (“ASU 2015-03”), as part of the initiative to reduce complexity in accounting standards. The update requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. ASU 2015-03 is effective for annual periods beginning after December 15, 2015 and for interim periods within those fiscal years.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”), which requires entities to present deferred tax assets and deferred tax liabilities as noncurrent in a classified balance sheet. The ASU simplifies the current guidance in ASC Topic 740, Income Taxes, which requires entities to separately present deferred tax assets and liabilities as current and noncurrent in a classified balance sheet. ASU 2015-17 is effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period. The Company does not expect the impact of ASU 2015-17 to be material to our consolidated financial statements.

There are no other recently issued accounting standards that apply to us or that are expected to have a material impact on our results of operations, financial condition, or cash flows.

NOTE 3 – CONVERTIBLE NOTES

In 2013 and on July 1, 2014, the Company entered into two convertible promissory two note agreements with individuals in the amount of $20,000 and $10,000, respectively. The notes were non-interest bearing, unsecured and were due on demand. The notes are convertible into shares of stock of the Company at the market price on the date of conversion. Pursuant to ASC Topic 470-20 (Debt with conversion and other options), since these convertible notes had fixed conversion price at market, the Company determined it had a fixed monetary amounts that can be settled for the debt. Accordingly, no derivative liability was calculated. On December 22, 2015, the Company entered into a debt purchase and assignment agreement with one of the debt holders whereby a convertible note in the principal amount of $10,000 became convertible at $.0025 per common share and the note was converted into 4,000,000 shares of the Company’s common stock (see Note 5). At December 31, 2015, one note remains due in the principal amount of $20,000.

In September 2014, the Company entered into two promissory note agreements with individuals in the amount of $170,000 and $100,000, respectively. The notes bear interest at 6.0% per annum, were unsecured and were due in September 2015. These convertible notes were convertible into the Company’s common stock at a conversion price of $0.40 per common share. On November 14, 2014, the convertible notes were converted into 675,000 shares of the Company’s common stock.

On December 28, 2015, the Company entered into a secured convertible promissory note (the “Convertible Note”) with Firstfire Global Opportunities Fund LLC (the “Lender”), with a principal amount of $230,000, which amount is the $200,000 purchase price plus a 15% original issue discount equal to $30,000. Additionally, the lender deducted legal fees of $10,000 and the Company received net proceeds of $190,000. The unpaid principal and interest is secured by the Company’s common stock, bears interest computed at a rate of interest which is equal to 7.0% per annum, and is payable in monthly installments of $50,555 commencing April 28, 2016 through August 28, 2016. Any amount of principal or interest on this Convertible Note, which is not paid by the due dates, shall bear interest at the rate of 15% per annum from the due date until paid.

The Lender is entitled, at their option, at any time after the eighth month anniversary of these Convertible Note, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into the Company’s common stock. The conversion price shall equal $0.50 per share (the "Fixed Conversion Price") provided, however that from and after the occurrence of any event of default, as defined, the conversion price shall be the lower of: (i) the Fixed Conversion Price or (ii) 50% multiplied by the lowest sales price of the common stock in a public market during the ten consecutive Trading Day period immediately preceding the Trading Day that the Company receives a notice of conversion. In connection with the issuance of this Convertible Note, the Company

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determined that the terms of the Convertible Note include a down-round provision under which the conversion price and exercise price could be affected by future equity offerings undertaken by the Company or contain terms that are not fixed monetary amounts at inception. Accordingly, under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the convertible instruments were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Black- Scholes Option Pricing Model. On the initial measurement date, the fair values of the embedded conversion option derivative of $73,236 was recorded as a derivative liability and was allocated as a debt discount to the Convertible Note of $73,236. At December 28, 2015, the Company valued the embedded conversion option derivative liabilities resulting in no gain or loss from change in fair value of derivative liabilities. Additionally, in connection with this Convertible Note, the Company paid Lender debt issuance costs of $10,000 and issued 50,000 shares of its common stock.

These common shares were valued at $0.225 per share based on recent sales of the Company’s stock and the Company recorded a debt discount of $10,725 which is the relative fair value of such shares.

At December 31, 2015 and December 28, 2015, the fair value of the derivative liabilities were estimated using the Black-scholes option-pricing model with the following assumptions:

Dividend rate	0
Term (in years)	0.67 years
Volatility	100.0%
Risk-free interest rate	0.66%

For the year ended December 31, 2015, amortization of debt discounts related to this convertible note amounted to $3,148, which has been included in interest expenses on the accompanying consolidated statements of operations.

At December 31, 2015 and 2014, convertible promissory notes consisted of the following:

	December 31, 2015	December 31, 2014
Principal amount	$250,000	$30,000
Less: unamortized debt discount	(120,813)	—
Convertible note payable, net	$129,187	$30,000

NOTE 4 – RELATED PARTY TRANSACTIONS

From time to time, the Company receives advances from the Company’s chief executive officer for working capital purposes.  The advances are non-interest bearing and are payable on demand. For the year ended December 31, 2015 and 2014, due to related party activity consisted of the following:

	For the Year ended December 31, 2015	For the Year ended December 31, 2014
Balance due to related party at beginning of year	$8,051	$—
Working capital advances received	31,366	128,561
Repayments made and conversions	(983)	(120,510)
Balance due to related party at end of year	$38,434	$8,051

NOTE 5 - STOCKHOLDERS’ EQUITY

Preferred stock

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The preferred stock may be issued in one or more series. The Company’s board of directors are authorized to issue the shares of preferred stock in such series and to fix from time to time before issuance thereof the number of shares to be included in any such series and the designation, powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of such series. On February 19, 2016, the Company’s board of director designated 1,000,000 shares of preferred stock as Series A Preferred Stock (See Note 9).

Common stock deemed issued in reverse merger

Immediately prior the Purchase Agreement as discussed in Note 1, the Company had 195,607 common shares outstanding. These 195,607 common shares are reflected as shares deemed issued as part of reverse merger in the accompanying consolidated financial statements in exchange for liabilities of $30,000.

Common stock issued for services

During the year ended December 31, 2014, pursuant to consulting agreements, the Company issued 2,380,936 shares of common stock to consultants for business development and other services rendered and to be rendered. These shares were valued on the date of grant at per share prices ranging from $0.4545 to $0.225 based on recent sales of the Company’s common stock for an aggregate value of $1,056,517. For the year ended December 31, 2014, in connection with the issuance of these shares, the Company recorded stock-based consulting expense of $1,030,004 and a prepaid expense of $26,513 which will be amortized into consulting expense during the year ended December 31, 2015.

During the year ended December 31, 2015, pursuant to consulting agreements, the Company issued 2,158,927 shares of common stock to consultants for business development and other services rendered and to be rendered. These shares were valued on the date of grant at per share prices ranging from $0.13 to $0.225 based on recent sales of the Company’s common stock or based on the fair value of services rendered for an aggregate value of $416,700. For the year ended December 31, 2015, in connection with the issuance of these shares, the Company recorded stock-based consulting expense of $288,192 and a prepaid expense of $128,508 which will be amortized into consulting expense over the remaining service period.

Common stock issued for cash

During 2014, the Company issued 262,218 shares of common stock for cash of $105,000 and a subscription receivable of $5,000 at per share prices ranging from $0.4545 per share to $0.225 per share. In January 2015, the subscription receivable amount due of $5,000 was received.

Common stock issued in connections with convertible debt

On November 14, 2014, the Company issued 675,000 shares of its common stock upon conversion of two convertible notes in the amount of $270,000 (see Note 3).

On December 22, 2015, the Company entered into a debt purchase and assignment agreement with one of its debt holders whereby a convertible note in the principal amount of $10,000 became convertible at $.0025 per common share and the note was converted into 4,000,000 shares of the Company’s common stock. Pursuant to ASC 470-20-40, since the convertible note was immediately converted into common shares of the Company pursuant to the debt purchase and assignment agreements, the Company recognized a debt conversion inducement expense of $890,000 equal to the fair value of the common stock transferred in the transaction in excess of the fair value of securities issuable pursuant to the original conversion terms (see Note 3).

On December 28, 2015, in connection with a Convertible Note, the Company issued 50,000 shares of its common stock. These common shares were valued at $0.225 per share based on recent sales of the Company’s stock and the Company recorded a debt discount of $10,725 which is the relative fair value of such shares (see Note 3).

NOTE 6 – INCOME TAXES

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The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the years ended December 31, 2015 and 2014 were as follows:

	Years Ended December 31,
	2015	2014
Income tax benefit at U.S. statutory rate of 34%	$(475,012)	$(432,790)
State income taxes	(69,854)	(63,645)
Non-deductible expenses	469,834	401,701
Change in valuation allowance	75,032	94,734
Total provision for income tax	$—	$—

The Company’s approximate net deferred tax assets as of December 31, 2015 and 2014 were as follows:

	December 31, 2015	December 31, 2014
Deferred Tax Assets:
Net operating loss carryforward	$173,705	$98,673
Total deferred tax assets before valuation allowance	173,705	98,673
Valuation allowance	(173,705)	(98,673)
Net deferred tax assets	$—	$—

The estimated net operating loss carryforward was approximately $445,397 at December 31, 2015 which may be limited on the usage of such net operating loss carryforwards due to a change in ownership in accordance with Section 382 of the Internal Revenue Code. The Company provided a valuation allowance equal to the net deferred income tax asset for the year ended December 31, 2015 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. The increase in the valuation allowance was $75,032 from the year ended December 31, 2014. The potential tax benefit arising from tax loss carryforwards will expire in 2035.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2013, 2014 and 2015 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

NOTE 7 – COMMITMENTS

International distribution agreement

On February 28, 2014, the Company entered into an International Distribution Agreement (the “International Distribution Agreement”) with its major supplier. Through December 31, 2015, the Company has complied with its minimum purchase commitments. Future minimum purchase amounts under the International Distribution Agreement at December 31, 2015 are as follows:

Years ending December 31,	Amount
2016	$1,000,000
2017	1,500,000
2018	2,500,000
Total minimum purchase amounts	$5,000,000

Leases

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The Company leases its facilities under non-cancelable operating leases. Rent expense for operating leases was $77,435 and $41,600 for the years ended December 31, 2015 and 2014, respectively. Future minimum lease payments under non-cancelable operating lease at December 31, 2015 are as follows:

Years ending December 31,	Amount
2016	$19,709
2017	1,150
Total minimum non-cancelable operating lease payments	$20,859

NOTE 8 – CONCENTRATIONS

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of and cash deposits. The Company places its cash in banks at levels that, at times, may exceed federally insured limits. There were no balances in excess of FDIC insured levels as of December 31, 2015 and 2014. The Company has not experienced any losses in such accounts through December 31, 2015.

Geographic concentrations of sales

For the years ended December 31, 2015 and 2014, total sales in the United States represent approximately 73% and 89% of total consolidated revenues, respectively. No other geographical area accounted for more than 10% of total sales during the years ended December 31, 2015 and 2014.

Customer concentrations

For the year ended December 31, 2015, five customers accounted for approximately 85.3% of total sales (21.9%, 13.7%, 22.1%, 13.3% and 14.3%, respectively). The Company did not have customers in 2014. A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s consolidated results of operations and financial condition.

Vendor concentrations

For the years ended December 31, 2015, the Company purchased all of its product from one supplier. The Company did not purchase any products during 2014. The loss of this supplier may have a material adverse effect on the Company’s consolidated results of operations and financial condition.

NOTE 9 - SUBSEQUENT EVENTS

On February 3, 2016, the Company sold 1,200,000 shares of its common stock for cash of $480,000 or $0.40 per share.

On February 19, 2016, the Board of Directors of the Company authorized and approved to create a new class of voting preferred stock called “Series A Preferred Stock”, consisting of 1,000,000 shares authorized, $.001 par value. The preferred stock is not convertible into any other class or series of stock. On all matters to come before the shareholders of the Company, the holders of Series A Preferred shall have that number of votes per share (rounded to the nearest whole share) equal to the product of (x) the number of shares of Series A Preferred held on the record date for the determination of the holders of the shares entitled to vote (the “Record Date”), or, if no record date is established, at the date such vote is taken or any written consent of shareholders is first solicited, and (y) 50. In the event that the votes by the holders of the Series A Preferred Stock do not total at least 51% of the votes of all classes of the Company’s authorized capital stock entitled to vote, then regardless of the provisions of this paragraph, in any such case, the votes cast by a majority of the holders of the Series A Preferred Stock shall be deemed to equal 51% of all votes cast at any meeting of stockholders, or any issue put to the stockholders for voting and the Company

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may state that any such action approved by at least a majority of the holders of the Series A Preferred Stock was had by majority vote of the holders of all classes of the Company’s capital stock. On February 19, 2016, the Company issued 1,000,000 shares of Series A Preferred Stock to its chief executive officer.

On March 16, 2016, pursuant to a consulting agreement, the Company issued 16,667 shares of common stock to a consultant for investor relations services rendered. These shares were valued on the date of grant at $0.90 per share or $15,000 based on the fair value of services performed. In March 2016, in connection with the issuance of these shares, the Company recorded stock-based consulting expense of $15,000.

On April 20, 2016 and June 6, 2016, the Company entered into agreements for the addendum of the Convertible Note (see Note 5) which waived all rights to enforce any event of default which may have been triggered by the Company’s failure to file it reports with the SEC. In connection with these agreements, the Company issued 30,000 and 40,000 shares of common stock, respectively, for an aggregate of 70,000 shares of common stock. These shares were valued on the date of grant at $0.40 per share or $28,000 based on recent sales of the Company’s common stock. Additionally, on August 26, 2016, the Company entered into an agreement for the addendum of the Convertible Note (see Note 5) which waived all rights to enforce any event of default which may have been triggered by the Company’s failure to file it reports with the SEC. In connection with this agreement, the Company issued 130,000 shares of common stock and paid a cash penalty of $5,000. These shares were valued on the date of grant at $0.40 per share or $52,000 based on recent sales of the Company’s common stock.

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PETRONE WORLDWIDE, INC.

7,506,942 Shares of

Common Stock

PROSPECTUS

____________, 2016

Until ____________, 2016, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.      Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Stockholder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$226.21
Accounting fees and expenses*	$2,000
Legal fees and expenses*	$15,000
Printing expenses*	$1,000
Miscellaneous fees and expenses*	$800
Total*	$19,026.21

 * Estimated

Item 14.       Indemnification of Officers and Directors

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) is not liable pursuant to Nevada Revised Statute 78.138, or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) is not liable pursuant to Nevada Revised Statute 78.138; or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

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To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue, or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that such indemnification may also include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under Section 78.751 of the Nevada Revised Statutes. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee, or agent of the Company or such other entities.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 of the Nevada Revised Statutes may include the following:

(a)  the creation of a trust fund;

(b)  the establishment of a program of self-insurance;

(c)  the securing of its obligations of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)  the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses of indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made:

(a)  by the stockholders;

(b)  by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding;

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(c)  if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders, by independent legal counsel in a written opinion, or

(d)  if a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Subsection 7 of Section 78.138 of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

Charter Provisions

Our Articles of Incorporation, as amended, and our Bylaws provide for mandatory indemnification of our officers and directors, except where such person has been adjudicated liable by reason of his negligence or willful misconduct toward us or such other corporation in the performance of his duties as such officer or director. Our Bylaws also authorize the purchase of director and officer liability insurance to insure them against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have the power to indemnify such person under the applicable law.

Item 15.       Recent Sales of Unregistered Securities

During the past three years, the following securities were sold or otherwise issued by the Company and were not registered under the Securities Act:

During fiscal year ended December 31, 2014, we issued shares of unregistered common stock as follows:

Reverse Merger

On March 3, 2014, we completed a merger with Petrone Worldwide, Inc., a private corporation, which for accounting purposes was treated as a reverse, whereby we issued 1,760,542 shares of stock to Victor Petrone as the former owner of a private company. The shares were valued at $0.50. The shares were issued in a private transaction to one United States resident in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The shareholder acknowledged that the securities to be issued have not been registered under the Securities Act, that he understood the economic risk of an investment in the securities, and that he had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities.

Services

On February 3, 2014, August 1, 2014, November 18, 2014 and December 11, 2014, we issued an aggregate of 2,480,936 shares to three separate consultants for services rendered. Of the 2,480,936 shares issued: (i) 100,000 shares were issued to our former officer for services on February 3, 2014 at a per share price of $0.50; (ii) 2,255,664 shares were issued on August 1, 2014 at a per share price of $0.45; and (iii) 31,108 shares were issued on November 18, 2014 at a per share price of $0.40.and 94,164 on December 11, 2014 @,40 per share. The shares were issued in a private transaction to three United States residents in reliance on Rule 506 of Regulation D of the Securities Act.

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The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The shareholders acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities.

Private Placement

On August 1, 2014, November 18, 2014 and December 8, 2014, we issued an aggregate of 895,000 shares to three investors for aggregate proceeds of $375,000. Of the 895,000 shares issued: (i) 100,000 shares were issued at a per share price of $0.50; (ii) 220,000 shares were issued at a per share price of $0.4545; and (iii) 425,000 shares were issued at a per share price of $0.40. We also issued 22,220 on December 8, 2014 for cash to be received of $5,000. The shares were issued in a private transaction to three United States residents in reliance on Rule 506 of Regulation D of the Securities Act. The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The shareholders acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities.

Founder Shares

On August 1, 2014, we issued 10,000,000 shares of stock to Victor Petrone, our sole officer and director, at a per share price of $0.001 for founder shares of $10,000. The shares were issued in a private transaction to three United States residents in reliance on Regulation D promulgated under the Securities Act of 1933, as amended. The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The shareholder acknowledged that the securities to be issued have not been registered under the Securities Act, that he understood the economic risk of an investment in the securities, and that he had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities. See "Item 12. Executive Compensation."

During fiscal year ended December 31, 2015, we issued shares of unregistered common stock as follows:

Common stock issued in connections with convertible debt

On December 22, 2015, we entered into a debt purchase and assignment agreement with one of our debt holders pursuant to which a convertible note in the principal amount of $10,000 became convertible at $.0025 per common share and the note was converted into 4,000,000 shares of our common stock. The securities were issued in a private transaction to one creditor in the United States in reliance on Regulation D promulgated under of the Securities Act.

On December 28, 2015, in connection with a Convertible Note, we issued 50,000 shares of our common stock. These common shares were valued at $0.225 per share based on recent sales of our stock and we recorded a debt discount of $10,725 which is the relative fair value of such shares. The shares were issued in a private transaction to one creditor in the United States in reliance on Regulation D promulgated under the Securities Act of 1933, as amended. The shareholder acknowledged that the securities to be issued have not been registered under the Securities Act, that he understood the economic risk of an investment in the securities, and that it had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities.

Common stock issued for services

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During the year ended December 31, 2015, pursuant to consulting agreements, we issued 2,158,927 shares of common stock to consultants for business development and other services rendered and to be rendered. These shares were valued on the date of grant at per share prices ranging from $0.13 to $0.225 based on recent sales of our common stock or based on the fair value of services rendered for an aggregate value of $416,700. For the year ended December 31, 2015, in connection with the issuance of these shares, we recorded stock-based consulting expense of $288,192 and a prepaid expense of $128,508 which was amortized into consulting expense over the remaining service period.

These shares were issued in a private transaction to approximately nine United States residents and three non-U.S. residents in reliance on Rule 506 of Regulation D and Regulation S promulgated under the Securities Act.

Since January 1, 2016, we issued shares of unregistered common stock as follows:

On February 19, 2016, the Board of Directors of the Company authorized and approved to create a new class of voting preferred stock called “Series A Preferred Stock”, consisting of 1,000,000 shares authorized, $.001 par value. The preferred stock is not convertible into any other class or series of stock and has no liquidation preference value. The Series A Preferred Stock was issued to ensure perpetual control of at least 51% is provided to the holder of the Series A Preferred Stock. On all matters to come before the shareholders of the Company, the holders of Series A Preferred shall have that number of votes per share (rounded to the nearest whole share) equal to the product of (x) the number of shares of Series A Preferred held on the record date for the determination of the holders of the shares entitled to vote (the “Record Date”), or, if no record date is established, at the date such vote is taken or any written consent of shareholders is first solicited, and (y) 50. In the event that the votes by the holders of the Series A Preferred Stock do not total at least 51% of the votes of all classes of the Company’s authorized capital stock entitled to vote, then regardless of the provisions of this paragraph, in any such case, the votes cast by a majority of the holders of the Series A Preferred Stock shall be deemed to equal 51% of all votes cast at any meeting of stockholders, or any issue put to the stockholders for voting and the Company may state that any such action approved by at least a majority of the holders of the Series A Preferred Stock was had by majority vote of the holders of all classes of the Company’s capital stock.

On February 19, 2016, we issued 1,000,000 shares of Series A Preferred Stock to our chief executive officer. In connection with the issuance of Series A preferred shares, we recorded a nominal amount of stock-based compensation of $1,000 since the shares had no economic value, on the date of the issuance of such shares, the Company’s chief executive officer was the majority owner of the our common shares, and the value of such voting rights were not readily and objectively measurable.

Common stock issued for services

On March 16, 2016, pursuant to a consulting agreement, the Company issued 16,667 shares of common stock to a consultant for investor relations services rendered. These shares were valued on the date of grant at $0.90 per share or $15,000 based on the fair value of services performed. In March 2016, in connection with the issuance of these shares, the Company recorded stock-based consulting expense of $15,000. These shares were issued in a private transaction to one consultant in reliance on Rule 506 of Regulation D promulgated under the Securities Act.

Common stock issued for cash

On February 3, 2016, the Company sold 1,200,000 shares of its common stock at $0.40 per share for cash of $200,000 and a subscription receivable of $280,000. The subscription receivable of $280,000 was collected in April 2016. The shares were issued in a private transaction to two foreign investors in reliance on Regulation D and Regulation S promulgated under the Securities Act of 1933, as amended. The shareholder acknowledged that the securities to be issued have not been registered under the Securities Act, that he understood the economic risk of an investment in the securities, and that it had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities.

On April 20, 2016, June 6, 2016 and August 26, 2016, we entered into agreements for the addendum of the Convertible Note with Firstfire Global Opportunities Fund LLC (see Note 3) which waived all rights to enforce any event of default, which may have been triggered by our failure to file it reports with the SEC. In connection with

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these agreements, we issued 30,000, 40,000 and 130,000 shares of common stock, respectively, for an aggregate of 200,000 shares of common stock. These shares were valued on the date of grant at $0.40 per share or $80,000 based on recent sales of our common stock. These shares were issued in a private transaction to one consultant in reliance on Rule 506 of Regulation D promulgated under the Securities Act.

Common stock issued for commitment fees

On October 24, 2016, in connection with the execution of the Equity Purchase Agreement, the Company issued 650,000 shares of its common stock to Selling Stockholder as a commitment fee. These shares were issued in a private transaction to Selling Stockholder in reliance on Rule 506 of Regulation D promulgated under the Securities Act

On November 7, 2016, the Company consummated a transaction with Crown Bridge Partners, LLC (“Investor”), whereby, upon the terms and subject to the conditions of that certain securities purchase agreement (the “November 2016 SPA”), Investor agreed to invest up to $340,000.00 in our Company in exchange for a convertible promissory note in the principal amount of $400,000.00 (the “Note”). In connection with the issuance of the Note and November 2016 SPA, we issued 450,000 shares of our common stock to Investor, as a commitment fee. These shares were issued in a private transaction to an accredited investor in reliance on Rule 506 of Regulation D promulgated under the Securities Act.

Item 16.       Exhibit Index

The following exhibits are included as part of this Registration Statement by reference:

Exhibit Number	Description of Exhibits
3.1	Articles of Incorporation dated December 14, 1998 (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form 10-12G filed with the Securities and Exchange Commission on June 13, 2014).
3.2	Articles of Merger dated December 21, 1998 (incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form 10-12G filed with the Securities and Exchange Commission on June 13, 2014).
3.3	Articles of Amendment to the Articles of Incorporation dated December 22, 1998 (incorporated by reference to Exhibit 3.3 to the registrant’s registration statement on Form 10-12G filed with the Securities and Exchange Commission on June 13, 2014).
3.4	Certificate of Amendment to the Articles of Incorporation dated January 31, 2014 (incorporated by reference to Exhibit 3.4 to the registrant’s registration statement on Form 10-12G filed with the Securities and Exchange Commission on June 13, 2014).
3.5	Certificate of Designation dated February 24, 2016 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2016).
3.6	Amendment to Articles of Incorporation, as filed with the Secretary of State of Nevada on December 1, 2016 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2016)
3.7	Bylaws of the registrant dated March 7, 2014 (incorporated by reference to Exhibit 3.6 to the registrant’s annual report on Form 10-K filed with the Securities and Exchange Commission on September 9, 2016).
4.1	Convertible Debenture dated October 26, 2016, by and between the registrant and Peak One Opportunity Fund, L.P. (incorporated by reference to Exhibit 4.1 to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2016).
4.2	Form of Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2016).
5.1	Opinion of the Law Office of Legal & Compliance, LLC.
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10.1	Exclusive Distributorship Agreement between Star Distributors Inc. and the registrant dated April 20, 2015 (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2015).
10.2	Exclusive Distributorship Agreement between M/s Dewan & Sons and the registrant dated April 23, 2015 (incorporated by reference to Exhibit 10.2 to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2015).
10.3	Memorandum of Undertaking dated October 21, 2015 between the registrant and Transpower Components (India) Pvt. Ltd. (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2016).
10.4	Amendment to Memorandum of Undertaking dated January 5, 2016 between the registrant and Transpower Components (India) Pvt. Ltd. (incorporated by reference to Exhibit 10.2 to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2016).
10.5	Exclusive Distributorship Agreement between FOH, Inc. and the registrant dated February 28, 2014 (incorporated by reference to Exhibit 10.5 to the registrant’s annual report on Form 10-K filed with the Securities and Exchange Commission on September 9, 2016).
10.6	Secured Convertible Promissory Note issued by the Registrant in favor of FirstFire Global Opportunities Fund LLC dated December 28, 2015 (incorporated by reference to Exhibit 10.6 to the registrant’s annual report on Form 10-K filed with the Securities and Exchange Commission on September 9, 2016).
10.7	Equity Purchase Agreement dated October 24, 2016, by and between the registrant and Peak One Opportunity Fund, L.P. (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2016).
10.8	Registration Rights Agreement dated October 24, 2016, by and between the registrant and Peak One Opportunity Fund, L.P. (incorporated by reference to Exhibit 10.2 to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2016).
10.9	Securities Purchase Agreement dated October 24, 2016, by and between the registrant and Peak One Opportunity Fund, L.P. (incorporated by reference to Exhibit 10.3 to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2016).
10.10	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2016)
21.1	Subsidiaries of the registrant.*
23.1	Consent of Independent Registered Public Accounting Firm.*
23.2	Consent of the Law Office of Legal & Compliance, LLC (included in Exhibit 5.1).*
101.INS	XBRL Instance Document*
101.SCH	XBRL Taxonomy Extension Schema*
101.CAL	XBRL Taxonomy Extension Calculation Linkbase*
101.DEF	XBRL Taxonomy Extension Definition Linkbase*
101.LAB	XBRL Taxonomy Extension Label Linkbase*
101.PRE	XBRL Taxonomy Extension Presentation Linkbase*

*Filed or furnished herewith.

 Item 17.       Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Weston, State of Florida, on February 6, 2017.

PETRONE WORLDWIDE, INC.
By: /s/ Victor Petrone Victor Petrone President, Chief Executive Officer and Chief Financial Officer (principal executive officer and principal financial officer)

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Victor Petrone	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director	February 6, 2017
Victor Petrone	(principal executive officer and principal financial officer)

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